As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-276501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7373	84-3559776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7901 Stoneridge Drive, Suite 220

Pleasanton, CA 94588

(925) 270-4812

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thyagarajan Ramachandran

Chief Financial Officer

Healthcare Triangle, Inc.

7901 Stoneridge Drive, Suite 220

Pleasanton, CA 94588

(925) 270-4812

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross Carmel, Esq. Jeffrey Wofford, Esq. Brian Margolis, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2024

HEALTHCARE TRIANGLE, INC.

Up to 12,183,612 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 12,183,612 Shares of Common Stock, par value $0.00001 per share (the “Common Stock”) of Healthcare Triangle, Inc., (either individually or together with its subsidiaries, “us, “we”, “our”, “HCTI” or the “Company”) by the selling stockholder identified in this prospectus. The number of shares the selling stockholder may sell consists of (i) up to 11,111,112 Shares of Common Stock that may be issued to the selling stockholder if they fully convert the First Tranche Note (as defined herein), which shares represent 300% of the maximum number of shares of common stock issuable upon conversion of the First Tranche Note; and (ii) up to 1,072,500 shares of Common Stock that may be issued to the selling stockholder if they fully exercise the First Tranche Warrants (as defined herein), which shares represent 300% of the maximum number of shares of common stock issuable upon exercise of the First Tranche Warrants.

Such shares of Common Stock are issuable pursuant to the terms of a Securities Purchase Agreement, dated as of December 28, 2023, by and between the Company and the selling stockholder (the “Securities Purchase Agreement”). This number is calculated for this purpose using the greater of (A) the highest required minimum reserve under the Securities Purchase Agreement from the date of the first tranche closing to the date the registration statement of which this prospectus is a part is filed with the SEC, and (B) the floor price under the First Tranche Note. The shares of Common Stock covered by this prospectus will be issued in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) promulgated thereunder. We are registering the shares of Common Stock to satisfy our obligations in connection with registration rights we have granted to the selling stockholder pursuant to the terms of a Registration Rights Agreement, dated as of December 28, 2023, by and between the Company and the selling stockholder (the “Registration Rights Agreement”).

The First Tranche Note, as described below, matures 18 months after its issuance on December 28, 2023, and does not bear any interest unless an event of default occurs, in which case the First Tranche Note will bear interest at an annual rate of 18%, and is convertible into shares of the Common Stock at an initial conversion price equal to $3.44688, provided that if an event of default has occurred and is continuing without cure, the conversion price will be the lesser of (i) $3.44688, (ii) 95% of the average of the three lowest daily volume weighted average prices of the common stock during the 20 trading days immediately preceding the notice of conversion of the First Tranche Note, and (iii) 80% of the lowest daily volume weighted average price in the 10 trading days immediately preceding the applicable conversion date, subject to adjustment as further specified in the First Tranche Note.

The initial conversion price, apart from the customary dilutive issuance protections, may also be additionally revised pursuant to a dilutive issuance conducted subsequent to the current private placement (and be referred to as the dilutive issuance price), apart from providing the selling stockholder the right to participate in aggregate up to an amount equal to 25% of any subsequent financing on the same terms, conditions and price provided for in the subsequent financing. Additionally, the floor price herein is further subject to revisions (if agreed to between the parties), including if at the time of conversion of the current First Tranche Note the said floor price is below the floor price specified in the First Tranche Note, the Company shall additionally pay the economic difference between the floor price and the actual conversion price (without regard to the Floor Price) in cash.

The number of shares we have registered here include of (i) up to 11,111,112 Shares of Common Stock, which shares represent 300% of the maximum number of shares of common stock potentially issuable upon conversion of the First Tranche Note; and (ii) up to 1,072,500 shares of Common Stock, which shares represent 300% of the maximum number of shares of common stock potentially issuable upon exercise of the First Tranche Warrants. The number of shares being registered is based on the Floor Price of $0.54, as governed by the First Tranche Note.

We are not selling any shares of our Common Stock in this offering and we will not receive any of the proceeds from the sale of shares of our Common Stock by the selling stockholder. The selling stockholder will receive all of the proceeds from any sales of the shares of our Common Stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our Common Stock offered hereby.

The selling stockholder may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholder. The selling stockholder and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurances that the selling stockholder will sell any or all of the securities offered under this prospectus.

For further information regarding the possible methods by which the shares may be distributed, see the section titled “Plan of Distribution” beginning on page 87 of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “HCTI”. On February 8, 2024, the closing sale price of our Common Stock as reported on Nasdaq was $3.67.

Investment in our Common Stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024

Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus or to which we have referred you. No one has been authorized any person to provide you with additional information or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus may only be used where it is legal to offer and sell the securities described herein and only during the effectiveness of the registration statement of which this prospectus forms a part. You should assume the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholder has authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholder is offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Throughout this prospectus, unless otherwise designated or the context suggests otherwise:

●	all references to “we,” “us,” “our,” the “Company,” “HCTI” and “our Company” refer to Healthcare Triangle, Inc., a Delaware corporation, and its subsidiaries;

●	“AI” means artificial intelligence;

●	DevOps is a set of practices that combines software development (Dev) and IT operations (Ops);

●	“EHR” means electronic health records;

●	“HCLS” means Healthcare and Life Sciences;

●	“ML” means machine learning; and

●	“year” or “fiscal year” means the year ending December 31st.

Unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to “$” or “USD” refer to US dollars and all references to “common stock” and “shares” refer to the Common Stock in our capital stock, unless otherwise indicated. All references to the number of common shares and price per Common Stock have been adjusted to reflect the one-for-ten reverse stock split effectuated in May 2023.

For investors outside the United States: Neither we nor the selling stockholder has done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States. See the section of this prospectus entitled “Plan of Distribution” and “Material U.S. Federal Income Tax Considerations” for additional information on these restrictions.

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. This information involves a number of assumptions, estimates and limitations. The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

ii

Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies, and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information are not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. You should read the entire prospectus carefully, including the information under the headings “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

Overview

We are a healthcare information technology company focused on advancing innovative industry-transforming solutions in the sectors of cloud services, data science, and professional and managed services for the Electronic Health Record (EHR), healthcare and life sciences industry.

Our approach leverages our proprietary technology platforms, extensive industry knowledge, and healthcare domain expertise to provide solutions and services that reinforce healthcare progress. Through our platform, solutions, and services, we support healthcare delivery organizations, healthcare insurance companies, pharmaceutical and life sciences, biotech companies, and medical device manufacturers in their efforts to improve data management, develop analytical insights into their operations, and deliver measurable clinical, financial, and operational improvements.

We offer a comprehensive suite of software, solutions, platforms and services that enables some of the world’s leading healthcare and pharma organizations to deliver personalized healthcare, precision medicine, advances in drug discovery, development and efficacy, collaborative research and development, respond to real world evidence, and accelerate their digital transformation. We combine our expertise in the healthcare technology domain, cloud technologies, DevOps and automation, data engineering, advanced analytics, AI/ML, Internet of things (“IoT”), security, compliance, and governance to deliver platforms and solutions that drive improved results in the complex workflows of life sciences, biotech, healthcare providers, and payers. Our differentiated solutions, enabled by intellectual property platforms provide advanced analytics, data science applications, and data aggregation in a secure, compliant and cost-effective manner to our customers. Our approach reinforces healthcare progress through advanced technology, extensive industry knowledge, and domain expertise.

Our deep expertise in healthcare allows us to reinforce our clients’ progress by accelerating their innovation. Our healthcare IT services include EHR and software implementation, optimization, extension to community partners, as well as application managed services, and backup and disaster recovery capabilities on public cloud. Our 24x7 managed services are used by hospitals and health systems, payers, life sciences, and biotech organizations in their effort to improve health outcomes and deliver deeper, more meaningful patient and consumer experiences. Through our services, our customers achieve return on investment in their technology by delivering measurable improvements. Combined with our software and solutions, our services provide clients with an end-to-end partnership for their technology innovation.

We believe our principal competitive factors in our market include our technology capabilities, domain expertise, and on-demand customer support for companies to realize the benefits of modern cloud, data, and security architectures. There are several unique factors mentioned below that make HCTI an attractive service provider for healthcare and life sciences companies:

●	Technology Platforms: our proprietary software platforms, CloudEz and DataEz, are leveraged by our healthcare and life sciences customers for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. Our Readabl.AI platform uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports.

●	Technology Enabled Services: our ability to deliver world-class services in the areas of cloud technologies, data, AI/ML, security, compliance, governance and extend these capabilities with clinical and operational consultants that work across the healthcare industry to improve patient and consumer outcomes.

●	Expertise in Compliance: our compliance and validation experts enable us to implement Health Insurance Portability and Accountability Act (HIPAA) requirements in GxP regulated establishments; GxP encompasses a broad range of compliance-related activities such as Good Laboratory Practices (GLP), Good Clinical Practices (GCP), and Good Manufacturing Practices (GMP). HCTI’s technology platforms CloudEz and DataEz are HITRUST self-certified. HCTI also supports BAA (Business Associate Agreement) coverage for healthcare clients along with cloud providers and PCI-DSS standards.

●	Engagement and Flexibility: HCTI’s ability to achieve customer operational objectives through our design and commercialization of innovative solutions with an outcome-based approach and prompt feedback.

●	Team Members: our world-class team of certified cloud architects and our unique expertise in large global pharmaceutical and biotech organizations and other participants of the healthcare industry.

●	Personal Approach to Customers: our strong relationship management and deep understanding of customer requirements enable us to continuously drive innovation. Our delivery methodology and automation-based approach give us the ability to respond to our customers’ needs and requirements rapidly.

●	Partnership with Industry Leaders: our established relationships with healthcare and life sciences teams of the public cloud providers, including Amazon Web Services (“AWS”), Google Cloud, Microsoft Azure Cloud, and EHR vendors such as MEDITECH and EPICSystems while engaging with our customers for overall success.

Our organizational capabilities and unique advantages also include solving data insights and data interoperability challenges for the HCLS industry with our domain knowledge and technology solutions. To accelerate healthcare providers’ adoption of cloud and next-generation technologies, we leverage our life sciences and medical device industry experience in cloud, data, IoT, AI/ML, security & compliance.

The majority of our revenue is generated by our employees and contractors who provide software services and managed services and support to our clients. Our software services include strategic advisory, implementation and development services and managed services and support include post implementation support and cloud hosting. We are in the early stages of marketing CloudEz, DataEz and Readabl.AI as our SaaS offerings on a subscription basis, which we expect will provide us with recurring revenues. We do not yet have enough information about our competition or customer acceptance of the proposed SaaS offerings to determine whether or not recurring subscription revenue will have a material impact on our revenue growth. Our SaaS offerings have been launched and commercially available for customers.

Background

As of January 4, 2024, SecureKloud Technologies, Inc., f/k/a 8K Miles software services, Inc., a Nevada corporation (the “Parent”), owns approximately 59.2% of the Company. Our Parent is 60.71% owned by SecureKloud Technologies Ltd., an Indian company that is publicly traded in India.

We are led by a diverse, global, and talented team of data scientists, thought leaders, software developers, and subject matter experts who seek to understand our customers’ challenges and are dedicated to tackling these challenges. As of January 4, 2024 we had a total of 33 full time employees, 164 sub-contractors, including 95 certified cloud engineers, 66 Epic Certified EHR experts and 21 MEDITECH Certified EHR experts. Many of the senior management team and the members of our board of directors hold advanced degrees and some are leading experts in software development, regulatory science, and market access.

The Company, along with the Parent, is a born-on-the-cloud Premier Partner of AWS and an audited next generation MSP. We are a leading partner of Google Cloud and a Gold Cloud Partner of Microsoft Azure Cloud. The Company, along with the Parent, is currently one of the top tier healthcare and life sciences competency partners of AWS among more than 100,000 partners in their global community of partners. The Company is also recognized as one of the top eight partners of Google Cloud Healthcare Interoperability Readiness Program. The Company has also established partnerships with Medical Information Technology, Inc. MEDITECH, Epic Systems, Splunk Inc., Snowflake Inc., Looker Inc. (acquired by Google), and other technology companies. Our Parent was rated in 2021 by Solutions Review, an independent online magazine, as one of the 22 best AWS-managed services providers(1). The Company has several Fortune 500 clients in the life sciences industry and partners with many hospitals in their cloud transformation journey. We conduct our business directly with hospitals and other healthcare providers. Our Healthcare IT services include systems selection, EHR implementation, post-implementation support to manage EHRs, legacy support, optimization, training, and creation of efficient EHR systems, and improvement of clinical outcomes for hospitals.

Market

Our target markets are healthcare delivery organizations (e.g., hospitals, clinics, physician practices, and other healthcare providers) and life sciences organizations (e.g., pharmaceutical and biotech companies). These target markets are large and rapidly expanding, and the opportunity before us is substantial as data increasingly becomes more critical to successful clinical quality improvement and outcomes, financial performance, drug discoveries, and the ever-important need to ensure a positive patient and consumer experience.

The US healthcare cloud transformation services market will grow to $30B by 2027 with 17.4% CAGR as per Absolution Market Insights1. Bloomberg business report estimates that the global market for healthcare data science and analytics will be $40B by 2025 with a CAGR of 23.5%2. The US healthcare IT services market is estimated to be $149B by 2025 with a CAGR 11.7% as per Allied Market Research3. The medical document management market is estimated to be $555M by 2025 as per Market Data Forecast4.

Based on the above market data on cloud transformation, healthcare data science and analytics, healthcare IT services and medical document management, we believe CloudEz, DataEz and Readabl.AI platforms have significant market opportunity. As COVID-19 and technological advancements accelerate a rapid shift toward digital health, healthcare technology companies like HCTI will help to transform the healthcare and life sciences industry and pave the way for sizeable market opportunities.

We believe the industry challenges and market dynamics described below are transforming the way data and analytics are used by healthcare organizations and provide us with a significant opportunity.

Challenges Associated With Increasing Complexity Of Healthcare Data

Across the healthcare landscape, a significant amount of data is being created every day, driven by patient care, payment systems, regulatory compliance, and recordkeeping. This includes information within patient health records, clinical trials, pharmacy benefit programs, imaging systems, sensors, and monitoring platforms, laboratory results, patient-reported information, hospital, and physician performance programs, and billing and payment processing.

The U.S. healthcare system has invested billions of dollars to collect vast amounts of detailed information in digital format. Examples of major areas of investment include electronic transactional systems that digitize clinical information (e.g., EHR systems, pharmacy, laboratory, imaging, patient satisfaction, and healthcare information exchanges), financial information (e.g., general ledger, costing, and billing), and operational information (e.g., supply chain, human resources, time and attendance, IT support, and patient engagement). Wearables and sensors drive personalized health data for continuous monitoring of patients through daily activity logs, biometric sensors, fall sensors, social activity sensors, etc. These wearables and sensors result in a proliferation of healthcare data that also includes socioeconomic, genomic, and remote patient monitoring information. Collecting, storing, and using healthcare data is complicated by the breadth and depth of disparate sources, the multitude of formats, and increasing regulatory requirements.

The data is vital for life sciences and pharmaceutical industries; however, traditional and current data platforms are not equipped to meet this surge or the analytic demands. Today, the data platform is expected to stay relevant for at least 15 years, be able to democratize the data, and still be secure and compliant. Data and analytics in healthcare is transforming the way illnesses are identified and treated, improving quality of life and avoiding preventable deaths.

We believe our DataEz platform addresses these challenges. DataEz is a cloud-based data pipeline platform that helps to enable personal healthcare data management, analytics, and data science capabilities for large life sciences, pharmaceutical, and healthcare organizations. It integrates with a larger variety of data sources to ingest, process, store, analyze, and gain insights from the data. By leveraging the real-world evidence data and the ability to diagnose through advanced predictive modelling, AI/ML makes the process simpler and less expensive. Life sciences industries will require a secure, privacy-compliant, and future-proof data platform as a foundation for large-scale genomics collaborations and for efforts to analyze archived data, including privacy-protected data. This means most organizations will turn into data organizations and will aggressively leverage data as a core asset to drive innovation in their businesses.

[1]	https://www.absolutemarketsinsights.com/reports/healthcare-Cloud-Computing-Market--2019-2027-234
[2]	https://www.bloomberg.com/press-releases/2020-04-16/healthcare-analytics-market-size-to-reach-usd-40-781- billion-by-2025-cagr-of-23-55-valuates-reports
[3]	https://www.alliedmarketresearch.com/press-release/us-healthcare-it-market.html
[4]	https://www.marketdataforecast.com/market-reports/medical-documents-management-market

Challenges Due To Lack Of Coordination And Interoperability

The healthcare industry is fragmented and inefficient, with different legacy health insurers, hospital systems, provider groups, and pharmacy networks each possessing distinct incentive structures—some or all of which may diverge from consumers’ interests. Even as consumer demand for greater coordination grows, inflexible and disparate legacy technological systems present a significant barrier to meeting consumers’ wants and needs.

After decades of investing in EHR technology, the state of interoperability is insufficient and inhibits care coordination, health data exchange, clinical efficiency, and the quality of care provided to patients. Given that the EHR is the principal electronic interface used today at the point of care, the path to improved data-driven decision support will require integration between EHR systems and other data and analytics providers. Incidentally, the U.S. healthcare system is in the midst of an “open data wave,” with an increasing focus on, and demand for, patient data interoperability. Additionally, recent laws and regulations, such as the 21st Century Cures Act, promote and prioritize interoperability and the free exchange of health information. The COVID-19 pandemic in 2020 has helped to pave the way for advancements in EHR interoperability and standardization. The federal government’s new regulations aim to help patients gain better control of their health data via smartphone apps, interoperability is expected to increase between providers, payers, and healthcare technology companies.

We believe our Healthcare Interoperability solutions and proprietary platforms drive resilient interoperable health infrastructure as a catalyst for delivering better care and reducing costs. We participate in Google Cloud’s Healthcare Interoperability Readiness Program, which aims to help free up patient data and make it more accessible across the continuum of care, as well as set up organizations for long-term success with more modern, interoperable API-first architectures. We help healthcare providers understand their current interoperability maturity levels and map out a stepwise journey to enable interoperability. For example, our Readabl.AI is a Google Cloud-based AI/ML platform to ingest documents, which provides OCR (optical character recognition) capabilities with Natural Language Processing where the patient information is extracted and matched/validated with healthcare providers’ EHR system via FHIR (Fast Healthcare Interoperability Resources) API.

Impact Of, And Response To, COVID-19 Pandemic

Because of COVID-19, healthcare and life sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the healthcare and life sciences industry at a rapid pace.

We believe our proprietary platforms and solutions address these challenges. Our business is focused on providing digital platform solutions to healthcare organizations and it is our mission to adequately address COVID-19 challenges for the benefit of our customers and society in general. As a result, consumers have better personal care, convenience, and value. We believe that COVID-19 is expected to drive increased utilization of technology during and after the pandemic, and such shift to a virtual approach creates a unique opportunity for our business to shape the new virtual-oriented experiences of businesses through our cloud technology and services.

Our Technology And Services

We offer two proprietary software platforms, CloudEz and DataEz, for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. The platforms are composed of individual, proprietary technology toolsets and deep data assets that can be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. The platforms enable healthcare organizations to implement highly sophisticated value-based initiatives on a very large scale. At the core of value-based initiatives is the need to aggregate and process data, garner meaningful insight from the results, and use these insights to drive material change to outcomes and economics. The platforms address these needs through their major competencies: (i) large-scale data connectivity, integration, and validation capabilities, (ii) advanced predictive analytics and high-speed computing, (iii) toolsets to translate resulting insights into real-world impact, and (iv) purpose-built data visualization and reporting.

CloudEz Technology Platform

CloudEz is an enterprise multi-cloud transformation and management platform that enables customers to manage their cloud infrastructure across private, hybrid, and public cloud infrastructures from providers such as AWS, Microsoft Azure, and Google Cloud. CloudEz offers cloud services to highly regulated industries, including healthcare, life sciences, and pharma and biotech organizations, in their cloud transformation journey. It leverages a library of infrastructure and application code developed ‘in-house’ to deliver infrastructure services that are secure and compliant. CloudEz also delivers an automated infrastructure compliance framework that facilitates our customers in being continuously compliant with regulatory requirements.

Implementing a secured cloud that requires continuous adherence of GxP / HIPAA compliance across a number of business units that individually span over a number of different vendors is the biggest challenge across all regulatory specific industries, such as pharma and healthcare. An automation framework that offers secure, continuous GxP / HIPAA compliance for pharmaceutical and healthcare businesses is required for faster deployment of business applications.

CloudEz platform has several security controls including identity & access management, cloud security & governance, data security, security information & event management, network and application security.

DataEz Technology Platform

Managing a data and data analytics platform is cumbersome with numerous moving components and current best practices that are prone to over-complication. The implemented architecture of some competing solutions is typically not scalable or does not allow workload flexibility. Reengineering such massive ecosystems is neither cost-effective nor practical for enterprises that want to focus on maintaining their market position. Additionally, and more importantly, when enterprise IT teams want to build their Data Lakes, centralized repository that store data, on the cloud, they must deal with overwhelming complexities – from choosing the right cloud provider that addresses their needs and ensures necessary government regulatory security and compliances are met to continuously managing a cost-effective infrastructure.

HCTI brings together large-scale datasets, expansive connectivity, robust technology infrastructure, and industry-leading subject matter expertise. The capabilities of the HCTI platforms enable both the efficient determination of highly meaningful insights and the reliable achievement of meaningful impact in the quality and economics of healthcare.

DataEz is a cloud-based data analytics and data science platform purpose-built for the data analytics and data science requirements of large life sciences/pharmaceutical and healthcare provider organizations. This platform enables our healthcare customers to ingest, securely analyze, and transform data from disparate sources to gain operational, financial, and clinical insights. DataEz is a fully secured and compliant platform that meets the regulatory requirements and we offer this as a solution and Software as a Service (SaaS) subscription model for life sciences and healthcare provider customers.

Combinations of all proprietary technology toolsets are configured to quickly empower highly differentiated solutions for customer needs in a highly scalable fashion. The flexibility of the platform’s modular design enables customers to integrate the capabilities of the platform with their own internal capabilities or other third-party solutions. The platforms bring to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale. This enables healthcare organizations to aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, drive meaningful impact, and intuitively visualize data and information to inform business strategy and execution.

DataEz platform includes the advanced analytics capability for data scientists and analysts to rapidly spin up secure analytics workbenches. Analytics workbench enables agile analytics, by providing capabilities of data discovery, model building, model management, model consumption, visualization, and workflow management in an integrated platform to accelerate the data science life cycle using AI/ML algorithms as well as data analytics at scale.

DataEz Platform Architecture

DataEz platform architecture is composed of various stages of data pipeline management including ingestion, quarantine, pre-curated, data curated, analytics/data warehouse, visualization/data warehouse and visualization/data science.

DataEz: Data Lake Management, Analytics & Data Science platform architecture diagram

Readabl.AI

Despite significant investments in electronic health records, paper-based unstructured data, such as faxes and clinical reports, remain the prevalent methods to share information about patients as they navigate the continuum of care. This reality has been particularly obvious during the COVID 19 pandemic. The NY Times recently highlighted that the fax machine continues to be a primary data communication tool in the fight against the virus.

Healthcare organizations demand an advanced automation solution to easily convert paper-based unstructured data into meaningful information for patient care. Readabl.AI uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports. Including Readabl.AI in customer organization’s workflow improves patient care and clinical efficiencies while maintaining security & confidentiality. Readabl.AI ensures that the necessary health information is available for patient care with reduced labor requirements and faster processing.

Readabl.AI is offered as a solution on public cloud marketplaces such as Google Cloud marketplace and is commercially available on a Software-as-a-Service (SaaS) subscription model.

Cloud IT Services

Cloud IT is a service offering that we provide that incorporates several of our existing technological platforms. Below are several of the benefits of our Cloud IT service:

1)	Multi-Cloud Advisory: Our certified public cloud architects and engineers are highly experienced and successful in providing end-to-end cloud advisory and deployment services. Our expert team of cloud certified professionals develops and deploys complex applications onto public, private, and hybrid clouds. In addition, we have a proven track record of migrating various IT infrastructures into cloud technologies, enabling healthcare organizations to attain their business goals. We help our customers analyze and identify suitable cloud options for their IT enterprise by clearly defining strategies of the cloud and the roadmap for its transformation. Our experts create secure, scalable, innovative, and robust cloud solutions that address the requirements of healthcare organizations by performing a detailed evaluation of technical compatibility and business objectives.

2)	DevOps as a Service: Cloud DevOps, often also referred to as DevSecOps given the criticality of security of the cloud, is the IT methodology through which enterprises migrate and manage their platforms and solutions in a continuous fashion on the cloud. healthcare enterprise IT leadership can rely on HCTI’s turnkey managed services, strategic advisory services, proven methodology, automation capabilities, and expertise to steadily migrate their IT assets to the cloud.

3)	Cloud Security Operations Centre (SOC): CloudEz comes with advanced AI/ML-enabled alerts and monitoring services over and across the enterprise cloud environment. By implementing automated BOTs, our operations centre ensures our clients have a de-risked cloud environment by ensuring continuous security and regulatory compliance.

4)	Healthcare Cloud Backup and Disaster Recovery (BU/DR): Our cloud disaster recovery solution is a fully managed infrastructure solution that enables hospitals to host their DR instances on public cloud platforms such as AWS. Our solution specifically serves the MEDITECH market today. MEDITECH BU/DR solution will soon be available on AWS marketplace for healthcare customers.

5)	Ransomware Protection: We are taking a proactive role in educating and equipping rural hospitals, community hospitals, and large health systems with critical resources for improving their preparedness, prevention, detection, response, and recovery from ransomware incidents. Our service offerings include risk assessment, recommendations for most effective tools and processes, continuous monitoring of systems and backup and recovery plan.

Healthcare IT Services

Healthcare IT is a separate service we provide primarily to hospitals and healthcare centres. Our healthcare IT services are utilized by 100+ hospitals across the US. These services include EHR implementation and optimization, managed services, interoperability, data assessments and tools, and clinical and training consulting to improve clinical outcomes and the patient experience.

●	EHR Implementation and Optimization: HCTI is among one of the few MEDITECH READY-certified implementation partners for MEDITECH, a leading EHR system vendor. This READY certification from MEDITECH enables HCTI to provide hospital clients with their EHR implementations. We have worked with hundreds of MEDITECH customers and successfully implemented and optimized the MEDITECH platform. Additionally, HCTI is one of 15 partners (out of 200 total firms tracked by Epic Systems, Inc., a leading EHR system vendor) that works with Epic on a regular basis to discuss synergies and client performances. Our implementation solution set specifically addresses mergers and acquisitions as well as community technology extensions. We have successfully enabled over 600 community physicians in over 100 locations through our community technology deployment services.

●	EHR Managed Services: Our end-to-end EHR managed services cover hospital-wide IT support including Tier 2/Tier 3 support, technical support, report writing, on-demand application support, Community Connect, and acquisition services. HCTI addresses healthcare organizations’ growing frustrations, inefficiencies, and high provider turnover in the healthcare communities through training and support to prevent loss of additional clinical resources, downturns in patient service volume, and loss of significant revenue. HCTI’s Epic team offers a monthly support plan that provides comprehensive flexibility. It gives “flex support” for clients, allowing for the division of necessary work hours across different Epic resources and applications. Since the pandemic started, more hospitals and health systems are slowly making the transition to cloud platforms to host their EHRs and information systems to offer real-time data insights and more storage solutions. HCTI sees this as an opportunity to provide EHR-as-a-service capabilities in real-time for hospitals on public cloud platforms.

●	Interoperability Assessments and Services: HCTI is recognized as one of the top eight partners of the Google Cloud Healthcare Interoperability Readiness Program. Our services enable health systems to understand their readiness to meet CURES act requirements and develop and execute a roadmap across technology platforms utilizing HL7’s (Health Level Seven International provides standards and solutions to empower global health data interoperability) and FHIR (Fast Healthcare Interoperability Resources) standards.

●	Data Assessment and Toolsets: healthcare clients also approach us to build two-way data applications for quick and seamless communication with patients and to perform predictive analytics based on prior outcomes and readings from monitoring devices. We offer self-cataloguing data lakes and automated data quality check solutions. These cutting-edge solutions consist of a public cloud-based data lake where the data from various devices and sensors are ingested and stored through automated provisioning, and a scalable dashboard that is capable of monitoring hundreds of thousands of patients at a time based on the cloud-stored data.\

●	Clinical and Training Consulting: HCTI also provides clinical and operational consultants to healthcare organizations to support the improvement of their business, clinical, and patient outcomes and experience.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

Risks Related to Our Company

●	Competition with companies that have greater financial, technical, and marketing resources than we have could result in a loss of clients and/or a lowering of prices for our products, causing a decrease in our revenues and/or market share.

●	We are dependent on the continued availability of third-party hosting and transmission services. Loss of contractual relationship with operational issues with, or changes to the costs of, our third-party data center providers could harm our business, reputation, or results of operations.

●	Our Parent’s control could prevent us from obtaining essential services at lower rates and if our Parent ceases to provide us with services our business could suffer.

●	As a “controlled company” under the Nasdaq Marketplace Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

●	A significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation, and results of operations.

●	An inability to attract and retain highly skilled employees could adversely affect our business.

●	Defects or disruptions in our cloud software solutions could result in diminished demand for our platforms and services, a reduction in our revenues, and subject us to substantial liability.

●	We have experienced rapid growth, and if we fail to manage our growth effectively, we may be unable to execute our business plan.

●	Recent changes in our senior management team or change in other key personnel could have a negative effect on our ability to execute our business strategy.

●	We may be unable to successfully introduce new products or services or fail to keep pace with advances in technology.

●	Our business depends in part on our ability to establish and maintain additional strategic relationships.

●	Our sales cycle can be lengthy and unpredictable, which may cause our revenue and operating results to fluctuate significantly.

●	Our revenues have historically been concentrated among our top customers, and the loss of any of these customers could reduce our revenues and adversely impact our operating results.

Risks Related to Our Intellectual Property and Our Platforms and Services

●	Protection of certain intellectual property may be difficult and costly, and our inability to protect our intellectual property could reduce the value of our products and services.

●	We may be liable for infringing the intellectual property rights of others.

●	We may not be able to protect our intellectual property rights throughout the world.

●	Our use of third-party open-source software could negatively affect our ability to offer our products and services through our platforms and subject us to possible litigation.

●	Any failure to protect our intellectual property that is not registered could impair our business.

●	We are subject to numerous privacy and data security laws and related contractual requirements and our failure to comply with those obligations could cause us significant harm.

Risks Related to Our Industry

●	Markets for our products and services are highly competitive and subject to rapid technological change, and we may be unable to compete effectively in these markets.

●	Increased government involvement in healthcare could materially and adversely impact our business.

●	Consolidation in the healthcare industry could adversely impact our business, financial condition, and operating results.

●	We are subject to numerous regulatory requirements of the healthcare industry and are susceptible to a changing regulatory environment.

●	We may be directly and indirectly liable for its client’s non-compliance with laws and regulations addressing Electronic Health Records.

●	The Company and its products are subject to laws and regulations concerning privacy, information security, data protection, consumer protection, and protection of minors, and these laws and regulations are continually evolving. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation, or prospects.

●	The Company and its products are subject to laws and regulations concerning healthcare provider’s practices and patients’ information protection. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation, or prospects.

●	The Company and its products are subject to laws and regulations concerning electronic prescribing standards and the adoption of controlled substance electronic prescribing. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation, or prospects.

●	We may be subject to liability as a result of a failure or a perceived failure to comply with laws and regulations governing approval and reimbursement of claims by healthcare industry payers.

●	In the event our software platforms and solutions are found to be subject to FDA’s regulations and approval in connection with the certain types of medical devices our software integrates with, we may have to incur additional costs or be subjected to potential criminal and civil penalties in case of the actual or perceived failure of us to comply with such regulations.

●	We may have to incur material expenses in order to accommodate its client’s interoperability requests dictated by interoperability standards of exchange of health information.

●	There is significant uncertainty in the healthcare industry, both as a result of recently enacted legislation and changing government regulation, which may have a material adverse impact on the businesses of our hospital clients and ultimately on our business, financial condition, and results of operations.

●	We may not see the benefits from government funding programs initiated to accelerate the adoption and utilization of health information technology.

●	We may be subject to false or fraudulent claim laws.

●	If the healthcare information technology market fails to continue to develop as quickly as expected, our business, financial condition, and operating results could be materially and adversely affected.

●	If the demand for cloud-based solutions declines, particularly in the Life Sciences industry, our revenues could decrease, and our business could be adversely affected.

Risks Related to Ownership of Our Securities

•	Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

•	We need to raise additional capital to meet our future business requirements and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interest.

•	If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

•	Our Parent owns approximately 59.2% of our Common Stock and will be able to exert a controlling influence over our business affairs and matters submitted to stockholders for approval.

•	A more active, liquid trading market for our Common Stock may not develop, and the price of our Common Stock may fluctuate significantly, which could lead to costly litigation for us.

•	Sales of a significant number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

•	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

•	We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

•	We recently issued senior secured convertible promissory notes with warrants that are convertible into and exercisable for our Common Stock, a tranche of which we are registering here, which could cause substantial dilution to investors and a decline in our stock price.

•	Anti-takeover provisions under Delaware law could discourage, delay or prevent a change in control of our Company and could affect the trading price of our securities.

•	The elimination of personal liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

•	Our management team is required to devote substantial time to public company compliance initiatives.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Corporate Information

We were originally incorporated in Nevada on October 29, 2019, and subsequently converted into a Delaware corporation on April 27, 2020. Our principal executive office is located at 7901 Stoneridge Drive, Suite 220, Pleasanton, CA 94588. Our telephone number is (925) 270-4812. Our website address is https://www.healthcaretriangle.com/. The information on our website or that may be accessed by links on our website is not incorporated by reference into this prospectus.

Recent Developments

Private Placement

On December 28, 2023, the Company entered into the Securities Purchase Agreement with the selling stockholder, pursuant to which the Company agreed to issue to the selling stockholder, in a private placement (the “Private Placement”), Senior Secured 15% Original Issue Discount Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of up to $5,200,000 which will result in gross proceeds to the Company in the amount of up to $4,420,000 due to the original issue discount, and warrants (the “Warrants”) to purchase a number of shares of the Company’s common stock (the “Warrant Shares”) equal to 50% of the face value of the Notes divided by the volume weighted average price, in three tranches.

Under the first tranche of funding, which closed upon signing of the Securities Purchase Agreement on December 28, 2023, the Company issued a Note to the Investor in the principal amount of $2,000,000 which resulted in gross proceeds to the Company of $1,700,000 (the “First Tranche Note”) and Warrants to purchase up to an aggregate of 357,500 Warrant Shares (the “First Tranche Warrants”). The First Tranche Note and the First Tranche Warrants have an initial fixed conversion and exercise price of $3.44688 per share, respectively, subject to adjustment. The First Tranche Warrants carry a 5-year term and, if not exercised, will terminate on December 28, 2028.

Additionally, the First Tranche Note matures 18 months after its issuance on December 28, 2023, and does not bear any interest unless an event of default occurs, in which case the First Tranche Note will bear interest at an annual rate of 18%, and is convertible into shares of the Common Stock at an initial conversion price equal to $3.44688, provided that if an event of default has occurred and is continuing without cure, the conversion price will be the lesser of (i) $3.44688, (ii) 95% of the average of the three lowest daily volume weighted average prices of the common stock during the 20 trading days immediately preceding the notice of conversion of the First Tranche Note, and (iii) 80% of the lowest daily volume weighted average price in the 10 trading days immediately preceding the applicable conversion date, subject to adjustment as further specified in the First Tranche Note.

The said initial conversion price, apart from the customary dilutive issuance protections, may also be additionally revised pursuant to a dilutive issuance(s) conducted subsequent to the current private placement (and be referred to as the dilutive issuance price), apart from providing the selling stockholder the right to participate in aggregate up to an amount equal to 25% of any subsequent financing on the same terms, conditions and price provided for in the subsequent financing. Additionally, the floor price herein is further subject to revisions (if agreed to between the parties), including if at the time of conversion of the current First Tranche Note the said floor price is below the floor price specified in the First Tranche Note, the Company shall additionally pay the economic difference between the floor price and the actual conversion price (without regard to the Floor Price) in cash.

The number of shares we have registered here include of (i) up to 11,111,112 Shares of Common Stock, which shares represent 300% of the maximum number of shares of common stock potentially issuable upon conversion of the First Tranche Note; and (ii) up to 1,072,500 shares of Common Stock, which shares represent 300% of the maximum number of shares of common stock potentially issuable upon exercise of the First Tranche Warrants. The number of shares being registered is based on the Floor Price of $0.54, as governed by the First Tranche Note.

In addition, in connection with the Private Placement and the issuance of the First Tranche Note, we and our subsidiary also entered into a Security Agreement with the investor (the “Security Agreement”) pursuant to which we granted the investor a security interest in certain Collateral (as defined in the Security Agreement) to secure our obligations under the First Tranche Note. In addition to the Security Agreement, we have also entered into a pledge agreement pledging the entire capital stock and other equity interests in our subsidiaries to the selling stockholder, in connection with the issuance of the Notes (the “Pledge Agreement”). Lastly, to further secure our obligations under the Notes, Devcool, Inc., our wholly owned subsidiary (“Devcool”), also executed a Subsidiary Guarantee (the “Subsidiary Guarantee”), pursuant to which Devcool has agreed to guaranty our obligations owed to the selling stockholder. An Intercreditor Agreement (the “Intercreditor Agreement”) by and between Seacoast Business Funding and the selling stockholder was also entered into.

In addition, we entered into a Registration Rights Agreement with the selling stockholder (the “Registration Rights Agreement”) pursuant to which we agreed to prepare and file with the SEC a registration statement covering the resale of the First Tranche Note and First Tranche Warrants and any shares of our Common Stock issuable upon conversion of the First Tranche Note within 15 days of the closing date and to have such registration statement declared effective within 60 days after such filing.

Reverse Split

On May 26, 2023, we effected a 1-for-10 reverse split of our outstanding Common Stock. All share and per share data set forth in this prospectus have been retroactively adjusted to reflect this reverse stock split.

The Offering

Issuer	Healthcare Triangle, Inc., a Delaware corporation.

Securities being offered by the Selling Stockholder:	Up to 12,183,612 shares of Common Stock, consisting of (i) up to 11,111,112 shares of Common Stock that may be issued to the selling stockholder if they fully convert the First Tranche Note, which shares represent 300% of the maximum number of shares of common stock issuable upon conversion of the First Tranche Note; and (ii) up to 1,072,500 shares of Common Stock that may be issued to the selling stockholder if they fully exercise the First Tranche Warrants, which shares represent 300% of the maximum number of shares of common stock issuable upon exercise of the First Tranche Warrants.

Use of proceeds:	We are not selling any shares of our Common Stock in this offering and we will not receive any of the proceeds from the sale of shares of our Common Stock by the selling stockholder. The selling stockholder will receive all of the proceeds from any sales of the shares of our Common Stock offered hereby. See “Use of Proceeds” on page 37 for more information.

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15.

Dividend Policy:	We have never declared or paid any cash dividends on our shares, and we do not anticipate paying any cash dividends on our shares in the foreseeable future. It is presently intended that we will retain our earnings for future operations and expansion.

Trading market and symbol:	Our shares of Common Stock are listed on Nasdaq under the symbol “HCTI.”

Transfer agent:	The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, those discussed in the sections of this prospectus entitled “Special Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Risks Related to Our Company

Competition with companies that have greater financial, technical, and marketing resources than we have could result in a loss of clients and/or a lowering of prices for our products, causing a decrease in our revenues and/or market share.

There are a number of companies that are our principal and secondary competitors and offer products and systems that are comparable to our solutions and address the markets we serve. The principal competitive factors in our markets include product features, performance, and support, product scalability and flexibility, ease of deployment and use, the total cost of ownership, and time to value. Some of our current and potential competitors have advantages over us, such as longer operating histories, significantly greater financial, technical, marketing, or other resources, a stronger brand and business user recognition, larger intellectual property portfolios, and broader global distribution and presence. Further, competitors may be able to offer products or functionality similar to ours at a more attractive price than we can by integrating or bundling their software products with their other product offerings. In addition, our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on creating a learning system or solutions that could directly compete with one or more of our offerings. If companies move a greater proportion of their data and computational needs to the cloud, new competitors may emerge which offer services comparable to ours or that are better suited for cloud-based data, and the demand for one or more of our offerings may decrease. Smaller companies could also launch new products and services that we do not offer and that could gain market acceptance quickly. We may also face competition from providers of cloud management systems and database systems, and other segment-specific applications. Any of these companies, as well as other technology or healthcare companies, could decide at any time to specifically target hospitals and Life Sciences companies within our target market. A number of existing and potential competitors are more established than we are and have greater name recognition and financial, technical, and marketing resources. Products of our competitors may have better performance, lower prices, and broader market acceptance than our products. We expect increased competition that could cause us to lose clients, lower our prices to remain competitive, and, consequently, experience lower revenues, revenue growth, and profit margins, which would have a material adverse effect on our financial condition and business prospects.

We are dependent on the continued availability of third-party hosting and transmission services. Loss of contractual relationship with operational issues with, or changes to the costs of, our third-party data center providers could harm our business, reputation, or results of operations.

We currently serve the majority of our platform functions from third-party data center hosting facilities operated by Amazon Web Services, Google Cloud, and Microsoft Azure Cloud, and we primarily use shared servers in such facilities. We are dependent on these third parties to provide continuous power, cooling, Internet connectivity, and physical and technological security for our servers, and our operations depend, in part, on their ability to protect these facilities against any damage or interruption from natural disasters, such as earthquakes and hurricanes, power or telecommunication failures, criminal acts, and similar events. In the event that any of our third-party facilities arrangements is terminated, or if there is a lapse of service or damage to a facility, we could experience interruptions in our platforms as well as delays and additional expenses in arranging new facilities and services.

Any damage to, or failure of, the systems of our third-party providers could result in interruptions to our platforms. Despite precautions taken at our data centers, the occurrence of spikes in usage volume, a natural disaster, such as earthquakes or hurricane, an act of terrorism, vandalism or sabotage, a decision to close a facility without adequate notice, or other unanticipated problems at a facility could result in lengthy interruptions in the availability of our platform. Even with current and planned disaster recovery arrangements, our business could be harmed. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors in turn could further reduce our revenue, subject us to liability and cause us to issue credits, or cause customers to stop using our platforms, any of which could materially and adversely affect our business.

Our Parent’s control could prevent us from obtaining essential services at lower rates and if our Parent ceases to provide us with services our business could suffer.

Our Parent provides us with essential services, including software development, infrastructure development, sales support, recruitment and immigration support, project coordination, human resources and operation support and management/advisory services. Although we pay our Parent for these services at what we believe are market rates and were negotiated in good faith on an arms-length basis, if we became aware in the future of third parties that could provide such services on terms more favorable than the Parent, our Parent’s control over our Board and our Company could prevent us from obtaining these services on more favorable terms from such third parties or renegotiating the terms with our Parent. Also, if the Parent was no longer able to provide us these services, we may be forced to obtain them from third parties on terms that are less favorable. If we are prevented by the Parent in the future from paying third parties less for services currently provided by the Parent or if the Parent is unable to provide us services it now provides, such events could have a material adverse effect on our business and financial condition.

As a “controlled company” under the Nasdaq Marketplace Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Under Rule 4350(c) of the Nasdaq Marketplace Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in Nasdaq rules and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under Nasdaq rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. Our status as a controlled company could cause our Common Stock to look less attractive to certain investors or otherwise harm our trading price.

A significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation, and results of operations.

Our business requires the storage, transmission, and utilization of data, including healthcare information, patient’s information, personal information, and other information that must be maintained on a confidential basis. These activities have made, and may in the future make, our clients and our products a target of cyber-attacks by third parties seeking unauthorized access to the data contained on our platforms. As a result of the types and volume of personal data on our systems, we believe that healthcare companies may be a target for such breaches and attacks.

In recent years, the frequency, severity, and sophistication of cyber-attacks, computer malware, viruses, social engineering, and other intentional misconduct by computer hackers have significantly increased, and government agencies and security experts have warned about the growing risks of hackers, cybercriminals, and other potential attackers targeting information technology systems. Such third parties could attempt to gain entry into our systems for the purpose of stealing data or disrupting the systems. In addition, our security measures may also be breached due to employee error, malfeasance, system errors, or vulnerabilities, including vulnerabilities of our vendors, suppliers, their products, or otherwise. Third parties may also attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords, or other information to gain access to the data contained on our platforms, including patient information.

While we and our third-party cloud providers have implemented security measures designed to protect against security breaches, these measures could fail or may be insufficient, particularly as techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until launched against a target, resulting in the unauthorized disclosure, modification, misuse, destruction, or loss of our or our customers’ data or other sensitive information. Any failure to prevent or mitigate security breaches and improper access to or disclosure of the data we maintain, including personal information, could result in litigation, indemnity obligations, regulatory enforcement actions, investigations, fines, penalties, mitigation and remediation costs, disputes, reputational harm, diversion of management’s attention, and other liabilities and damage to our business.

We cannot be certain that advances in criminal capabilities, the discovery of new vulnerabilities in our systems, and attempts to exploit those vulnerabilities, physical system or facility break-ins and data thefts or other developments will not compromise or breach the technology protecting our systems and the information we possess.

We may incur significant costs in protecting against or remediating cyber-attacks. Any security breach could result in operational disruptions that impair our ability to meet our customers’ requirements, which could result in decreased revenue. Also, whether there is an actual or a perceived breach of our security, our reputation could suffer irreparable harm, causing our current and prospective customers to reject our products and services in the future, deterring data suppliers from supplying us data or customers from using our services, or changing consumer behavior adversely affecting our technology’s market coverage. Further, we could be forced to expend significant resources in response to a security breach, including those expended in notifying individuals and providing mitigating services, repairing system damage, increasing cybersecurity protection costs by deploying additional personnel and protection technologies, and litigating and resolving legal claims or governmental inquiries and investigations, all of which could divert the attention of our management and key personnel away from our business operations.

Finally, while we provide guidance and specific requirements in some cases, we do not directly control any of our clients’ cybersecurity operations, or the amount of investment they place in guarding against cybersecurity threats. Accordingly, we are subject to any flaws in or breaches of their systems, which could materially impact our business, operating results, and financial results.

An inability to attract and retain highly skilled employees could adversely affect our business.

To execute our growth plan, we must attract and retain highly qualified employees skilled in both software engineering and healthcare industry regulations. Competition for these employees is intense, especially with respect to software engineers with high levels of experience in cloud-related services. COVID-19 pandemic catalyzed the demand for such professional’s savvy in the healthcare industry as well. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with the appropriate level of qualifications. Many of the companies with which we compete for experienced employees have greater resources than we have and may offer compensation packages that are perceived to be better than ours. Additionally, changes in our compensation structure may be negatively received by employees and result in attrition or cause difficulty in the recruiting process. If we fail to attract new employees or fail to retain and motivate our current employees, our business and future growth prospects could be adversely affected.

Defects or disruptions in our cloud software solutions could result in diminished demand for our platforms and services, a reduction in our revenues, and subject us to substantial liability.

We have from time to time found defects in our solutions, and new defects may be detected in the future. In addition, we have experienced, and may in the future experience, service disruptions, degradations, outages, and other performance problems. These types of problems may be caused by a variety of factors, including human or software errors, viruses, cyber-attacks, fraud, spikes in customer usage, problems associated with our third-party computing infrastructure and network providers, infrastructure changes, and denial of service issues. Service disruptions may result from errors we make in delivering, configuring, or hosting our solutions, or designing, installing, expanding, or maintaining our platform’s computing infrastructure. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. It is also possible that such problems could result in losses of data.

Since our customers use our platforms and services for important aspects of their business, any errors, defects, disruptions, service degradations, or other performance problems with our solutions could hurt our reputation and may damage our customers’ businesses. If that occurs, our customers may delay or withhold payment to us, cancel their agreements with us, elect not to renew, or make service credit claims, warranty claims, or other claims against us, and we could lose future sales. The occurrence of any of these events could result in diminishing demand for our solutions, a reduction of our revenues, an increase in our bad debt expense or in collection cycles for accounts receivable, or could require us to incur the expense of litigation or substantial liability.

We have experienced rapid growth, and if we fail to manage our growth effectively, we may be unable to execute our business plan.

Since we were founded, we have experienced rapid growth and expansion of our operations. Our revenues, customer count, product and service offerings, countries of operation, facilities, and computing infrastructure needs have all increased significantly, and we expect them to increase in the future. We have also experienced rapid growth in our employee base. As we continue to grow, both organically and through acquisitions, we must effectively integrate, develop, and motivate an increasing number of employees (an increasing portion of whom are expected to work remotely due to the COVID-19 pandemic), while executing our growth plan and maintaining the beneficial aspects of our culture. Any failure to preserve our culture could negatively affect our future success, including our ability to attract and retain highly qualified employees and to achieve our business objectives.

Our rapid growth has placed, and will continue to place, a significant strain on our management capabilities, administrative and operational infrastructure, facilities, IT, and other resources. We anticipate that additional investments in our facilities and computing infrastructure will be required to scale our operations. To effectively manage growth, we must continue to: improve our key business applications, processes, and computing infrastructure; enhance information and communication systems; and ensure that our policies and procedures evolve to reflect our current operations and are appropriately communicated to and observed by employees (an increasing portion of whom are working and are expected to work remotely). These enhancements and improvements will require additional investments and allocation of valuable management and employee time and resources. Failure to effectively manage growth could result in difficulty or delays in deploying our solutions, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new features, or other operational difficulties, and any of these difficulties could adversely impact our business performance and results of operations.

Recent changes in our senior management team or change in other key personnel could have a negative effect on our ability to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team or other key personnel. Recently, our founder and former Chief Executive Officer, Suresh Venkatachari, was suspended from his roles as our Chairman and Chief Executive Officer and he subsequently resigned from our board of directors and will likely not return as the Company’s Chief Executive Officer. We have not yet hired a Chief Executive Officer, and currently our management team is led by our Chief Financial Officer, Thyagarajan Ramachandran. Additionally, in December of 2022, three of our independent directors resigned and were replaced by three new independent directors in January 2023. The success of our new board of directors in leading our management team is critical to our vision, strategic direction, culture, products, and technology. We do not maintain key-man insurance for Mr. Ramachandran or any other member of our senior management team. Any leadership transitions can be inherently difficult to manage, and an unsuccessful transition may cause disruption to our business. In addition, change in the senior management team may create uncertainty among investors concerning our future direction and performance. Any disruption in our operations or uncertainty around our ability to execute could have an adverse effect on our business, financial condition, or results of operations.

We may be unable to successfully introduce new products or services or fail to keep pace with advances in technology.

The successful implementation of our business model depends on our ability to adapt to evolving technologies and increasingly aggressive industry standards and introduce new products and services accordingly. We cannot provide assurance that we will be able to introduce new products on schedule, or at all, or that such products will achieve market acceptance. Moreover, competitors may develop competitive products that could adversely affect our operating results. Any failure by us to introduce planned products or other new products or to introduce these products on schedule could have an adverse effect on our revenue growth and operating results.

If we cannot adapt to changing technologies, our products and services may become obsolete and our business could suffer. Because the markets in which we operate are characterized by rapid technological change, we may be unable to anticipate changes in our current and potential clients’ or users’ requirements that could make our existing technology obsolete. Our success will depend, in part, on our ability to continue to enhance our existing products and services, develop new technology that addresses the increasingly sophisticated and varied needs of our prospective clients and users, license leading technologies and respond to technological advances and emerging industry standards and practices, all on a timely and cost-effective basis. The development of our proprietary technology entails significant technical and business risks. We may not be successful in using new technologies effectively or adapting our proprietary technology to evolving client or user requirements or emerging industry standards. Any of the foregoing could materially and adversely impact our business, financial condition, and operating results.

Our business depends in part on our ability to establish and maintain additional strategic relationships.

To be successful, we must continue to maintain our existing strategic relationships and establish additional strategic relationships with leaders in a number of the markets in which we operate. This is critical to our success because we believe that these relationships contribute towards our ability to:

●	extend the reach of our products and services to a larger number of participants in the Healthcare and Life Sciences industry;

●	develop and deploy new products and services;

●	further enhance our brand; and

●	generate additional revenue and cash flows.

Entering into strategic relationships is complicated because strategic partners may decide to compete with us in some or all of the markets in which we operate. In addition, we may not be able to maintain or establish relationships with key participants in the healthcare and Life Sciences industries if we conduct business with their competitors.

We depend, in part, on our strategic partners’ ability to generate increased acceptance and use of our products and services. If we lose any of these strategic relationships or fail to establish additional relationships, or if our strategic relationships fail to benefit us as expected, this could materially and adversely impact our business, financial condition, and operating results.

Our sales cycle can be lengthy and unpredictable, which may cause our revenue and operating results to fluctuate significantly.

Our sales cycle can be lengthy and unpredictable. Our sales efforts involve educating our customers about the use and benefits of our offerings and solutions, including the technical capabilities of our solutions and the potential cost savings and productivity gains achievable by deploying them. Additionally, many of our potential clients are typically already in long-term contracts with their current providers and face significant costs associated with transitioning to our offerings and solutions. As a result, potential customers typically undertake a significant evaluation process, which frequently involves not only our software platforms and component systems infrastructure and platforms but also their existing capabilities and solutions and can result in a lengthy sales cycle. We spend substantial time, effort, and money on our sales efforts without any assurance that our efforts will produce any sales. In addition, purchases of our platform as a service infrastructure are frequently subject to budget constraints, multiple approvals, and unplanned administrative, processing, and other delays. Many of our potential hospital clients have used all or a significant portion of their revenues to comply with federal mandates to adopt electronic medical records to maintain their Medicaid and Medicare reimbursement levels. In the event we are unable to manage our lengthy and unpredictable sales cycle, our business may be adversely affected.

Our revenues have historically been concentrated among our top customers, and the loss of any of these customers could reduce our revenues and adversely impact our operating results.

Historically, our revenue has been concentrated among a small number of customers. In the fiscal year ended December 31, 2022, our top customer and our top five customers accounted for 39% and 73% of our revenue, respectively. As a result, the loss of one or more of these customers could materially reduce our revenue, harm our results of operations, and limit our growth.

The Company was informed by its top customer, accounting for 39% of its revenue, of its decision to terminate its agreement with the Company (and its subsidiaries) effective February 4, 2024. The Company is currently assessing the materiality of the termination of the Agreement and the impact of the potential termination.

Risks Related to Our Intellectual Property and Our Platforms and Services

Protection of certain intellectual property may be difficult and costly, and our inability to protect our intellectual property could reduce the value of our products and services.

Our trademarks, trade secrets, copyrights, and other intellectual property rights are important assets to us. Various events outside of our control pose a threat to our intellectual property rights, as well as to our products, services, and technologies. For instance, any of our current or future intellectual property rights may be challenged by others or invalidated through administrative process or litigation.

We have taken efforts to protect our proprietary rights, including a combination of license agreements, confidentiality policies and procedures, confidentiality provisions in employment agreements, confidentiality agreements with third parties, and technical security measures, as well as our reliance on copyright, trademark, trade secret, and unfair competition laws. These efforts may not be sufficient or effective. For example, the secrecy of our trade secrets or other confidential information could be compromised by our employees or by third parties, which could cause us to lose the competitive advantage resulting from those trade secrets or confidential information. Unauthorized third parties may try to copy or reverse engineer portions of our products or otherwise infringe upon, misappropriate or use our intellectual property. We may not be able to discover or determine the extent of any unauthorized use of our proprietary rights. We may also conclude that, in some instances, the benefits of protecting our intellectual property rights may be outweighed by the expense.

In addition, our platforms incorporate “open source” software components that are licensed to us under various public domain licenses. Open-source license terms are often ambiguous, and there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses. Therefore, the potential impact of such terms on our business is somewhat unknown. Further, some enterprises may be reluctant or unwilling to use cloud-based services, because they have concerns regarding the risks associated with the security and reliability, among other things, of the technology delivery model associated with these services. If enterprises do not perceive the benefits of our services, then the market for these services may not expand as much or develop as quickly as we expect, either of which would adversely affect our business, financial condition, or operating results.

Legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights are uncertain and still evolving. The laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and effective intellectual property protection may not be available in every country in which our products and services are distributed.

Any impairment of our intellectual property rights, or our failure to protect our intellectual property rights adequately, could give our competitors access to our technology and could materially and adversely impact our business and operating results. Any increase in the unauthorized use of our intellectual property could also divert the efforts of our technical and management personnel and resulting in significant additional expense to us, which could materially and adversely impact our operating results.

Finally, in order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Negative publicity related to a decision by us to initiate such enforcement actions against a customer or former customer, regardless of its accuracy, may adversely impact our other customer relationships or prospective customer relationships, harm our brand and business, and could cause the market price of our Common Stock to decline. Our failure to secure, protect and enforce our intellectual property rights could adversely affect our brand and our business.

We may be liable for infringing the intellectual property rights of others.

Our competitors may develop similar intellectual property, duplicate our products and/or services, or design around any patents or other intellectual property rights we hold. Litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the patents, intellectual property, or other proprietary rights of third parties, which could be time-consuming and costly and have an adverse effect on our business and financial condition. Intellectual property infringement claims could be made against us and our ecosystem partners, especially as the number of our competitors grows. These claims, even if not meritorious, could be expensive and divert our attention from operating our company and result in a temporary inability to use the intellectual property subject to such claim. In addition, if we, our ecosystem partners, and/or customers become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage award and develop comparable non-infringing intellectual property, to obtain a license, or to cease providing the content or services that contain the infringing intellectual property. We may be unable to develop a non-infringing intellectual property or obtain a license on commercially reasonable terms, if at all.

We may not be able to protect our intellectual property rights throughout the world.

Third parties may attempt to commercialize competitive products or services in foreign countries where we do not have a trademark or copyright registration or where legal recourse may be limited. This may have a significant commercial impact on our foreign business operations which we expect to expand.

Registration and enforcement of intellectual property rights to our platforms and services in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. The requirements for patentability may differ in certain countries, particularly developing countries. For example, Europe has a heightened requirement for patentability of software inventions. Thus, even in countries where we do pursue patent protection, there can be no assurance that any patents will issue with claims that cover our products. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the United States and in some cases may even force us to grant a compulsory license to competitors or other third parties. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States or from selling or importing products concerning our healthcare technology into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and services and further, may export otherwise infringing products and services to territories where we have patent protection, but enforcement on infringing activities is inadequate. These products or services may compete with ours, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, certain countries in Europe and certain developing countries, including India and China, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we may have limited remedies if our patents are infringed or if we are compelled to grant a license to our patents to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we own or license. Finally, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws.

Our use of third-party open-source software could negatively affect our ability to offer our products and services through our platforms and subject us to possible litigation.

We have incorporated, and may in the future incorporate, third-party open-source software in our technologies. Open-source software is generally licensed by its authors or other third parties under open source licenses. From time to time, companies that use third-party open-source software have faced claims challenging the use of such open-source software and requesting compliance with the open-source software license terms. Accordingly, we may be subject to suits by parties claiming ownership of what we believe to be open-source software or claiming non-compliance with the applicable open-source licensing terms. Some open-source software licenses require end-users who use, distribute or make available across a network software and services that include open-source software to offer to the public aspects of the technology that incorporates the open-source software for no cost, make publicly available source code (which in some circumstances could include valuable proprietary code) for modifications or derivative works created based upon incorporating or using the open-source software and/or to license such modifications or derivative works under the terms of the particular open source license. If we combine our proprietary software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release or license the source code of our proprietary software to the public. Additionally, if a third-party software provider has incorporated open-source software into software that we license from such provider, we could be required to disclose any of our source code that incorporates or is a modification of our licensed software. While we use tools designed to help us monitor and comply with the licenses of third-party open-source software and protect our valuable proprietary source code, we may inadvertently use third-party open-source software in a manner that exposes us to claims of non-compliance with the terms of their licenses, including claims of intellectual property rights infringement or for breach of contract. Furthermore, there exists today an increasing number of types of open-source software licenses, almost none of which have been tested in courts of law to provide guidance of their proper legal interpretations, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our use of the open-source software. If we were to receive a claim of non-compliance with the terms of any of these open-source licenses, we may be required to publicly release certain portions of our proprietary source code, expend substantial time and resources to re-engineer some of our software, or pay damages, settlement fees or a royalty to use certain open-source software. Any of the foregoing could disrupt and harm our business.

In addition, the use of third-party open-source software typically exposes us to greater risks than the use of third-party commercial software because open-source licensors generally do not provide support, warranties, controls, indemnification, or other contractual protections regarding the functionality or origin of the software. Use of open-source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our platform. Any of the foregoing could harm our business, financial condition, results of operations, and prospects and could help our competitors develop products and services that are similar to or better than ours.

Any failure to protect our intellectual property that is not registered could impair our business.

Although we rely on copyright laws to protect the works of authorship (including software) created by us, we do not register the copyrights in any of our copyrightable works. Copyrights of U.S. origin must be registered before the copyright owner may bring an infringement suit in the United States. Furthermore, if a copyright of U.S. origin is not registered within three months of publication of the underlying work, the copyright owner may be precluded from seeking statutory damages or attorney’s fees in any United States enforcement action, and may be limited to seeking actual damages and lost profits. Accordingly, if one of our unregistered copyrights of U.S. origin is infringed by a third party, we will need to register the copyright before we can file an infringement suit in the United States, and our remedies in any such infringement suit may be limited.

We are subject to numerous privacy and data security laws and related contractual requirements and our failure to comply with those obligations could cause us significant harm.

In the normal course of our business, we collect, process, use and disclose information about individuals, including protected health information and other patient data, as well as information relating to health professionals and our employees. The collection, processing, use, disclosure, disposal, and protection of such information is highly regulated both in the United States and other jurisdictions, including but not limited to, under HIPAA, as amended by HITECH; U.S. state privacy, security, and breach notification and healthcare information laws; the European Union’s GDPR; and other European privacy laws as well as privacy laws being adopted in other regions around the world. These laws and regulations are complex and their interpretation is rapidly evolving, making implementation and enforcement, and thus compliance requirements, ambiguous, uncertain, and potentially inconsistent. In addition, our collection, processing, use, disclosure, and protection of information are subject to related contractual requirements. Compliance with such laws and related contractual requirements may require changes to our collection, use, transfer, disclosure, or other processing of information about individuals, and may thereby increase compliance costs. Failure to comply with such laws and/or related contractual obligations could result in regulatory enforcement or claims against us for breach of contract, or may lead third parties to terminate their contracts with us and/or choose not to work with us in the future. Should this occur, there could be a material adverse effect on our reputation, business, financial condition, and results of operations.

These regulations often govern the use, handling, and disclosure of information about individuals, including medical information, and require the use of standard contracts, privacy and security standards, and other administrative simplification provisions. In relation to HIPAA, we do not consider our service offerings to generally cause us to be subject as a covered entity; however, in certain circumstances, we are subject to HIPAA as a business associate and may enter into business associate agreements.

Additionally, the Federal Trade Commission (the “FTC”) and many state attorneys general are interpreting existing federal and state consumer protection laws to impose evolving standards for the online collection, use, dissemination, and security of information about individuals, including health-related information. Courts may also adopt the standards for fair information practices promulgated by the FTC, which concern consumer notice, choice, security, and access. Consumer protection laws require us to publish statements that describe how we handle information about individuals and choices individuals may have about the way we handle their information. If such information that we publish is considered untrue, we may be subject to government claims of unfair or deceptive trade practices, which could lead to significant liabilities and consequences. Furthermore, according to the FTC violating consumers’ privacy rights or failing to take appropriate steps to keep information about consumers secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5(a) of the FTC Act.

In addition, certain states have adopted robust privacy and security laws and regulations. Such laws and regulations will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our future customers and strategic partners. For example, the CCPA, which took effect in 2020, imposes obligations and restrictions on businesses regarding their collection, use, and sharing of personal information and provides new and enhanced data privacy rights to California residents, such as affording them the right to access and delete their personal information and to opt-out of certain sharing of personal information. Protected health information that is subject to HIPAA is excluded from the CCPA, however, the information we hold about individuals that is not subject to HIPAA would be subject to the CCPA. It is unclear how HIPAA and the other exceptions may be applied under the CCPA. The CCPA may increase our compliance costs and potential liability. Many similar privacy laws have been proposed at the federal level and in other states.

The GDPR became enforceable on May 25, 2018. The GDPR regulates our processing of personal data, and imposes stringent requirements. The GDPR includes sanctions for violations up to the greater of €20 million or 4.0% of worldwide gross annual revenue and applies to services providers such as us. In addition, from the beginning of 2021(when the transitional period following Brexit expires), we will have to comply with the GDPR and also the UK GDPR, with each regime having the ability to fine up to the greater of €20 million (£17 million) or 4% of global turnover. The relationship between the United Kingdom and the European Union in relation to certain aspects of data protection law remains unclear, for example how data transfers between EU member states and the United Kingdom will be treated and the role of the Information Commissioner’s Office following the end of the transitional period. These changes will lead to additional costs and increase our overall risk exposure.

Recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal data from the EEA to the United States, e.g., on July 16, 2020, the Court of Justice of the European Union (“CJEU”) invalidated the EU-US Privacy Shield Framework (“Privacy Shield”) under which personal data could be transferred from the EEA to U.S. entities who had self-certified under the Privacy Shield scheme. While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and a potential alternative to the Privacy Shield), it made clear that reliance on them alone may not necessarily be sufficient in all circumstances; this has created uncertainty. At the moment we have not implemented any Privacy Shield procedures or certifications. We also currently rely on the standard contractual clauses to transfer personal data outside the EEA, including to the United States. It may subject us to a lawsuit of a European Union citizen, if we inadvertently process their personally-identifiable information.

The United States, the European Union, and other jurisdictions where we operate continue to issue new and enhance existing, privacy and data security protection regulations related to the collection, use, disclosure, disposal, and protection of information about individuals, including medical information. Privacy and data security laws are rapidly evolving both in the United States and internationally, and the future interpretation of those laws is somewhat uncertain. E.g., we do not know how E.U. regulators will interpret or enforce many aspects of the GDPR and some regulators may do so in an inconsistent manner. In the United States, privacy and data security is an area of emphasis for some but not all state regulators, and new legislation has been and likely will continue to be introduced at the state and/or federal level. For instance, there is a new act on the ballot in California, the California Privacy Rights Act, which may go into effect in 2023. Additional legislation or regulation might, among other things, require us to implement new security measures and processes or bring within the legislation or regulation de-identified health or other information about individuals, each of which may require substantial expenditures or limit our ability to offer some of our services.

Risks Related to Our Industry

Markets for our products and services are highly competitive and subject to rapid technological change, and we may be unable to compete effectively in these markets.

The market for healthcare solutions is intensely competitive and is characterized by rapidly evolving technology, solution standards, and users’ needs, and the frequent introduction of new products and services. There can be no assurance that we capture additional opportunities in such rapidly evolving markets. Some of our competitors may be more established, benefit from greater name, recognition and have substantially greater financial, technical, and marketing resources than us. Moreover, we expect that competition will continue to increase as a result of potential incentives provided by government programs and as a result of consolidation in both the IT and healthcare industries. If one or more of our competitors or potential competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively.

We compete on the basis of several factors, including:

●	breadth and depth of services, including our open architecture and the level of product integration across care settings;

●	integrated platform;

●	regulatory compliance;

●	reputation;

●	reliability, accuracy, and security;

●	client service;

●	the total cost of ownership;

●	innovation; and

●	industry acceptance, expertise, and experience.

There can be no assurance that we will be able to compete successfully against current and future competitors or that the competitive pressures that we face will not materially and adversely impact our business, financial condition, and operating results.

Increased government involvement in healthcare could materially and adversely impact our business.

United States healthcare system reform at both the federal and state level could increase government involvement in healthcare, reconfigure reimbursement rates and otherwise change the business environment of our clients and the other entities with which we have a business relationship. We cannot predict whether or when future healthcare reform initiatives at the federal or state level or other initiatives affecting our business will be proposed, enacted, or implemented or what impact those initiatives may have on our business, financial condition, or operating results. Our clients and the other entities with which we have a business relationship could react to these initiatives and the uncertainty surrounding these proposals by curtailing or deferring investments, including those for our products and services.

Consolidation in the healthcare industry could adversely impact our business, financial condition, and operating results.

Many healthcare industry organizations are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and managed care organizations consolidate, thus decreasing the number of market participants, the competition to provide products and services like ours will become more intense, and the importance of establishing and maintaining relationships with key industry participants will increase. These industry participants may try to use their market power to negotiate price reductions for our products and services. Further, consolidation of management and billing services through integrated delivery systems may decrease demand for our products. Such consolidation may also lead to integrated delivery systems requiring newly acquired physician practices to replace our products and services with those already in use in the larger enterprise. Any of these factors could materially and adversely impact our business, financial condition, and operating results.

We are subject to numerous regulatory requirements of the healthcare industry and are susceptible to a changing regulatory environment.

As a participant in the healthcare industry, our operations and relationships, and those of our clients, are regulated by a number of foreign, federal, state, and local governmental entities. The impact of such regulations on us, our products, and our services can be both direct and indirect. The direct impact is present to the extent we are ourselves subject to the pertinent laws and regulations. The indirect effect of such regulations can be experienced both in terms of the level of government reimbursement available to our clients and to the extent, our products must be capable of being used by our clients in a manner compliant with applicable laws and regulations. Furthermore, our efforts to expand into new markets internationally may subject us to numerous additional laws and regulations that may be potentially burdensome in compliance.

The ability of our clients to comply with laws and regulations while using our software platforms and solutions could affect the marketability of our products or our compliance with our client contracts, or even expose us to direct liability under the theory that we had assisted our clients in a violation of healthcare laws or regulations. Because our business relationships with doctors, hospitals, and Life Sciences clients are unique and the healthcare IT industry as a whole is to a certain extent, in its incipient stage, the application of many state and federal regulations to our business operations and to our clients may be uncertain.

Additionally, a tendency to impose additional regulation in the U.S. federal and state privacy and security laws (such as CCPA); fraud and abuse laws, including anti-kickback laws and limitations on physician referrals; numerous quality measurement programs being adopted by our clients; and laws related to distribution and marketing, including the off-label promotion of prescription drugs, which may be directly or indirectly applicable to our operations and relationships or the business practices of our clients. It is possible that a review of our business practices or those of our clients by courts or regulatory authorities could result in a determination that could adversely affect us.

In addition, the healthcare regulatory environment may change in a way that restricts our existing operations or our growth. The healthcare industry generally and the EHR industry specifically are expected to continue to undergo significant legal and regulatory changes for the foreseeable future, which could have an adverse effect on our business, financial condition, and operating results. We cannot predict the effect of possible future enforcement, legislation, and regulation.

We may be directly and indirectly liable for its client’s non-compliance with laws and regulations addressing Electronic Health Records.

A number of relevant federal and state laws govern the use and content of EHRs, including fraud and abuse laws that may affect the approach to our technological solutions. We provide solutions and expert services in connection with EHR to a variety of healthcare providers. As a result, our platforms and services have to be designed in a manner that facilitates our clients’ compliance with applicable laws and regulations. We cannot predict the content or effect of possible changes to these laws or new federal and state laws that might govern these systems and services. Furthermore, we may be required to obtain pertinent certifications or permissions to meet industry standards that could adversely impact our business.

The Company and its products are subject to laws and regulations concerning privacy, information security, data protection, consumer protection, and protection of minors, and these laws and regulations are continually evolving. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation, or prospects.

In addition to healthcare-specific information protection requirements, we store sensitive information, including personal information about our employees, and our platforms involve the storage and transmission of customers’ personal information on equipment, networks, and corporate systems run by us or managed by third parties including Amazon, Apple, Facebook, Google, and Microsoft. We are subject to a number of laws, rules, and regulations requiring us to provide notification to players, investors, regulators, and other affected parties in the event of a security breach of certain personal data, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws, including the European Union’s General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act of 2018 (“CCPA”), have increased and may increase in the future. Our corporate systems, third-party systems, and security measures may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and, as a result, an unauthorized party may obtain access to, or compromise the integrity of, our data, our employees’ data, our customers’ data or any third-party data we may possess. Any such security breach could require us to comply with various breach notification laws, may affect our ability to operate, and may expose us to litigation, remediation and investigation costs, increased costs for security measures, loss of revenue, damage to our reputation, and potential liability, each of which could be material.

Various government and consumer agencies have called for new regulation and changes in industry practices and are continuing to review the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. For example, the State of California’s passage of the CCPA, which went into effect on January 1, 2020, and created new privacy rights for consumers residing in the state. There is also increased attention being given to the collection of data from minors. For instance, the Children’s Online Privacy Protection Act (“COPPA”) requires companies to obtain parental consent before collecting personal information from children under the age of 13. Compliance with GDPR, CCPA, COPPA, and similar legal requirements has required us to devote significant operational resources and incur significant expenses.

We strive to comply with all applicable laws, policies, legal obligations, and certain industry codes of conduct relating to privacy and data protection, to the extent reasonably attainable. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. It is also possible that new laws, policies, legal obligations, or industry codes of conduct may be passed, or existing laws, policies, legal obligations, or industry codes of conduct may be interpreted in such a way that could prevent us from being able to offer services to citizens of a certain jurisdiction or may make it costlier or more difficult for us to do so. Any failure or perceived failure by us to comply with our privacy policy and terms of service, our privacy-related obligations to players or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our players to lose trust in us, which could have an adverse effect on our business, financial condition, results of operations, reputation or prospects. Additionally, if third parties we work with, such as players, vendors, or developers violate applicable laws or our policies, such violations may also put our clients’ and their patients’ information at risk and could, in turn, have an adverse effect on our business, financial condition, results of operations, reputation, or prospects.

The Company and its products are subject to laws and regulations concerning healthcare provider’s practices and patients’ information protection. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation, or prospects.

As part of the operation of our business, we, and our subcontractors may have access to, or our clients may provide to us, individually identifiable health information related to the treatment, payment, and operations of providers’ practices. In the United States, government and industry legislation and rulemaking, especially HIPAA, HITECH, and standards and requirements published by industry groups such as the Joint Commission require the use of standard transactions, standard identifiers, security other standards and requirements for the transmission of certain electronic health information. National standards and procedures underripe include the “Standards for Electronic Transactions and Code Sets” (the “Transaction Standards”); the “Security Standards” (the “Security Standards”); and the “Standards for Privacy of Individually Identifiable Health Information” (the “Privacy Standards”). The Transaction Standards require the use of specified data coding, formatting, and content in all specified “healthcare Transactions” conducted electronically. The Security Standards require the adoption of specified types of security measures for certain electronic health information, which is called Protected Health Information (“PHI”). The Privacy Standards grant a number of rights to individuals as to their PHI and restrict the use and disclosure of PHI by “Covered Entities,” defined as “health plans,” “healthcare providers,” and “healthcare clearinghouses.”

Any failure or perceived failure by us to comply with the aforementioned laws and regulations in connection with our products and services provided to our clients or used by third parties, or our related legal obligations, or any compromise of security that results in the unauthorized release or transfer protected information, may result in governmental enforcement actions, litigation, class action, or public statements against us by consumer advocacy groups or others and could cause our clients to lose trust in us, which could have an adverse effect on our business, financial condition, results of operations, reputation or prospects.

The Company and its products are subject to laws and regulations concerning electronic prescribing standards and the adoption of controlled substance electronic prescribing. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation, or prospects.

The use of our software by physicians to perform a variety of functions, including electronic prescribing, which refers to the electronic routing of prescriptions to pharmacies and the ensuing dispensation, is governed by state and federal law, including fraud and abuse laws. States have differing prescription format requirements, which we have programmed into our software. There is significant variation in the laws and regulations governing prescription activity, as federal law and the laws of many states permit the electronic transmission of certain controlled prescription orders, while the laws of several states neither specifically permit nor specifically prohibit the practice. Restrictions exist at the federal level on the use of electronic prescribing for controlled substances and certain other drugs, including a regulation enacted by the Drug Enforcement Association in mid-2010. However, some states (most notably New York) have passed complementary laws governing the use of electronic prescribing tools in the use of prescribing opioids and other controlled substances, and we expect this to continue to be addressed with regulations in other states. In addition, the HHS published its final “E-Prescribing and the Prescription Drug Program” regulations in 2005 (effective January 1, 2006), and final regulations governing the standards for electronic prescribing under Medicare Part D in 2008 (effective June 6, 2008) (the “ePrescribing Regulations”). These regulations are required by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”) and consist of detailed standards and requirements, in addition to the HIPAA Standard discussed above, for prescription and other information transmitted electronically in connection with a drug benefit covered by the MMA’s Prescription Drug Benefit. Further, in 2016, Congress passed the Comprehensive Addiction and Recovery Act, which contained components related to Prescription Drug Monitoring Programs and other elements that relate to the use of our technologies. These standards are detailed and broad, and cover not only routing transactions between prescribers and pharmacies, but also electronic eligibility, formulary, and benefits inquiries. In general, regulations in this area can be burdensome and evolve regularly, meaning that any potential benefits to our clients from utilizing such solutions and services may be superseded by a newly-promulgated regulation that adversely affects our business model. Our efforts to provide solutions that enable our clients to comply with these regulations could be time consuming and expensive.

Any failure or perceived failure by us to comply with the aforementioned laws and regulations in connection with our products and services provided to our clients or used by third parties, or our related legal obligations, or any compromise of security that results in the unauthorized release or transfer protected information, may result in governmental enforcement actions, litigation, class action, or public statements against us by consumer advocacy groups or others and could cause our clients to lose trust in us, which could have an adverse effect on our business, financial condition, results of operations, reputation, or prospects.

We may be subject to liability as a result of a failure or a perceived failure to comply with laws and regulations governing approval and reimbursement of claims by healthcare industry payers.

Our software solutions allow to electronically transmits medical claims by physicians to patients’ payers for approval and reimbursement. In addition, our services include assistance in cloud processing and submission of medical claims by physicians to patients’ payers for approval and reimbursement. Federal law provides that it is both a civil and a criminal violation for any person to submit, or cause to be submitted, a claim to any payer, including, without limitation, Medicare, Medicaid, and all private health plans and managed care plans, seeking payment for any services or products that overbills or bills for items that have not been provided to the patient. We have in place policies and procedures that we believe assure that all claims that are transmitted by our system and through our services are accurate and complete, provided that the information given to us by our clients is also accurate and complete. If, however, we or our subcontractors do not follow those procedures and policies, or they are not sufficient to prevent inaccurate claims from being submitted, we could be subject to liability.

In the event our software platforms and solutions are found to be subject to FDA’s regulations and approval in connection with the certain types of medical devices our software integrates with, we may have to incur additional costs or be subjected to potential criminal and civil penalties in case of the actual or perceived failure of us to comply with such regulations.

Certain computer software products are regulated as medical devices under the Federal Food, Drug and Cosmetic Act. The 21st Century Cures Act, passed in December 2016, clarified the definition of a medical device to exclude health information technology such as Electronic Health Records; however, the legislation did leave the opportunity for that designation to be revisited if determined to be necessary by changing industry and technological dynamics. Accordingly, the Food and Drug Administration (the “FDA”) may become increasingly active in regulating computer software intended for use in healthcare settings. Depending on the product, we could be required to notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products or obtain FDA approval by demonstrating safety and effectiveness before marketing a product. Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness or substantial equivalence. If the FDA requires this data, we could be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA would approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug, and Cosmetic Act’s general controls. The FDA can impose extensive requirements governing pre- and post-market conditions such as approval, labeling, and manufacturing, as well as governing product design controls and quality assurance processes. Failure to comply with FDA requirements can result in criminal and civil fines and penalties, product seizure, injunction, and civil monetary policies—each of which could have an adverse effect on our business.

We may have to incur material expenses in order to accommodate its client’s interoperability requests dictated by interoperability standards of exchange of health information.

Our clients are concerned with and often require that our software solutions and health care devices be interoperable with other third-party health care information technology suppliers. With the passing of the MACRA in 2015, the U.S. Congress declared it a national objective to achieve widespread exchange of health information through interoperable certified EHR technology nationwide by December 31, 2018. The 21st Century Cures Act, which was passed and signed into law in December 2016, includes numerous provisions intended to encourage this nationwide interoperability.

In February 2019, HHS’s Office of the National Coordinator for Health Information Technology (“ONC”) released a proposed rule titled, “21st Century Cures Act: Interoperability, Information Blocking, and the ONC Health IT Certification Program.” Following an extended public comment period, in March 2020 ONC released the final rule which implements the key interoperability provisions included in the Cures Act. Specifically, it calls on developers of certified EHRs and health IT products to adopt standardized application programming interfaces (“APIs”), which will help allow individuals to securely and easily access structured and unstructured EHI formats using smartphones and other mobile devices. This provision and others included in the rule create a lengthy list of new certification and maintenance of certification requirements that developers of EHRs and other health IT products have to meet in order to maintain approved federal government certification status. Although our current products do not require such certification, they may be required to be certified in future. Meeting and maintaining this certification status will require additional development costs.

The ONC rule also implements the information blocking provisions of the 21st Century Cures Act, including identifying reasonable and necessary activities that do not constitute information blocking. Under the 21st Century Cures Act, the U.S. Department of Health and Human Services (“HHS”) has the regulatory authority to investigate and assess civil monetary penalties of up to $1,000,000 against certified health IT developers found to be in violation of “information blocking.” This new oversight and authority to investigate claims of information blocking creates significant risks for us and our clients and could potentially create substantial new compliance costs.

Other regulatory provisions included in the ONC Cures Act final rule could create compliance costs and/or regulatory risks for us. Because these regulations are subject to future changes and/or significant enforcement discretion by federal agencies, the ultimate impact of these regulations is unknown.

There is significant uncertainty in the healthcare industry, both as a result of recently enacted legislation and changing government regulation, which may have a material adverse impact on the businesses of our hospital clients and ultimately on our business, financial condition, and results of operations.

The healthcare industry is subject to changing political, economic, and regulatory influences that may affect the procurement processes and operation of healthcare facilities, including our hospital clients. During the past decade, the healthcare industry has been subject to increased legislation and regulation of, among other things, reimbursement rates, payment programs, information technology programs, and certain capital expenditures (collectively, the “Health Reform Laws”). The Health Reform Laws contain various provisions that impact us and our clients. Some of these provisions have a positive impact, by expanding the use of electronic health records in certain federal programs, for example, while others, such as reductions in reimbursement for certain types of providers, have a negative impact due to fewer available resources. The continued increase in fraud and abuse penalties is expected to adversely affect participants in the healthcare sector, including us.

The activity related to the repeal, repair, and/or replacement of the Patient Protection and Affordable Care Act (“PPACA”), including any changes resulting from continued judicial and congressional challenges to certain aspects of the law, and the 2015 repeal of the Sustainable Growth Rate and replacement with the MACRA may have an impact on our business. The Affordable Care Act, passed in 2010, contained various provisions that have impacted us and our clients, and any replacement or adjustment of that law may change requirements related to our products or how our clients use them, as well as reimbursement available to our clients. These may have a positive impact by requiring the expanded use of EHRs and analytics tools to participate in certain federal programs, for example, while others, such as those mandating reductions in reimbursement for certain types of providers, may have a negative impact by reducing the resources available to purchase our products. Increases in fraud and abuse enforcement and penalties may also adversely affect participants in the healthcare sector, including us.

As existing regulations mature and become better defined, we anticipate that these regulations will continue to directly affect certain of our products and services, but we cannot fully predict the effect at this time. We have taken steps to modify our products, services, and internal practices as necessary to facilitate our compliance with the regulations, but there can be no assurance that we will be able to do so in a timely or complete manner. Achieving compliance with these regulations could be costly and distract management’s attention and divert other company resources, and any non-compliance by us could result in civil and criminal penalties.

We may not see the benefits from government funding programs initiated to accelerate the adoption and utilization of health information technology.

While government programs have been implemented to improve the efficiency and quality of the healthcare sector, including expenditures to stimulate business and accelerate the adoption and utilization of healthcare technology, we may not see the anticipated benefits of such programs. Under the ARRA, the PPACA, and the MACRA, significant government financial resources are being invested in healthcare, including financial incentives to healthcare providers who can demonstrate meaningful use of certified EHR technology since 2011. While we expect the ARRA, the PPACA, and the MACRA to continue to create sales opportunities over the next several years, we are unsure of the immediate or long-term impact of these government actions.

HITECH established the Medicare and Medicaid EHR Incentive Programs to provide incentive payments for eligible professionals, hospitals, and critical access hospitals as they adopt, implement, upgrade, or demonstrate meaningful use of certified EHR technology. HITECH, and subsequently MACRA, also authorized CMS to apply payment adjustments, or penalties, to Medicare eligible professionals and eligible hospitals that are not meaningful users under the Medicare EHR Incentive Program. Centers for Medicare & Medicaid Services (“CMS”).

Although we believe that our service offerings will meet the requirements of HITECH and MACRA to allow our clients to qualify for financial incentives and avoid financial penalties for implementing and using our services, there can be no guaranty that our clients will achieve meaningful use (or its equivalent under MACRA’s Merit Based Incentive Payment System, Promoting Interoperability) or actually receive such planned financial incentives for our services. We also cannot predict the speed at which healthcare providers will adopt electronic health record systems in response to these government incentives, whether healthcare providers will select our products and services, or whether healthcare providers will implement an electronic health record system at all. In addition, the financial incentives associated with the meaningful use program are tied to provider participation in Medicare and Medicaid, and we cannot predict whether providers will continue to participate in these programs. Any delay in the purchase and implementation of electronic health records systems by healthcare providers in response to government programs, or the failure of healthcare providers to purchase an electronic health record system, could have an adverse effect on our business, financial condition, and results of operations. It is also possible that additional regulations or government programs related to electronic health records, amendment or repeal of current healthcare laws and regulations, or the delay in regulatory implementation could require us to undertake additional efforts to meet meaningful use standards, materially impact our ability to compete in the evolving healthcare IT market, materially impact healthcare providers’ decisions to implement electronic health records systems or have other impacts that would be unfavorable to our business. The costs of achieving and maintaining certified electronic health record technology (“CEHRT”) are also significant and because the definition of CEHRT and its use requirements for clients are subject to regulatory changes, these programs and future regulatory changes to them could adversely impact our business.

We may be subject to false or fraudulent claim laws.

There are numerous federal and state laws that forbid the submission of false information or the failure to disclose information in connection with submission and payment of physician claims for reimbursement. In some cases, these laws also forbid the abuse of existing systems for such submission and payment. Any failure of our revenue cycle management services to comply with these laws and regulations could result in substantial liability including, but not limited to, criminal liability, could adversely affect demand for our services and could force us to expend significant capital, research and development, and other resources to address the failure. Errors by us or our systems with respect to entry, formatting, preparation, or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. Determination by a court or regulatory agency that our services violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our services fees, cause us to be disqualified from serving clients doing business with government payers and have an adverse effect on our business.

If the healthcare information technology market fails to continue to develop as quickly as expected, our business, financial condition, and operating results could be materially and adversely affected.

The electronic healthcare information market is rapidly evolving. A number of market entrants have introduced or developed products and services that are competitive with one or more components of the platforms and programmatic solutions we offer. We expect that additional companies will continue to enter this market, especially in response to recent legislative actions. In new and rapidly evolving industries, there is significant uncertainty and risk as to the demand for, and market acceptance of, recently introduced products and services. Because the markets for our products and services are new and evolving, we are not able to predict the size and growth rate of the markets with any certainty. If markets fail to develop, develop more slowly than expected, or become saturated with competitors, our business, financial condition, and operating results could be materially and adversely impacted.

If the demand for cloud-based solutions declines, particularly in the Life Sciences industry, our revenues could decrease, and our business could be adversely affected.

The continued expansion of the use of cloud-based solutions, particularly in the Life Sciences industry, depends on a number of factors, including the cost, performance, and perceived value associated with cloud-based solutions, as well as the ability of providers of cloud-based solutions to address and maintain security, privacy, and unique regulatory requirements or concerns. If we or other cloud-based solution providers experience security incidents, loss of customer data, disruptions in delivery, or other problems, the market for cloud-based solutions in the Life Sciences industry, including our solutions, may be adversely affected. If cloud-based solutions do not continue to achieve more widespread adoption in the Life Sciences industry, or there is a widespread reduction in demand for cloud-based solutions, our revenues could decrease and our business could be adversely affected.

Unfavorable conditions in our industry or the U.S. economy, or reductions in information technology spending, could limit our ability to grow our business and negatively affect our operating results.

Our operating results may vary based on the impact of changes in our industry or the United States economy on us or our clients. The revenue growth and potential profitability of our business depend on demand for the workforce and provide platforms and programmatic for healthcare providers. We sell our products and services to organizations whose businesses fluctuate based on general economic and business conditions. In addition, a portion of our revenue is attributable to the number of users of our products at each of our clients, which in turn is influenced by the employment and hiring patterns of our clients and potential clients. To the extent that economic uncertainty or weak economic conditions cause our clients and potential clients to freeze or reduce their headcount, demand for our products may be negatively affected. If economic conditions deteriorate, our clients and potential clients may elect to decrease their workforce development budgets for cloud-based platforms and programmatic solutions by deferring or reconsidering purchases, which would limit our ability to grow our business and negatively affect our operating results.

The market for our data analysis systems and software solutions is new and unproven and may not grow.

We believe our future success will depend in large part on establishing and growing a market for our systems infrastructure and that are able to provide operational intelligence, particularly designed to collect and index machine data. Our systems infrastructure is designed to address interoperability challenges across the healthcare continuum. It integrates big data with real-time resources and applies machine learning algorithms to inform and optimize treatment decisions. In order to grow our business, we intend to expand the functionality of our offering to increase its acceptance and use by the broader market. In particular, our systems infrastructure is targeted at those in the healthcare continuum that are transitioning from fee-for-service to a value-based reimbursement model. While we believe this to be the current trend in healthcare, this trend may not continue in the future. Our systems infrastructure is less effective with a traditional fee-for-service model and if there is a reversion in the industry towards fee-for-service, or a shift to another model, we would need to update our offerings and we may not be able to do so effectively or at all. It is difficult to predict client adoption and renewal rates, client demand for our software, the size and growth rate of the market for our solutions, the entry of competitive products, or the success of existing competitive products. Many of our potential clients may already be a party to existing agreements for competing offerings that may have lengthy terms or onerous termination provisions, and they may have already made substantial investments into those platforms which would result in high switching costs. Any expansion in our market depends on several factors, including the cost, performance, and perceived value associated with such operating system and software applications particularly considering the shifting market dynamics. Although we have experienced rapid adoption of our systems infrastructure and software solutions, the rate may slow or decline in the future, which would harm our business and operating results. In addition, while many large hospital systems and payers use our solutions, many of these entities use only certain of our offerings, and we may not be successful in driving broader adoption of our solutions among these existing users, which would limit our revenue growth.

If the market for our offerings does not achieve widespread adoption or there is a reduction in demand for our offerings in our market caused by a lack of customer acceptance, technological challenges, lack of accessible machine data, competing technologies and products, decreases in corporate spending, weakening economic conditions, or otherwise, it could result in reduced customer orders, early terminations, reduced renewal rates or decreased revenues, any of which would adversely affect our business operations and financial results. You should consider our business and prospects in light of the risks and difficulties we may encounter in this new and unproven market.

Risks Related to Ownership of Our Securities

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our Common Stock currently trades on the Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Stock may not necessarily be a reliable indicator of our fair market value. The price at which our Common Stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

We need to raise additional capital to meet our future business requirements and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interest.

We have relied upon cash from financing activities and, in the future, we expect to rely on the proceeds from future debt and/or equity financings, and we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility.

Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities. If we do not obtain additional financing, our prototype will never be completed, in which case you would likely lose the entirety of your investment in us.

At this time, we have not secured or identified any additional financing. We do not have any firm commitments or other identified sources of additional capital from third parties or from our officer and director or from other stockholders. There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us. Any additional financing will involve dilution to our existing stockholders. If we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to delay, curtail, scale back or forgo some or all of our product development and/or business operations, which could have a material adverse effect on our business and financial results. In such a scenario, investors would be at risk of losing all or a part of any investment in our Company.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Our Parent owns approximately 59.2% of our Common Stock and will be able to exert a controlling influence over our business affairs and matters submitted to stockholders for approval.

Our Parent owns approximately 59.2% of our Common Stock. As a result, our Parent has control over all matters submitted to our stockholders for approval, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, the approval of any business combination, and any other significant corporate transaction. These actions may be taken even if they are opposed by other stockholders, including public stockholders like you.

We do not expect to pay dividends in the foreseeable future.

We currently do not expect to declare any dividends on our Common Stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations, and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our board of directors, subject to applicable laws, and dependent upon a number of factors, including our earnings, capital requirements, and overall financial conditions. In addition, our ability to pay dividends on our Common Stock may be restricted by the terms of any future debt or preferred securities issuances. Accordingly, your only opportunity to achieve a return on your investment in our Company may be if the market price of our Common Stock appreciates and you sell your shares at a profit. The market price for our Common Stock may never exceed, and may fall below, the price that you pay for such Common Stock. We cannot assure you of a positive return on your investment or that you will not lose the entire amount of your investment.

A more active, liquid trading market for our Common Stock may not develop, and the price of our Common Stock may fluctuate significantly, which could lead to costly litigation for us.

Historically, the market price of our Common Stock has fluctuated over a wide range. During the less than 12-month period prior to the date of this prospectus, our Common Stock traded as high as $10.89 per share and as low as $1.85 per share. There has been relatively limited trading volume in the market for our Common Stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our Common Stock may adversely affect a stockholder’s ability to sell its shares of Common Stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of Common Stock and our ability to acquire other companies or assets by using shares of our Common Stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our Common Stock may fluctuate significantly more than the stock market as a whole. Without a large float, our Common Stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our Common Stock may be more volatile and it would be harder for a stockholder to liquidate any investment in our Common Stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Common Stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;

●	changes in our earnings estimates;

●	investment recommendations by securities analysts following our business or our industry;

●	additions or departures of key personnel;

●	changes in the business, earnings estimates or market perceptions of our competitors;

●	our failure to achieve operating results consistent with securities analysts’ projections;

●	changes in industry, general market or economic conditions; and

●	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the technological and healthcare industry. The changes often appear to occur without regard to specific operating performance. The price of our Common Stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. If litigation is instituted against us, it could result in substantial costs and a diversion of our management’s attention and resources, regardless of the outcome of such litigation.

Sales of a significant number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public markets could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock would have on the market price of our Common Stock.

Upon dissolution of our Company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our Company, whether voluntary or involuntary, our assets would be used to pay all of our debts and liabilities, and only thereafter would any remaining assets be distributed to our stockholders, subject to rights of the holders of our preferred stock, if any, on a pro rata basis. There can be no assurance that we will have assets available from which to pay any amounts to our stockholders upon such a liquidation, dissolution or winding-up. In such an event, you would lose all of your investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted by SEC rules and plan to rely on exemptions from certain disclosure requirements that are applicable to other SEC-registered public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies. In this prospectus, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our Common Stock less attractive if we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We recently issued senior secured convertible promissory notes with warrants that are convertible into and exercisable for our Common Stock, a tranche of which we are registering here, which could cause substantial dilution to investors and a decline in our stock price.

Pursuant to our Private Placement (as described above), we have recently issued our First Tranche Note and the First Tranche Warrants that are together currently convertible into an aggregate of 4,061,204 shares of our Common Stock at conversion and exercise prices that are equal to $3.44688, subject to adjustment. Furthermore, if an event of default that is a payment default under the Notes occurs, the number of shares of our Common Stock underlying the Notes and Warrants would be increased. Additionally, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be lower than the price per share at which the First Tranche Note is convertible and at which the First Tranche Warrants are exercisable. If the holders of the First Tranche Note and the First Tranche Warrants decide to exercise their conversion and exercise rights in full or additional shares of Common Stock or securities that are convertible into or exchangeable for our Common Stock are issued in the future, you may experience substantial dilution and a decline in the value of your Common Stock, which could result in you suffering a loss.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our amended and restated certificate of incorporation specifies that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation described above.

We believe these provisions benefit us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors, officers, employees and agents as it may limit any stockholder’s ability to bring a claim in a judicial forum that such stockholder finds favorable for disputes with us or our directors, officers, employees or agents. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action. If a court were to find the choice of forum provision contained in our restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Anti-takeover provisions under Delaware law could discourage, delay or prevent a change in control of our Company and could affect the trading price of our securities.

We are a Delaware corporation, and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders.

The elimination of personal liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our amended and restated certificate of incorporation and our bylaws eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our amended and restated certificate of incorporation and our bylaws and individual indemnification agreements we have entered with each of our directors and executive officers provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by the Delaware law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

Our management team is required to devote substantial time to public company compliance initiatives.

As a publicly reporting company, we incur significant legal, accounting, and other expenses. Our management and other personnel devote a substantial amount of time to comply with our reporting obligations. Moreover, these reporting obligations increase our legal and financial compliance costs and make some activities more time-consuming and costly.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions. These forward-looking statements are contained throughout this prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we believe, are appropriate under the circumstances and at this time. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. The forward-looking statements and projections contained herein are subject to and involve risks, uncertainties, and assumptions, and therefore you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, and therefore actual results might differ materially from those expressed in the forward-looking statements and projections. Factors that might materially affect such forward-looking statements and projections include:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth, and operating expenses;

●	Changes or delays in government regulation relating to the healthcare and Life Sciences industries;

●	Our ability to evaluate and measure our business, prospects, and performance metrics;

●	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations, and results of operations.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our Common Stock, investors should be aware that the occurrence of the events described under the caption “Risk Factors” and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, and future financial performance.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

This prospectus relates to the Common Stock that may be offered and sold from time to time by the selling stockholder. We are not selling any shares of our Common Stock in this offering, and we will not receive any of the proceeds from the sale of shares of our Common Stock by the selling stockholder. The selling stockholder will receive all of the proceeds from any sales of the shares of our Common Stock offered hereby.

DIVIDEND POLICY

We have never declared or paid any cash dividend and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion summarizes the significant factors affecting the operating results, financial condition, liquidity, and cash flows of our Company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with the condensed consolidated financial statements and the related notes thereto, and the consolidated financial statements and the related notes thereto all included elsewhere in this prospectus. The statements in this discussion regarding industry outlook, our expectations regarding our future performance, liquidity, and capital resources, and all other non-historical statements in this discussion are forward-looking statements and are based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

Overview

Healthcare Triangle, Inc. is a leading healthcare information technology company focused on advancing innovative, industry-transforming solutions in the areas of cloud services, data science, professional and managed services for the Healthcare and Life Sciences industry.

The Company was formed on October 29, 2019, as a Nevada corporation and then converted into a Delaware corporation on April 24, 2020, to provide IT and data services to the Healthcare and Life Sciences (“HCLS”) industry. The business commenced on January 1, 2020, after the Parent transferred its s Life Sciences business to us. As of December 31, 2022, we had a total of 51 full time employees, 225 sub-contractors, including 122 certified cloud engineers, 107 Epic Certified EHR experts and 17 MEDITECH Certified EHR experts. Many of the senior management team and the members of our board of directors hold advanced degrees and some are leading experts in software development, regulatory science, and market access. During the twelve months ended December 31, 2022, we generated revenues of approximately $45.9 million compared to revenue of $35.2 million for the twelve months ended December 31, 2021, which represents an increase of $10.6 million or 30% compared to the previous year.

Our approach leverages our proprietary technology platforms, extensive industry knowledge, and healthcare domain expertise to provide solutions and services that reinforce healthcare progress. Through our platform, solutions, and services, we support healthcare delivery organizations, healthcare insurance companies, pharmaceutical, and Life Sciences, biotech companies, and medical device manufacturers in their efforts to improve data management, develop analytical insights into their operations, and deliver measurable clinical, financial, and operational improvements.

We offer a comprehensive suite of software, solutions, platforms, and services that enables some of the world’s leading healthcare and pharma organizations to deliver personalized healthcare, precision medicine, advances in drug discovery, development and efficacy, collaborative research and development, respond to real-world evidence, and accelerate their digital transformation. We combine our expertise in the healthcare technology domain, cloud technologies, DevOps and automation, data engineering, advanced analytics, AI/ML, IoT, security, compliance, and governance to deliver platforms and solutions that drive improved results in the complex workflows of Life Sciences, biotech, healthcare providers, and payers. Our differentiated solutions, enabled by our intellectual property and delivered as a service, provide advanced analytics, data science applications, and data aggregation in these highly regulated environments in a more compliant, secure, and cost-effective manner to our customers.

Our deep expertise in healthcare allows us to reinforce our clients’ progress by accelerating their innovation. Our healthcare IT services include Electronic Health Records (EHR) and software implementation, optimization, extension to community partners, as well as application managed services, and backup and disaster recovery capabilities on public cloud. Our 24x7 managed services are used by hospitals and health systems, payers, Life Sciences, and biotech organizations in their effort to improve health outcomes and deliver deeper, more meaningful patient and consumer experiences. Through our services, our customers achieve a return on investment in their technology by delivering measurable improvements. Combined with our software and solutions, our services provide clients with an end-to-end partnership for their technology innovation.

Our Business Model

The majority of our revenue is generated by our full-time employees/consultants who provide software services and Managed Services and Support to our clients in the Healthcare and Life Sciences industry. Our software services include strategic advisory, implementation and development services and Managed Services and Support include post implementation support and cloud hosting. Our CloudEz and DataEz platforms became commercially available to deploy under solution delivery model in 2019 and Readabl.AI platform from last quarter of 2020. While these platforms are commercially available, we continue to upgrade them on a regular basis.

We are in the early stages of marketing CloudEz, DataEz and Readabl.AI as our SaaS offerings on a subscription basis, which we expect will provide us with recurring revenues. We do not yet have enough information about our competition or customer acceptance of our SaaS offerings to determine whether or not recurring subscription revenue will have a material impact on our revenue growth.

Impacts of the COVID-19 Pandemic

The COVID-19 pandemic has had, and is likely to continue to have, a severe and unprecedented impact on the world and on our business. Measures to prevent its spread, including government-imposed restrictions on large gatherings, closures of face-to-face events, “shelter in place” health orders and travel restrictions have had a significant effect on certain of our business operations. In response to these business disruptions, which include a transition to remote working, reducing certain of our discretionary expenditures and eliminating non-essential travel particularly with respect to COVID-19 impacted operation and complying with health and safety guidelines to protect employees, contractors, and customers.

The Company reported sequential growth in revenue in 2022; There has been no major impact on account of COVID-19 during the quarter ended December 31, 2022.

The Company has obtained necessary funding to manage our short-term working capital requirements. The Company has not altered any credit terms with its customers and the realization from the customers have generally been on time. The Company has been able to service its debt and other obligations on time. There has been no material impact on the operational liquidity and capital resources on account of COVID-19.

Key Factors of Success

We believe that our future growth, success, and performance are dependent on many factors, including those mentioned below. While these factors present significant opportunities for us, they also represent the challenges that we must successfully address in order to grow our business and improve our results of operations.

Investment in scaling the business

We need to continuously invest in research and development to build new solutions, sales, and marketing to promote our solutions to new and existing customers in various geographies, and other operational and administrative functions in systems, controls and governance to support our expected growth and our transition to a public company. We anticipate that our employee strength will increase because of these investments.

Adoption of our solutions by new and existing customers

We believe that our ability to increase our customer base will enable us to drive growth. Most of our customers initially deploy our solutions within a division or geography and may only initially deploy a limited set of our available solutions. Our future growth is dependent upon our existing customers’ continued success and renewals of our solutions agreements, deployment of our solutions to additional divisions or geographies and the purchase of subscriptions to additional solutions. Our growth is also dependent on the adoption of our solutions by new customers. Our customers are large organizations who typically have long procurement cycles which may lead to declines in the pace of our new customer additions.

Subscription services adoption

The key factor to our success in generating substantial recurring subscription revenues in future will be our ability to successfully market and persuade new customers to adopt our SaaS offerings. We are in the early stages of marketing our SaaS offerings such as DataEz, CloudEz and Readabl.AI, and do not yet have enough information about our competition or customer acceptance to determine whether or not recurring subscription revenue from these offerings will have a material impact on our revenue growth.

Mix of solutions and software services revenues

Another factor to our success is the ability to sell our solutions to the existing software services customers. During the initial period of deployment by a customer, we generally provide a greater number of services including advisory, implementation and training. At the same time, many of our customers have historically purchased our solutions after the deployment. Hence, the proportion of total revenues for a customer associated with software services is relatively high during the initial deployment period. While our software services help our customers achieve measurable improvements and make them stickier, they have lower gross margins than solution-based revenue. Over time, we expect the revenues to shift towards recurring and subscription-based revenues.

Components of Results of Operations

Revenues

We provide our services and manage our business under these operating segments:

●	Software Services

●	Managed Services and Support

●	Platform Services

Software Services

The Company earns revenue primarily through the sale of software services that is generated from providing strategic advisory, implementation, and development services. The Company enters into Statement of Work (SOW) which provides for service obligations that need to be fulfilled as agreed with the customer. The majority of our software services arrangements are billed on a time and materials basis and revenues are recognized over time based on time incurred and contractually agreed upon rates. Certain software services revenues are billed on a fixed fee basis and revenues are typically recognized over time as the services are delivered based on time incurred and customer acceptance. We recognize revenue when we have the right to invoice the customer using the allowable practical expedient under ASC 606-10-55-18 since the right to invoice the customer corresponds with the performance obligations completed.

Managed Services and Support

Managed Services and Support include post implementation support and cloud hosting. Managed Services and Support are a distinct performance obligation. Revenue for Managed Services and Support is recognized rateably over the life of the contract.

Platform Services

Platform Services from CloudEz, DataEz and Readabl.AI are offered as a solution delivery model till 2021. We have launched our platforms as Software as a Service (SaaS) on a subscription model.

The revenue from solutions delivery model contains a series of separately identifiable and distinct services that represent performance obligations that are satisfied over time. During the periods presented the company generated Platform revenue on solution delivery model only, which is non-recurring revenue.

Our SaaS agreements will be generally non-cancellable during the term, although customers typically will have the right to terminate their agreements for cause in the event of material breach.

SaaS revenues will be recognized rateably over the respective non-cancellable subscription term because of the continuous transfer of control to the customer. Our subscription arrangements will be considered service contracts, and the customer will not have the right to take possession of the software Segment wise revenue breakup.

Cost of Revenue

Cost of revenue consists primarily of employee-related costs associated with the rendering of our services, including salaries, benefits and stock-based compensation expense, the cost of subcontractors, travel costs, cloud hosting charges and allocated overhead the cost of providing professional services is significantly higher as a percentage of the related revenues than for our subscription services due to the direct labor costs and costs of subcontractors. Our business and operational models are designed to be highly scalable and leverage variable costs to support revenue-generating activities.

While we may grow our headcount overtime to capitalize on our market opportunities, we believe our increased investment in automation, electronic health record integration capabilities, and economies of scale in our operating model, will position us to grow our platform solutions revenue at a greater rate than our cost of revenue.

Operating Expenses

Research and Development

Research and development expense (majorly our investment in innovation) consists primarily of employee-related expenses, including salaries, benefits, incentives, employment taxes, severance, and equity compensation costs for our software developers, engineers, analysts, project managers, and other employees engaged in the development and enhancement of our cloud-based platform applications. Research and development expenses also include certain third-party consulting fees. Our research and development expense excludes any depreciation and amortization.

We expect to continue our focus on developing new product offerings and enhancing our existing product offerings. As a result, we expect our research and development expense to increase in absolute dollars, although it may vary from period to period as a percentage of revenue.

Sales and Marketing

Sales and marketing expense consists primarily of employee-related expenses, including salaries, benefits, commissions, travel, discretionary incentive compensation, employment taxes, severance, and equity compensation costs for our employees engaged in sales, sales support, business development, and marketing. Sales and marketing expense also includes operating expenses for marketing programs, research, trade shows, and brand messages, and public relations costs.

We expect our sales and marketing expenses to continue to increase in absolute dollar terms as we strategically invest to expand our business, although it may vary from period to period as a percentage of total revenues.

General and Administrative

Our general and administrative expenses consist primarily of employee-related expenses including salaries, benefits, discretionary incentive compensation, employment taxes, severance, and stock-based compensation expenses , for employees who are responsible for management information systems, administration, human resources, finance, legal, and executive management. The general and administrative expenses also include occupancy expenses (including rent, utilities, and facilities maintenance), professional fees, consulting fees, insurance, travel, contingent consideration, transaction costs, integration costs, and other expenses. Our general and administrative expenses exclude depreciation and amortization.

In the nearest future, we expect our general and administrative expenses to continue to increase to support business growth. Over the long term, we expect general and administrative expenses to decrease as a percentage of revenue.

Depreciation and Amortization Expenses

Our depreciation and amortization expense consists primarily of depreciation of fixed assets, amortization of Customer relationship and capitalized software development costs, and amortization of intangible assets. We expect our depreciation and amortization expense to increase as we expand our business organically and through acquisitions.

Other Income (Expense), Net

Other income (expense), net consists of finance cost and gains or losses on foreign currency.

Deferred revenues

Advanced billings to clients in excess of revenue earned are recorded as deferred revenue until the revenue recognition criteria are met.

Unbilled accounts receivable

Unbilled accounts receivable is a contract asset related to the delivery of our professional services for which the related billings will occur in a future period. Unbilled receivables are classified as accounts receivable on the consolidated balance sheet.

Although we believe that our approach to estimates and judgments regarding revenue recognition is reasonable, actual results could differ and we may be exposed to increases or decreases in revenue that could be material.

Provision for Income Taxes

Provision for income taxes consists of federal and state income taxes in the United States, including deferred income taxes reflecting the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes.

Pay check Protection Program

On February 9, 2021, we received a PPP loan pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) amounting to $1.06 million. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loan is payable over five years at an interest rate of 1%, with a deferral of payments for the first six months. The Company has utilized the proceeds for purposes in line with the terms of the PPP.

Results of Operations

The following tables set forth selected consolidated statements of operations data and such data as a percentage of total revenues for each of the periods indicated:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	% Sales	2022	% Sales	2023	% Sales	2022	% Sales
	(In thousands)		(In thousands)		(In thousands)		(In thousands)
Revenue	$7,779	100%	$11,950	100%	$26,143	100%	$34,594	100%
Cost of Revenue (exclusive of depreciation/amortization)	6,072	78%	8,522	71%	20,896	80%	25,113	73%
Research and Development	54	1%	1,471	12%	695	3%	3,183	9%
Sales and Marketing	1,101	14%	1,815	15%	3,888	15%	5,206	15%
General and Administrative	1,364	18%	1,480	12%	4,604	18%	4,282	12%
Depreciation and Amortization	712	9%	909	8%	2,388	9%	2,464	7%
Other Income	—	0%	—	0%	(12)	0%	(1,087)	(3)%
Interest expense	415	5%	55	0%	663	3%	129	0%
Income tax	4	0%	37	0%	28	0%	51	0%
Net income (loss)	$(1,943)	(25)%	$(2,339)	(20)%	$(7,007)	(27)%	$(4,747)	(14)%

Three Months Ended September 30, 2023 and September 30, 2022

Revenue from operations

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
Revenue	$7,779	$11,950	$(4,171)	(35)%

Revenue decreased by $4.2 million, or 35% to $7.78 million for the quarter ended September 30, 2023, as compared to $11.95 million for the quarter ended September 30, 2022. Revenue from Software Services, Managed Services and support and Platform services have reduced resulting in net decrease in revenue. The Software Services are typically short-term engagements to provide software consulting and development services, which do not require continual third-party maintenance. Managed Services and Support such as cloud hosting, and cloud disaster recovery requires continuous monitoring.

Our top 5 customers accounted for 78% of the revenue in quarter ended September 30, 2023, and 76% during quarter ended September 30, 2022, respectively.

The following table has the breakdown of our revenues for the quarter ended September 30, 2023, and 2022 for each of our top 5 customers. Two of the top 5 customers in 2023 are not the same for 2022.

Top Five Customers Revenue for three months ended September 30, 2023 and 2022

2023

(In thousands, except percentages)
Customer	Amount	% of Revenue
Customer 1	$4,168	54%
Customer 2	714	9%
Customer 3	492	6%
Customer 4	427	5%
Customer 5	$339	4%

2022

(In thousands, except percentages)
Customer	Amount	% of Revenue
Customer 1	$4,562	38%
Customer 2	1,840	15%
Customer 3	1,218	10%
Customer 4	1,063	9%
Customer 5	$534	4%

The following table provides details of Customer 1 revenue by operating segments:

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
Software services	$3,780	$3,770	$10	0%
Managed services and support	388	792	(404)	(51)%
Platform services	—	—	—	0%
Total Revenue	$4,168	$4,562	$(394)	(9)%

Revenue from Customer 1 decreased by $0.4 million, or 9% to $4.2 million for the quarter ended September 30, 2023, as compared to $4.6 million for the quarter ended September 30, 2022. Software services revenue increased by $0.01 million or 0% to $3.8 million for the quarter ended September 30, 2023, as compared to $3.8 million for the quarter ended September 30, 2022. Managed Services and Support revenue decreased by $0.4 million, or 51% to $0.4 million for the quarter ended September 30, 2023, as compared to $0.8 million for the quarter ended September 30, 2022.

Cost of Revenue (exclusive of depreciation / amortization)

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
Cost of revenue (exclusive of depreciation / amortization)	$6,072	$8,522	$(2,450)	(29)%

Cost of revenue, excluding depreciation and amortization decreased by $2.5 million, or 29%, to $6.1 million for the quarter ended September 30, 2023, as compared to $8.5 million for the quarter ended September 30, 2022.

Research and Development

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
Research and development	$54	$1,471	$(1,417)	(96)%

Research and development expenses decreased by $1.42 million, or 96% to $0.05 million for the quarter ended September 30, 2023, as compared to $1.47 million for the quarter ended September 30, 2022.

Sales and Marketing

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
Sales and marketing	$1,101	$1,815	$(714)	(39)%

Sales and marketing expenses decreased by $0.71 million, or 39% to $1.1 million for the quarter ended September 30, 2023, as compared to $1.81 million for the quarter ended September 30, 2022.

General and Administrative

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
General and administrative	$1,364	$1,480	$(116)	(8)%

General and administrative expenses decreased by $0.12 million, or 8% to $1.36 million for the quarter ended September 30, 2023, as compared to $1.48 million for the quarter ended September 30, 2022.

Depreciation and amortization

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
Depreciation and amortization	$712	$909	$(197)	(22)%

Depreciation and amortization expenses decreased by $0.20 million, or 22% to $0.71 million for the quarter ended September 30, 2023, as compared to $0.91 million for the quarter ended September 30, 2022.

Interest expense

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
Interest expense	$415	$55	$360	655%

Interest expenses increased by $0.36 million, or 655% to $0.42 million for the quarter ended September 30, 2023, as compared to $0.05 million for the quarter ended September 30, 2022. Interest expense increased in the quarter due to short term working capital borrowing availed during the year.

Provision for Income Taxes

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
Income taxes	$4	$37	$(33)	(89)%

Income tax expenses decreased by $0.03 million, or 89% to $0.004 million for the quarter ended September 30, 2023, as compared to $0.04 million for the quarter ended September 30, 2022.

Revenue, Cost of Revenue and Operating Profit by Operating Segment

We manage and report our business under three operating segments which are Software services, Managed services and support, and Platform services.

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
Software services	$4,918	$6,177	$(1,259)	(20)%
Managed services and support	2,456	3,708	(1,252)	(34)%
Platform services	405	2,065	(1,660)	(80)%
Revenue	$7,779	$11,950	$(4,171)	(35)%

Revenue from Software services decreased by $1.3 million, or 20% to $4.9 million for the quarter ended September 30, 2023, as compared to $6.2 million for the quarter ended September 30, 2022. Revenue from Managed services and support decreased by $1.3 million, or 34% to $2.5 million for the quarter ended September 30, 2023, as compared to $3.7 million for the quarter ended September 30, 2022. Revenue from Platform Services decreased by $1.7 million, or 80% to $0.41 million for the quarter ended September 30, 2023, as compared to $2.1 million for the quarter ended September 30, 2022.

Factors affecting revenues of Software Services, Managed Services and Support and Platform Services

Our strategy is to achieve meaningful long-term revenue growth through sales of Managed Services and Support and Platform Services to existing and new clients within our target market. In order to increase our cross-selling opportunity between our operating segments and realize long time revenue growth, our focus has shifted more towards Managed Services and Support and Platform Services which is of recurring nature when compared to Software Services segment which is of non-recurring nature. This also helps in retaining existing customers by leveraging our Managed Services and Support and Platform Services as a growth agent. This renewed focus on driving demand for subscription and platform-based model will help us in expanding our customer base and enhance customer retention which is a challenge for our existing Software Services segment. Software Services contracts are driven by Time and Material and on-site employees delivering services at customers location.

Cost of Revenue

	Three Months Ended September 30,		Changes
	2023	2022	Amount	%
	(In thousands, except percentages)
Software services	$4,076	$4,625	$(549)	(12)%
Managed services and support	1,747	2,310	(563)	(24)%
Platform services	249	1,587	(1,338)	(84)%
Cost of revenue	$6,072	$8,522	$(2,450)	(29)%

Cost of revenue from Software services decreased by $0.5 million, or 12% to $4.1 million for the quarter ended September 30, 2023, as compared to $4.6 million for the quarter ended September 30, 2022. Cost of revenue from Managed services and support decreased by $0.5 million, or 24% to $1.7 million for the quarter ended September 30, 2023, as compared to $2.3 million for the quarter ended September 30, 2022. Cost of revenue from Platform services decreased by $1.3 million, or 84% to $0.25 million for the quarter ended September 30, 2023, as compared to $1.6 million for the quarter ended September 30, 2022.

Segment operating profits by reportable segment were as follows:

Operating profit by Operating Segment
	Three months Ended September 30,		Changes
	(In thousands)
	2023	2022	Amount	%
Software services	$(703)	$(145)	$(558)	(385)%
Managed services and support	709	1,397	(688)	(49)%
Platform services	102	(992)	1,094	110%
Total segment operating (loss) profit	108	260	(152)	(58)%
Less: unallocated costs	1,632	2,507	(875)	(35)%
Income (loss) from operations	(1,524)	(2,247)	723	32%
Other income	—	—	—	(0)%
Interest expense	(415)	(55)	(360)	(655)%
Net income (loss) before income tax expenses	$(1,939)	$(2,302)	$363	16%

Operating loss from Software services increased by $0.6 million, or 385% to $0.7 million for the quarter ended September 30, 2023, as compared to operating loss of $0.1 million for the quarter ended September 30, 2022. Operating profit from Managed services and support decreased by $0.7 million, or 49% to $0.7 million for the quarter ended September 30, 2023, as compared to $1.4 million for the quarter ended September 30, 2022. Operating profit from Platform services increased by $1.1 million, or 110% to $0.1 million for the quarter ended September 30, 2023, as compared to a loss of $0.9 million for the quarter ended September 30, 2022.

Twelve Months Ended December 31, 2022, and 2021

Revenue from operations

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Revenue	$45,886	$35,270	$10,616	30%

Revenue increased by $10.6 million, or 30% to $45.9 million for the twelve months ended December 31, 2022, as compared to $35.2 million for the twelve months ended December 31, 2021. Revenue from Software Services increased on acquisition of Devcool Inc. The Software Services are typically short-term engagements to provide software consulting and development services, which do not require continual third-party maintenance. Managed Services and Support such as IT cloud hosting and support call for services on a continuous basis and allow for strengthening of client relationships which can lead to additional engagements from the client. Therefore, the Company is determined to focus on increasing the Managed Services & Support and Platform Services revenue to enhance our relationship and long-term engagement with our customers. We have made additional investments in Sales & Marketing and Research & Development to grow Managed Services & Support and Platform Services revenue. We expect this trend to continue and have a net positive impact on overall results of the operations.

Our top 5 customers accounted for 72% of revenue during the twelve months ended December 31, 2022 and 66% during the twelve months ended December 31, 2021, respectively.

The following table has the breakdown of our revenues for the twelve months ended December 31, 2022 and 2021 for each of our top 5 customers. Several of the top 5 customers in 2022 are not the same for 2021.

Top Five Customers’ Revenue for Twelve months ended December 31, 2022

Customer	Amount (In thousands)	% of Revenue
Customer 1	$17,768	39%
Customer 2	5,598	12%
Customer 3	4,676	10%
Customer 4	3,698	8%
Customer 5	$1,585	3%

Top Five Customers’ Revenue for Twelve months ended December 31, 2021

Customer	Amount (In thousands)	% of Revenue
Customer 1	$12,678	36%
Customer 2	3,214	9%
Customer 3	2,907	8%
Customer 4	2,675	8%
Customer 5	$1,799	5%

The following table provides details of Customer 1 revenue by operating segments:

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Software Services	$14,519	$13,480	$1,039	8%
Managed Services and Support	3,249	3,138	111	4%
Platform Services	—	—	—	%
Total Revenue	$17,768	$16,618	$1,150	7%

Revenue from Customer 1 increased by $1 million, or 8% to $17.7 million for the twelve months ended December 31, 2022, as compared to $16.6 million for the twelve months ended December 31, 2021. Software Services revenue increased by $1 million or 8% to $14.5 million for the twelve months ended December 31, 2022, as compared to $13.5 million for the twelve months ended December 31, 2021. Managed Services and Support revenue increased by $0.1 million, or 4% to $3.2 million for the twelve months ended December 31, 2022, as compared to $3.1 million for the twelve months ended December 31, 2021.

Cost of Revenue (exclusive of depreciation / amortization)

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Cost of Revenue (exclusive of depreciation / amortization)	$34,591	$24,748	$9,843	40%

Cost of revenue, excluding depreciation and amortization increased by $9.8 million, or 40%, to $34.6 million for the twelve months ended December 31, 2022, as compared to $24.8 million for the twelve months ended December 31, 2021. The increase was mainly due to an increase in operational expenses related to delivery of software services.

Research and Development

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Research and Development	$5,953	$5,257	$696	13%

Research and Development expenses increased by $0.7 million, or 13% to $5.9 million for the twelve months ended December 31, 2022, as compared to $5.2 million for the twelve months ended December 31, 2021. The increase was mainly due to engineering and other technical functions supporting our continued investment in our platforms.

Sales and Marketing

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Sales and Marketing	$6,650	$4,761	$1,889	40%

Sales and Marketing expenses increased by $1.9 million, or 40% to $6.7 million for the twelve months ended December 31, 2022, as compared to $4.8 million for the twelve months ended December 31, 2021, this is primarily due to additional investments in Sales and Marketing.

General and Administrative

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
General and Administrative	$5,734	$4,440	$1,293	29%

General and Administrative expenses increased by $1.3 million, or 29 % to $5.7 million for the twelve months ended December 31, 2022, as compared to $4.4 million for the twelve months ended December 31, 2021, this is primarily due to increase in general liability insurance cost on account of becoming a public company.

Depreciation and amortization

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Depreciation and amortization	$3,374	$1,422	$1,952	137%

Depreciation and amortization expenses increased by $1.9 million, or 137% to $3.3 million for the twelve months ended December 31, 2022, as compared to $1.4 million for the twelve months ended December 31, 2021, this is mainly on account amortization from acquisition of Devcool Inc.

Interest expense

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Interest expense	$212	$567	$(355)	(63)%

Interest expenses decreased by $0.4 million, or 63% to $0.2 million for the twelve months ended December 31, 2022, as compared to $0.6 million for the twelve months ended December 31, 2021, this is primarily due to interest on convertible note in 2021 this was subsequently converted into equity at the time of IPO. The interest expenses during the current year represents interest on factoring facility availed during the current year.

Provision for Income Taxes

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Income tax	$63	$24	$39	163%

Income tax increased by $0.04 million, or 163% to $0.06 million for the twelve months ended December 31, 2022, as compared to $0.02 million for the twelve months ended December 31, 2021, this represents state taxes.

Revenue, Cost of Revenue and Operating Profit by Operating Segment

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Software Services	$25,883	$12,430	$13,453	108%
Managed Services and Support	15,178	19,003	(3,825)	(20)%
Platform Services	4,825	3,837	988	75%
Revenue	$45,886	$35,270	$10,616	30%

We currently provide our services and manage our business under three operating segments which are Software Services, Managed Services and Support and Platform Services.

Revenue from Software Services increased by $13.5 million, or 108% to $25.8 million for the twelve months ended December 31, 2022, as compared to $12.4 million for the twelve months ended December 31, 2021. Income from Software services increased on account of the acquisition of Devcool Inc. The total number of customers serviced during the twelve months ended December 31, 2022, increased to 53 from 48 for the twelve months ended December 31, 2021. Revenue from Managed Services and Support decreased by $3.8 million, or 20% to $15.2 million for the twelve months ended December 31, 2022, as compared to $19 million for the twelve months ended December 31, 2021. The revenue from Managed Services and Support revenue has decreased on account of the decrease in revenue from hosting services. Revenue from Platform Services increased by $0.1 million, or 26% to $4.8 million for the twelve months ended December 31, 2022, as compared to $3.8 million for the twelve months ended December 31, 2021.

Factors affecting revenues of Software Services, Managed Services and Support and Platform Services

Our strategy is to achieve meaningful long-term revenue growth through sales of Managed Services and Support and Platform Services to existing and new clients within our target market. In order to increase our cross-selling opportunity between our operating segments and realize long time revenue growth, our focus has shifted more towards Managed Services and Support and Platform Services which is of recurring nature when compared to Software Services segment which is of non-recurring nature. This also helps in retaining existing customers by leveraging our Managed Services and Support and Platform Services as a growth agent. This renewed focus on driving demand for subscription and platform-based model will help us in expanding our customer base and enhance customer retention which is a challenge for our existing Software Services segment. Software Services contracts are driven by Time and Material and on site employees delivering services at customers location.

Our CloudEz, DataEz and Readabl.ai platforms are getting more traction, and this will lead to increase in revenue from platform services. We have made additional investments in Sales & Marketing and Research & Development to grow Managed Services & Support and Platform Services revenue. We expect this trend to continue and have a net positive impact on overall results of operations.

Cost of Revenue

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Software Services	$20,533	$9,031	$11,502	127%
Managed Services and Support	10,697	14,094	(3,397)	(24)%
Platform Services	3,361	1,623	1,738	107%
Cost of Revenue	$34,591	$24,748	$9,843	40%

Cost of Revenue from Software Services increased by $11.5 million, or 127% to $20.5 million for the twelve months ended December 31, 2022, as compared to $9 million for the twelve months ended December 31, 2021. The increase in cost of Software Services is due to increase in Software Services revenue. Cost of Revenue from Managed Services and Support decreased by $3.4 million, or 24% to $10.7 million for the twelve months ended December 31, 2022, as compared to $14.1 million for the twelve months ended December 31, 2021. The decrease is on account of the decrease in cloud hosting revenue. Cost of Revenue from Platform Services increased by $1.7 million, or 107% to $3.3 million for the twelve months ended December 31, 2022, as compared to $1.6 million for the twelve months ended December 31, 2021.

Segment operating profits by reportable segment were as follows:

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Software Services	$(1,381)	$1,769	$(3,150)	(178)%
Managed Services and Support	4,481	4,909	(428)	(9)%
Platform Services	(4,489)	(3,043)	(1,446)	(48)%
Total segment operating profit (loss)	(1,389)	3,635	(5,024)	(138)%
Less: unallocated costs	9,025	8,993	32	(0)%
Income from operations	(10,414)	(5,358)	(5,056)	(94)%
Other Income	1,081	—	1,081	100%
Interest expense	211	567	(356)	63%
Net (loss) before income tax	$(9,546)	$(5,925)	$3,621	(61)%

Operating loss from Software Services increased by $3.2 million, or 178% to $(1.4) million for the twelve months ended December 31, 2022, as compared to $1.8 million for the twelve months ended December 31, 2021. Operating profit from Managed Services and Support decreased by $0.4 million, or 9% to $4.4 million for the twelve months ended December 31, 2022, as compared to $4.9 million for the twelve months ended December 31, 2021. Operating loss from Platform Services increased by $1.4 million, or 48 % to $(4.5) million for the twelve months ended December 31, 2022, as compared to $(3.1) million for the twelve months ended December 31, 2021

Liquidity and Capital Resources

Liquidity

The current ratio measures a company’s ability to pay off its current liabilities (payable within one year) with its total current assets such as cash, accounts receivable, and inventories. The higher the ratio, the better the company’s liquidity position. A good current ratio is between 1.2 to 2, which means that a business has 2 times more current assets than liabilities to cover its debts. The Company’s current ratio, based on the three months ended September 30, 2023, financial statement is 0.7 compared to 1.3 for the financial year ended December 31, 2022.

The Company’s current debt equity ratio, based on the three months ended September 30, 2023 financial statement is 0.70, for the quarter ended September 30, 2023, compared to 0.20 for the quarter ended December 31, 2022. A debt-to-equity ratio below 1 means that a company has lower exposure to debts than equity.

The Company does not have inventory and hence the quick ratio is the same as current ratio.

Sources of Liquidity

As of September 30, 2023, our principal sources of liquidity consisted of cash and cash equivalents of $0.08 million. We believe that the future operating cash flows of the entity will provide adequate resources to fund ongoing cash requirements. If sources of liquidity are not available or if we cannot generate sufficient cash flow from operations during the next twelve months, we may be required to obtain additional sources of funds through additional operational improvements, capital market transactions, asset sales or financing from third parties, a combination thereof or otherwise. We cannot provide assurance that these additional sources of funds will be available or, if available, would have reasonable terms.

	As of September 30, 2023	As of September 30, 2022
	(In thousands)
Cash and cash equivalents	$75	$4,144
Short-term investments	—	—
Total cash, cash equivalents and short-term investments	$75	$4,144

As of September 30, 2023, our principal sources of liquidity for working capital purposes were cash, cash equivalents and short-term investments totaling $0.08 million.

We have financed our operations primarily through financing activity and operating cash flows. We believe our existing cash, cash equivalents and short-term investments generated from operations will be sufficient to meet our working capital over the next 12 months. Our future capital requirements will depend on many factors including our growth rate, subscription renewal activity, the expansion of sales and marketing activities and the ongoing investments in platform development.

Cash Flows

The following table presents a summary of our consolidated cash flows provided by (used in) operating, investing, and financing activities for the periods indicated:

	As of September 30, 2023	As of September 30, 2022
	(In thousands)
Cash flows provided by operating activities	$(2,826)	$(372)
Cash flows used in investing activities	(7)	(3,305)
Cash flows provided by financing activities	1,567	6,051
Net increase in cash and cash equivalents	$(1,266)	$2,374

Operating Activities

Net Cash generated (used) by operating activities during the nine months ended September 30, 2023, was $(2.8) million compared to $(0.4) million for the nine months ended September 30, 2022.

Investing Activities

Net cash used in investing activities was $(0.01) million for the nine months ended September 30, 2023, compared to $(3.3) million for the nine months ended September 30, 2022.

Financing Activities

Cash (outflow) / inflow from financing activities was $1.6 million for the nine months ended September 30, 2023, compared to $6 million for the nine months ended September 30, 2022.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes as defined by Item 303(a)(4) of SEC Regulation S-K, as of September 30, 2023.

Liquidity and Capital Resources

	As of December 31, 2022	As of December 31, 2021
	(In thousands)
Cash and cash equivalents	$1,341	$1,770
Total cash, cash equivalents and short-term investments	$1,341	$1,770

	As of December 31, 2022	As of December 31, 2021
	(In thousands)
Cash flows used in operating activities	$(2,600)	$(7,112)
Cash flows used in investing activities	(3,319)	(7,629)
Cash flows provided by financing activities	5,490	15,108
Net increase in cash and cash equivalents	$(429)	$367

As of December 31, 2022, our principal sources of liquidity for working capital purposes were cash, cash equivalents and short-term investments totaling $1.3 million.

We have financed our operations primarily through financing activity and operating cash flows. We believe our existing cash, cash equivalents and short-term investments generated from operations will be sufficient to meet our working capital over the next 12 months. Our future capital requirements will depend on many factors including our growth rate, subscription renewal activity, the expansion of sales and marketing activities and the ongoing investments in platform development.

Liquidity

The current ratio measures a company’s ability to pay off its current liabilities (payable within one year) with its total current assets such as cash, accounts receivable, and inventories. The higher the ratio, the better the company’s liquidity position. A good current ratio is between 1.2 to 2, which means that a business has 2 times more current assets than liabilities to covers its debts. The Company’s current ratio, based on the twelve months ended December 31, 2022 financial statement is 1.3, compared to 1.9 for the financial year ended December 31, 2021.

The Company’s current debt equity ratio, based on the twelve months ended December 31, 2022 financial statement is 0.20, compared to 0.21 for the financial year ended December 31, 2021. A debt-to-equity ratio below 1 means that a company has lower exposure to debts than equity.

The Company does not have inventory and hence the quick ratio is the same as current ratio.

Sources of Liquidity

As of December 31, 2022, our principal sources of liquidity consisted of cash and cash equivalents of $1.3 million. We believe that our cash and cash equivalents as of December 31, 2022, and the future operating cash flows of the entity will provide adequate resources to fund ongoing cash requirements for the next twelve months. If sources of liquidity are not available or if we cannot generate sufficient cash flow from operations during the next twelve months, we may be required to obtain additional sources of funds through additional operational improvements, capital market transactions, asset sales or financing from third parties, a combination thereof or otherwise. We cannot provide assurance that these additional sources of funds will be available or, if available, would have reasonable terms.

Operating Activities

Net cash used in operating activities was $(2.6) million for the twelve months ended December 31, 2022, and net cash used from operations was $(7.1) million for the twelve months ended December 31, 2021.

Investing Activities

Net cash used in investing activities was $3.3 million for the twelve months ended December 31, 2022, and $7.6 million for the twelve months ended December 31, 2021.

Financing Activities

Cash flows from financing activities was $5.5 million for the twelve months ended December 31, 2022, and $15.1 million for the twelve months ended December 31, 2021. During the year 2022, we raised an aggregate gross amount of $6.5 million by private placement.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes as defined by Item 303(a)(4) of SEC Regulation S-K, as of December 31, 2022.

BUSINESS

Our Company

We are a healthcare information technology company focused on advancing innovative, industry-transforming solutions in the areas of cloud services, data science, professional and managed services for the Electronic Health Record (EHR), Healthcare and Life Sciences industry.

Our approach leverages our proprietary technology platforms, extensive industry knowledge, and healthcare domain expertise to provide solutions and services that reinforce healthcare progress. Through our platform, solutions, and services, we support healthcare delivery organizations, healthcare insurance companies, pharmaceutical and Life Sciences, biotech companies, and medical device manufacturers in their efforts to improve data management, develop analytical insights into their operations, and deliver measurable clinical, financial, and operational improvements.

We offer a comprehensive suite of software, solutions, platforms and services that enables some of the world’s leading healthcare and pharma organizations to deliver personalized healthcare, precision medicine, advances in drug discovery, development and efficacy, collaborative research and development, respond to real world evidence, and accelerate their digital transformation. We combine our expertise in the healthcare technology domain, cloud technologies, DevOps and automation, data engineering, advanced analytics, AI/ML, Internet of things (“IoT”), security, compliance, and governance to deliver platforms and solutions that drive improved results in the complex workflows of Life Sciences, biotech, healthcare providers, and payers. Our differentiated solutions, enabled by intellectual property platforms provide advanced analytics, data science applications, and data aggregation in a secure, compliant and cost-effective manner to our customers. Our approach reinforces healthcare progress through advanced technology, extensive industry knowledge, and domain expertise.

Our deep expertise in healthcare allows us to reinforce our clients’ progress by accelerating their innovation. Our healthcare IT services include EHR and software implementation, optimization, extension to community partners, as well as application managed services, and backup and disaster recovery capabilities on public cloud. Our 24x7 managed services are used by hospitals and health systems, payers, Life Sciences, and biotech organizations in their effort to improve health outcomes and deliver deeper, more meaningful patient and consumer experiences. Through our services, our customers achieve return on investment in their technology by delivering measurable improvements. Combined with our software and solutions, our services provide clients with an end-to-end partnership for their technology innovation.

We believe our principal competitive factors in our market include our technology capabilities, domain expertise, and on-demand customer support for companies to realize the benefits of modern cloud, data, and security architectures. There are several unique factors mentioned below that make HCTI an attractive service provider for healthcare and Life Sciences companies:

●	Technology Platforms: our proprietary software platforms, CloudEz and DataEz, are leveraged by our healthcare and Life Sciences customers for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. Our readabl.ai platform uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports.

●	Technology Enabled Services: our ability to deliver world-class services in the areas of cloud technologies, data, AI/ML, security, compliance, governance and extend these capabilities with clinical and operational consultants that work across the healthcare industry to improve patient and consumer outcomes.

●	Expertise in Compliance: our compliance and validation experts enable us to implement Health Insurance Portability and Accountability Act (HIPAA) requirements in GxP regulated establishments; GxP encompasses a broad range of compliance-related activities such as Good Laboratory Practices (GLP), Good Clinical Practices (GCP), and Good Manufacturing Practices (GMP). HCTI’s technology platforms CloudEz and DataEz are HITRUST self-certified. HCTI also supports BAA (Business Associate Agreement) coverage for healthcare clients along with cloud providers and PCI-DSS standards.

●	Engagement and Flexibility: HCTI’s ability to achieve customer operational objectives through our design and commercialization of innovative solutions with an outcome-based approach and prompt feedback.

●	Team Members: our world-class team of certified cloud architects and our unique expertise in large global pharmaceutical and biotech organizations and other participants of the healthcare industry.

●	Personal Approach to Customers: our strong relationship management and deep understanding of customer requirements enable us to continuously drive innovation. Our delivery methodology and automation-based approach give us the ability to respond to our customers’ needs and requirements rapidly.

●	Partnership with Industry Leaders: our established relationships with healthcare and Life Sciences teams of the public cloud providers, including Amazon Web Services (“AWS”), Google Cloud, Microsoft Azure Cloud, and EHR vendors such as MEDITECH and Epic Systems while engaging with our customers for overall success.

Our organizational capabilities and unique advantages also include solving data insights and data interoperability challenges for the HCLS industry with our domain knowledge and technology solutions. To accelerate healthcare providers’ adoption of cloud and next-generation technologies, we leverage our Life Sciences and medical device industry experience in cloud, data, IoT, AI/ML, security & compliance.

The majority of our revenue is generated by our full-time employees who provide software services and Managed Services and Support to our clients. Our software services include strategic advisory, implementation and development services and Managed Services and Support include post implementation support and cloud hosting. We are in the early stages of marketing CloudEz, DataEz and Readabl.AI as our SaaS offerings on a subscription basis, which we expect will provide us with recurring revenues. We do not yet have enough information about our competition or customer acceptance of the proposed SaaS offerings to determine whether or not recurring subscription revenue will have a material impact on our revenue growth. Our SaaS offerings have been launched and commercially available for customers.

Background

As of December 31, 2022, SecureKloud Technologies, Inc., f/k/a 8K Miles Software Services, Inc., a Nevada corporation (the “Parent”), owns approximately 61.14% of the Company. Our Parent is 65.2% owned by SecureKloud Technologies Ltd., an Indian company that is publicly traded in India.

We are led by a diverse, global, and talented team of data scientists, thought leaders, software developers, and subject matter experts who seek to understand our customers’ challenges and are dedicated to tackling these challenges. As of December 31, 2022, we had a total of 51 full time employees, 225 sub-contractors, including 122 certified cloud engineers, 107 Epic Certified EHR experts and 17 MEDITECH Certified EHR experts. Many of the senior management team and the members of our board of directors hold advanced degrees and some are leading experts in software development, regulatory science, and market access.

The Company, along with the Parent, is a born-on-the-cloud Premier Partner of AWS and an audited next generation MSP. We are a leading partner of Google Cloud and a Gold Cloud Partner of Microsoft Azure Cloud. HCTI, along with the Parent, is currently one of the top tier Healthcare and Life Sciences competency partners of AWS among more than 100,000 partners in their global community of partners. The Company is also recognized as one of the top eight partners of Google Cloud Healthcare Interoperability Readiness Program. The Company has also established partnerships with Medical Information Technology, Inc. MEDITECH, Epic Systems, Splunk Inc., Snowflake Inc., Looker Inc. (acquired by Google), and other technology companies. Our Parent was rated in 2021 by Solutions Review, an independent online magazine, as one of the 22 best AWS-managed services providers(5). The Company has several Fortune 500 clients in the Life Sciences industry and partners with many hospitals in their cloud transformation journey. We conduct our business directly with hospitals and other healthcare providers. Our Healthcare IT services include systems selection, EHR implementation, post-implementation support to manage EHRs, legacy support, optimization, training, and creation of efficient EHR systems, and improvement of clinical outcomes for hospitals.

Market

Our target markets are healthcare delivery organizations (e.g., hospitals, clinics, physician practices, and other healthcare providers) and Life Sciences organizations (e.g., pharmaceutical and biotech companies). These target markets are large and rapidly expanding, and the opportunity before us is substantial as data increasingly becomes more critical to successful clinical quality improvement and outcomes, financial performance, drug discoveries, and the ever-important need to ensure a positive patient and consumer experience.

[5]	https://www.absolutemarketsinsights.com/reports/healthcare-Cloud-Computing-Market--2019-2027-234

The US healthcare cloud transformation services market will grow to $30B by 2027 with 17.4% CAGR as per Absolution Market Insights(6). Bloomberg business report estimates that the global market for healthcare data science and analytics will be $40B by 2025 with a CAGR of 23.5%(7). The US healthcare IT services market is estimated to be $149B by 2025 with a CAGR 11.7% as per Allied Market Research(8). The medical document management market is estimated to be $555M by 2025 as per Market Data Forecast(9).

Based on the above market data on cloud transformation, healthcare data science and analytics, healthcare IT services and medical document management, we believe CloudEz, DataEz and Readabl.AI platforms have significant market opportunity. As COVID-19 and technological advancements accelerate a rapid shift toward digital health, healthcare technology companies like HCTI will help to transform the Healthcare and Life Sciences industry and pave the way for sizeable market opportunities.

We believe the industry challenges and market dynamics described below are transforming the way data and analytics are used by healthcare organizations and provide us with a significant opportunity.

Challenges associated with increasing complexity of healthcare data

Across the healthcare landscape, a significant amount of data is being created every day, driven by patient care, payment systems, regulatory compliance, and recordkeeping. This includes information within patient health records, clinical trials, pharmacy benefit programs, imaging systems, sensors, and monitoring platforms, laboratory results, patient-reported information, hospital, and physician performance programs, and billing and payment processing.

The U.S. Healthcare system has invested billions of dollars to collect vast amounts of detailed information in digital format. Examples of major areas of investment include electronic transactional systems that digitize clinical information (e.g., EHR systems, pharmacy, laboratory, imaging, patient satisfaction, and healthcare information exchanges), financial information (e.g., general ledger, costing, and billing), and operational information (e.g., supply chain, human resources, time and attendance, IT support, and patient engagement). Wearables and sensors drive personalized health data for continuous monitoring of patients through daily activity logs, biometric sensors, fall sensors, social activity sensors, etc. These wearables and sensors result in a proliferation of healthcare data that also includes socioeconomic, genomic, and remote patient monitoring information. Collecting, storing, and using healthcare data is complicated by the breadth and depth of disparate sources, the multitude of formats, and increasing regulatory requirements.

The data is vital for Life Sciences and pharmaceutical industries; however, traditional and current data platforms are not equipped to meet this surge or the analytic demands. Today, the data platform is expected to stay relevant for at least 15 years, be able to democratize the data, and still be secure and compliant. Data and analytics in healthcare is transforming the way illnesses are identified and treated, improving quality of life and avoiding preventable deaths.

We believe our DataEz platform addresses these challenges. DataEz is a cloud-based data pipeline platform that helps to enable personal healthcare data management, analytics, and data science capabilities for large Life Sciences, pharmaceutical, and healthcare organizations. It integrates with a larger variety of data sources to ingest, process, store, analyze, and gain insights from the data. By leveraging the real-world evidence data and the ability to diagnose through advanced predictive modelling, AI/ML makes the process simpler and less expensive. Life Sciences industries will require a secure, privacy-compliant, and future-proof data platform as a foundation for large-scale genomics collaborations and for efforts to analyze archived data, including privacy-protected data. This means most organizations will turn into data organizations and will aggressively leverage data as a core asset to drive innovation in their businesses.

Challenges due to lack of coordination and interoperability

The healthcare industry is fragmented and inefficient, with different legacy health insurers, hospital systems, provider groups, and pharmacy networks each possessing distinct incentive structures—some or all of which may diverge from consumers’ interests. Even as consumer demand for greater coordination grows, inflexible and disparate legacy technological systems present a significant barrier to meeting consumers’ wants and needs.

[6]	https://www.bloomberg.com/press-releases/2020-04-16/healthcare-analytics-market-size-to-reach-usd-40-781- billion-by-2025-cagr-of-23-55-valuates-reports
[7]	https://www.alliedmarketresearch.com/press-release/us-healthcare-it-market.html
[8]	https://www.marketdataforecast.com/market-reports/medical-documents-management-market
[9]	https://www.absolutemarketsinsights.com/reports/healthcare-Cloud-Computing-Market--2019-2027-234

After decades of investing in EHR technology, the state of interoperability is insufficient and inhibits care coordination, health data exchange, clinical efficiency, and the quality of care provided to patients. Given that the EHR is the principal electronic interface used today at the point of care, the path to improved data-driven decision support will require integration between EHR systems and other data and analytics providers. Incidentally, the U.S. Healthcare system is in the midst of an “open data wave,” with an increasing focus on, and demand for, patient data interoperability. Additionally, recent laws and regulations, such as the 21st Century Cures Act, promote and prioritize interoperability and the free exchange of health information. The COVID-19 pandemic in 2020 has helped to pave the way for advancements in EHR interoperability and standardization. The federal government’s new regulations aim to help patients gain better control of their health data via smartphone apps, interoperability is expected to increase between providers, payers, and healthcare technology companies.

We believe our Healthcare Interoperability solutions and proprietary platforms drive resilient interoperable health infrastructure as a catalyst for delivering better care and reducing costs. We participate in Google Cloud’s Healthcare Interoperability Readiness Program, which aims to help free up patient data and make it more accessible across the continuum of care, as well as set up organizations for long-term success with more modern, interoperable API-first architectures. We help healthcare providers understand their current interoperability maturity levels and map out a stepwise journey to enable interoperability. For example, our Readabl.AI is a Google Cloud-based AI/ML platform to ingest documents, which provides OCR (optical character recognition) capabilities with Natural Language Processing where the patient information is extracted and matched/validated with healthcare providers’ EHR system via FHIR (Fast Healthcare Interoperability Resources) API.

Impact of, and response to, COVID-19 pandemic

Because of COVID-19, healthcare and Life Sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the Healthcare and Life Sciences industry at a rapid pace.

We believe our proprietary platforms and solutions address these challenges. Our business is focused on providing digital platform solutions to healthcare organizations and it is our mission to adequately address COVID-19 challenges for the benefit of our customers and society in general. As a result, consumers have better personal care, convenience, and value. We believe that COVID-19 is expected to drive increased utilization of technology during and after the pandemic, and such shift to a virtual approach creates a unique opportunity for our business to shape the new virtual-oriented experiences of businesses through our cloud technology and services.

Our Technology and Services

We offer two proprietary software platforms, CloudEz and DataEz, for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. The platforms are composed of individual, proprietary technology toolsets and deep data assets that can be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. The platforms enable healthcare organizations to implement highly sophisticated value-based initiatives on a very large scale. At the core of value-based initiatives is the need to aggregate and analyse data, garner meaningful insight from the results, and use these insights to drive material change to outcomes and economics. The platforms address these needs through their major competencies: (i) large-scale data connectivity, integration, and validation capabilities, (ii) advanced predictive analytics and high-speed computing, (iii) toolsets to translate resulting insights into real-world impact, and (iv) purpose-built data visualization and reporting.

CloudEz Technology Platform

CloudEz is an enterprise multi-cloud transformation and management platform that enables customers to manage their cloud infrastructure across private, hybrid, and public cloud infrastructures from providers such as AWS, Microsoft Azure, and Google Cloud. CloudEz offers cloud services to highly regulated industries, including healthcare, Life Sciences, and pharma and biotech organizations, in their cloud transformation journey. It leverages a library of infrastructure and application code developed ‘in-house’ to deliver infrastructure services that are secure and compliant. CloudEz also delivers an automated infrastructure compliance framework that facilitates our customers in being continuously compliant with regulatory requirements.

Implementing a secured cloud that requires continuous adherence of GxP / HIPAA compliance across a number of business units that individually span over a number of different vendors is the biggest challenge across all regulatory specific industries, such as pharma and healthcare. An automation framework that offers secure, continuous GxP / HIPAA compliance for pharmaceutical and healthcare businesses is required for faster deployment of business applications.

CloudEz platform has several security controls including identity & access management, cloud security & governance, data security, security information & event management, network and application security.

DataEz technology platform

Managing a data and data analytics platform is cumbersome with numerous moving components and current best practices that are prone to over-complication. The implemented architecture of some competing solutions is typically not scalable or does not allow workload flexibility. Reengineering such massive ecosystems is neither cost-effective nor practical for enterprises that want to focus on maintaining their market position. Additionally, and more importantly, when enterprise IT teams want to build their Data Lakes, centralized repository that store data, on the cloud, they must deal with overwhelming complexities – from choosing the right cloud provider that addresses their needs and ensures necessary government regulatory security and compliances are met to continuously managing a cost-effective infrastructure.

HCTI brings together large-scale datasets, expansive connectivity, robust technology infrastructure, and industry-leading subject matter expertise. The capabilities of the HCTI platforms enable both the efficient determination of highly meaningful insights and the reliable achievement of meaningful impact in the quality and economics of healthcare.

DataEz is a cloud-based data analytics and data science platform purpose-built for the data analytics and data science requirements of large Life Sciences/pharmaceutical and healthcare provider organizations. This platform enables our healthcare customers to ingest, securely analyze, and transform data from disparate sources to gain operational, financial, and clinical insights. DataEz is a fully secured and compliant platform that meets the regulatory requirements and we offer this as a solution and Software as a Service (SaaS) subscription model for Life Sciences and healthcare provider customers.

Combinations of all proprietary technology toolsets are configured to quickly empower highly differentiated solutions for customer needs in a highly scalable fashion. The flexibility of the platform’s modular design enables customers to integrate the capabilities of the platform with their own internal capabilities or other third-party solutions. The platforms bring to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale. This enables healthcare organizations to aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, drive meaningful impact, and intuitively visualize data and information to inform business strategy and execution.

DataEz platform includes the advanced analytics capability for data scientists and analysts to rapidly spin up secure analytics workbenches. Analytics workbench enables agile analytics, by providing capabilities of data discovery, model building, model management, model consumption, visualization, and workflow management in an integrated platform to accelerate the data science life cycle using AI/ML algorithms as well as data analytics at scale.

DataEz Platform Architecture

DataEz platform architecture is composed of various stages of data pipeline management including ingestion, quarantine, pre-curated, data curated, analytics/data warehouse, visualization/data warehouse and visualization/data science.

DataEz: Data Lake Management, Analytics & Data Science platform architecture diagram

Readabl.AI

Despite significant investments in electronic health records, paper-based unstructured data, such as faxes and clinical reports, remain the prevalent methods to share information about patients as they navigate the continuum of care. This reality has been particularly obvious during the COVID 19 pandemic. The NY Times recently highlighted that the fax machine continues to be a primary data communication tool in the fight against the virus.

Healthcare organizations demand an advanced automation solution to easily convert paper-based unstructured data into meaningful information for patient care. Readabl.AI uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports. Including Readabl.AI in customer organization’s workflow improves patient care and clinical efficiencies while maintaining security & confidentiality. Readabl.AI ensures that the necessary health information is available for patient care with reduced labor requirements and faster processing.

Readabl.AI is offered as a solution on public cloud marketplaces such as Google Cloud marketplace and is commercially available on a Software-as-a-Service (SaaS) subscription model.

Cloud IT Services

Cloud IT is a service offering that we provide that incorporates several of our existing technological platforms. Below are several of the benefits of our Cloud IT service:

1.	Multi-Cloud Advisory: Our certified public cloud architects and engineers are highly experienced and successful in providing end-to-end cloud advisory and deployment services. Our expert team of cloud certified professionals develops and deploys complex applications onto public, private, and hybrid clouds. In addition, we have a proven track record of migrating various IT infrastructures into cloud technologies, enabling healthcare organizations to attain their business goals. We help our customers analyze and identify suitable cloud options for their IT enterprise by clearly defining strategies of the cloud and the roadmap for its transformation. Our experts create secure, scalable, innovative, and robust cloud solutions that address the requirements of healthcare organizations by performing a detailed evaluation of technical compatibility and business objectives.

2.	DevOps as a Service: Cloud DevOps, often also referred to as DevSecOps given the criticality of security of the cloud, is the IT methodology through which enterprises migrate and manage their platforms and solutions in a continuous fashion on the cloud. healthcare enterprise IT leadership can rely on HCTI’s turnkey managed services, strategic advisory services, proven methodology, automation capabilities, and expertise to steadily migrate their IT assets to the cloud.

3.	Cloud Security Operations Centre (SOC): CloudEz comes with advanced AI/ML-enabled alerts and monitoring services over and across the enterprise cloud environment. By implementing automated BOTs, our operations centre ensures our clients have a de-risked cloud environment by ensuring continuous security and regulatory compliance.

4.	Healthcare Cloud Backup and Disaster Recovery (BU/DR): Our cloud disaster recovery solution is a fully managed infrastructure solution that enables hospitals to host their DR instances on public cloud platforms such as AWS. Our solution specifically serves the MEDITECH market today. MEDITECH BU/DR solution will soon be available on AWS marketplace for healthcare customers.

Healthcare IT Services

Healthcare IT is a separate service we provide primarily to hospitals and healthcare centres. Our healthcare IT services are utilized by 100+ hospitals across the US. These services include EHR implementation and optimization, managed services, interoperability, data assessments and tools, and clinical and training consulting to improve clinical outcomes and the patient experience.

●	EHR Implementation and Optimization: HCTI is among one of the few MEDITECH READY-certified implementation partners for MEDITECH, a leading EHR system vendor. This READY certification from MEDITECH enables HCTI to provide hospital clients with their EHR implementations. We have worked with hundreds of MEDITECH customers and successfully implemented and optimized the MEDITECH platform. Additionally, HCTI is one of 15 partners (out of 200 total firms tracked by Epic Systems, Inc., a leading EHR system vendor) that works with Epic on a regular basis to discuss synergies and client performances. Our implementation solution set specifically addresses mergers and acquisitions as well as community technology extensions. We have successfully enabled over 600 community physicians in over 100 locations through our community technology deployment services.

●	EHR Managed Services: Our end-to-end EHR managed services cover hospital-wide IT support including Tier 2/Tier 3 support, technical support, report writing, on-demand application support, Community Connect, and acquisition services. HCTI addresses healthcare organizations’ growing frustrations, inefficiencies, and high provider turnover in the healthcare communities through training and support to prevent loss of additional clinical resources, downturns in patient service volume, and loss of significant revenue. HCTI’s Epic team offers a monthly support plan that provides comprehensive flexibility. It gives “flex support” for clients, allowing for the division of necessary work hours across different Epic resources and applications. Since the pandemic started, more hospitals and health systems are slowly making the transition to cloud platforms to host their EHRs and information systems to offer real-time data insights and more storage solutions. HCTI sees this as an opportunity to provide EHR-as-a-service capabilities in real-time for hospitals on public cloud platforms.

●	Interoperability Assessments and Services: HCTI is recognized as one of the top eight partners of the Google Cloud Healthcare Interoperability Readiness Program. Our services enable health systems to understand their readiness to meet CURES act requirements and develop and execute a roadmap across technology platforms utilizing HL7’s (Health Level Seven International provides standards and solutions to empower global health data interoperability) and FHIR (Fast Healthcare Interoperability Resources) standards.

●	Data Assessment and Toolsets: healthcare clients also approach us to build two-way data applications for quick and seamless communication with patients and to perform predictive analytics based on prior outcomes and readings from monitoring devices. We offer self-cataloguing data lakes and automated data quality check solutions. These cutting-edge solutions consist of a public cloud-based data lake where the data from various devices and sensors are ingested and stored through automated provisioning, and a scalable dashboard that is capable of monitoring hundreds of thousands of patients at a time based on the cloud-stored data.

●	Clinical and Training Consulting: HCTI also provides clinical and operational consultants to healthcare organizations to support the improvement of their business, clinical, and patient outcomes and experience.

Competition

We are experiencing and also expecting increased competition from a number of existing companies and new market entrants including Veeva Systems, Inovalon, Health Catalyst, ClearDATA, The HCI Group and CitiUSTech to name a few.

The overall market for Life Sciences software is global, rapidly evolving, highly competitive and subject to changing regulations, technology and shifting customer needs. The solutions and applications offered by our competitors vary in size, breadth and scope. HCTI’s solutions compete with offerings from large global System Integrators (SIs) and also compete with Life Sciences-specific niche vendors in infrastructure and data management areas.

Our CloudEz platform competes with offerings from large regulated infrastructure vendors as well as the cloud native managed services offering from the public cloud providers. Our DataEz platform competes with healthcare and Life Sciences from specific cloud native data lake management vendors.

We also compete with global technology system integrators such as Accenture, Cognizant, HCL, and Wipro that provide solutions specific to Life Sciences domain and managed services on the public cloud platforms.

In the healthcare space, our primary competitors are EHR consulting and solution providers, healthcare providers who perform their own data analytics and other large health systems who seek to commercialize their offerings. healthcare IT professional services industry is very competitive and continuously changing. We compete with a large number of service and solution providers including companies with specialty healthcare consulting background and having a variety of healthcare IT skills, certifications and domain expertise. This also includes consulting firms offering strategy, advisory, EHR system selection and cloud provider selection.

We believe the principal competitive factors in our market include the following:

●	Our technology platforms CloudEz, DataEz and Readabl.AI;

●	Speed of innovation, early customer adoption of new technologies and faster adoption of cloud services;

●	Level of customer satisfaction;

●	Meet evolving HCLS compliance regulations and standards;

●	HCLS domain expertise and industry specific SOPs (standard operating procedures);

●	Strategic relationships with cloud providers, technology partners and EHR vendors;

●	Ability to integrate with legacy enterprise infrastructures, large cloud platforms and 3rd party applications;

●	Pricing and total cost of ownership;

●	Credibility and the ability to attract and retain top talents with broad capabilities;

●	Ability to manage customer engagements effectively to drive high value and sustainable results.

Government Regulation

Privacy and Security Laws. The collection, processing, use, disclosure, disposal, and protection of information about individuals, in particular healthcare data, is highly regulated both in the United States and other jurisdictions, including, but not limited to, under HIPAA, as amended by HITECH; U.S. state privacy, security, and breach notification and healthcare information laws; the GDPR; and other European privacy laws as well as privacy laws being adopted in other regions around the world. Although most of the clinical data we receive from our customers is de-identified, in certain parts of our business, such as our real-world data and analytics program, we hold confidential personal health and other information relating to persons who have been, are and may in the future be involved in clinical trials. The possession, retention, use, and disclosure of such information is highly regulated, including under the laws and regulations described above. These data privacy and security regulations govern the use, handling, and disclosure of information about individuals and, in the case of HIPAA, require the use of standard contracts, privacy and security standards, and other administrative simplification provisions. In relation to HIPAA, we do not consider our service offerings to generally cause us to be subject as a covered entity; however, in certain circumstances we are subject to HIPAA as a business associate and may enter into business associate agreements with our customers who are covered entities under HIPAA. These business associate agreements define our obligations to safeguard the personal health information of patients provided by our customers. We have adopted identity protection practices and have implemented procedures to satisfy data protection requirements and safeguards regarding the creation, receipt, maintenance, and transmission of protected health information.

In addition, the FTC and many state attorneys general are interpreting existing federal and state consumer protection laws to impose evolving standards for the online collection, use, dissemination, and security of information about individuals, including health-related information. Courts may also adopt the standards for fair information practices promulgated by the FTC, which concern consumer notice, choice, security, and access. Consumer protection laws require us to publish statements that describe how we handle information about individuals and choices individuals may have about the way we handle their information. Certain states have also adopted robust data privacy and security laws and regulations.

In response to the data privacy laws and regulations discussed above, we have implemented several technological safeguards, processes, contractual third-parties’ provisions, and employee trainings to help ensure that we handle information about our employees, customers, and in a compliant manner. We maintain a global privacy policy and related procedures, and train our workforce to understand and comply with applicable privacy laws.

Bribery, Anti-Corruption, and Other Laws. We are subject to compliance with the FCPA and similar anti-bribery laws, such as the Bribery Act, which generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. In addition, in the United States, we may also be subject to certain state and federal fraud and abuse laws, including the federal Anti-Kickback Statute and False Claims Act, that are intended to reduce waste, fraud and abuse in the health care industry. Our employees, distributors, and agents are required to comply with these laws, and we have implemented policies, procedures, and training, to minimize the risk of violating these laws.

Employees

As of September 30, 2023, we had a total of 47 full time employees, 160 sub-contractors, including 82 certified cloud engineers, 93 Epic Certified EHR experts and 16 MEDITECH Certified EHR experts. Many of the senior management team and the members of our board of directors hold advanced degrees and some are leading experts in software development, regulatory science, and market access.

Litigation

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We believe that we do not have any pending or threatened litigation which, individually or in the aggregate, would have a material adverse effect on our business, results of operations, financial condition, and/or cash flows.

Properties

We lease and maintain our primary offices at 7901 Stoneridge Drive, Suite 220, Pleasanton, CA 94588. We do not currently own any real estate.

MANAGEMENT

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of February 8, 2024:

Name	Age	Position
Dave Rosa	59	Chairman of the Board of Directors
Thyagarajan Ramachandran	48	Chief Financial Officer
Lakshmanan Kannappan*	56	Head of Strategic Partnership and Director
Shibu Kizhakevilayil	51	Head of M&A and Director
Ronald McClurg	64	Director
Jainal Bhuiyan	41	Director

●	Resigned from the Board of Directors of the Company, effective as of February 1, 2024.

Dave Rosa

Mr. Rosa has served as a member of our board of directors since August 2021. Since 2016, Mr. Rosa has been and currently is President and CEO of NeuroOne Medical Technologies (Nasdaq: NMTC), a publicly traded company on the Nasdaq. He also serves on the boards of Biotricity (OTC: BTCY), a publicly traded company on the Over the Counter (OTC) platform, where he currently serves as compensation committee chairman, and Neuro Event Labs, a privately held company in Finland, where he currently serves as Chairman of the Board. Mr. Rosa has over 25 years of experience holding a variety of senior management roles representing several medical device markets. His recent experience includes developing early-stage companies to commercialization and Nasdaq listing. Mr. Rosa holds a Master of Business Administration degree from Duquesne University and Bachelor of Science degree in Commerce and Engineering from Drexel University.

We believe that Mr. Rosa is well qualified to serve as chairman of the Board of Directors. With his entrepreneurial, leadership, operational and capital markets experience.

Thyagarajan Ramachandran

Mr. Ramachandran has served as our Chief Financial Officer since September 2021. In his current role as CFO at HCTI, he is responsible for communication of HCTI’s strategy, financial and business performance, US GAAP accounting, Corporate Governance and Investor Relations. He is a senior industry leader with around 25 years of experience across Strategic Management, M&A, Fund Raising, Business Partnering, Corporate Governance and Financial Accounting. He has managed multiple cross-industry CFO positions dealing with PE and Institutional investors. Mr. Ramachandran is a member of the Institute of Chartered Accountants of India (ACA), a member of the Institute of Cost and Management Accountants of India (CMA) and a bachelor’s in finance from Chennai University.

Lakshmanan Kannappan

Mr. Kannappan has served as a Head of Strategic Partnerships and a member of our Board since October 2019, a position from which he resigned on February 1, 2024. He has been the Chief Operating Officer and Head of Cloud, Identity, and Access Management business for SecureKloud Technologies, Inc. since 2013. Mr. Kannappan is a visionary leader who directs the business/ technology operations, product management, and strategic partnerships for SecureKloud. He founded FuGen Solutions acquired by SecureKloud in 2013, is a serial entrepreneur with 25+ years of software industry experience, and also supports investments and M&A activities for SecureKloud. He is also one of the original founders of SAML 2.0 protocol and Federated Identity Management model for the industry while at Orange-France Telecom, which changed the way Identity Information is shared between Service Providers and enabled the huge success of SaaS, Cloud and Social Networking. Mr. Kannappan has played senior technical, business, and managerial roles in various segments including B2B, healthcare, eCommerce, Telecom, Digital Identity Management systems, Cyber Security, and Cloud. He is a regular invited speaker in industry-related events. Mr. Kannappan holds Master’s in Electrical Engineering from Anna University, India and Bachelor’s in Electronics and Instrumentation from Annamalai University, India. He sits on the University of Chicago’s California Advisory Council since 2015.

Shibu Kizhakevilayil

Mr. Kizhakevilayil has served as Head of M&A and a member of our Board since October 2019. In his role as Global healthcare President, he was leading the healthcare division of SecureKloud Technologies, Inc. from 2015 to 2020 and was also instrumental in identifying, acquiring, and integrating healthcare IT companies. Mr. Kizhakevilayil had successfully built and sold 3 IT consulting companies specializing in enterprise content management, data warehousing, and business intelligence solutions in his earlier career. He has over 20 years of experience in the IT industry with expertise in the healthcare domain. He serves as a member of the Board of several private companies. Shibu holds a bachelor’s degree in Mechanical Engineering from College of Engineering Trivandrum, India.

We believe that Mr. Kizhakevilayil is qualified to serve as a member of our Board based on his outstanding skills and unique experience in IT industry in connection with healthcare domain.

Ronald McClurg

Mr. McClurg has over 30 years of financial leadership experience with public and private companies.  Mr. McClurg has served as Chief Financial Officer of NeuroOne Medical Technologies Corp. (Nasdaq: NMTC) since January 2021. Prior to joining NeuroOne, from October 2003 to June 2019, Mr. McClurg served as VP – Finance and Administration and Chief Financial Officer of Incisive Surgical, Inc., a privately-held medical device manufacturer. Prior to 2003, Mr. McClurg served as Chief Financial Officer and Treasurer of Wavecrest Corporation, a privately-held manufacturer of electronic test instruments for the semiconductor industry, and served as Chief Financial Officer for several publicly-held companies, including Video Sentry Corporation, Insignia Systems, Inc. (Nasdaq: ISIG), and Orthomet, Inc. Currently, he serves on the board of governors of Biomagnetic Sciences, LLC and serves as a director and audit committee chair for Biotricity, Inc. (Nasdaq: BTCY). Mr. McClurg holds a Bachelor of Business Administration degree in accounting from the University of Wisconsin — Eau Claire.

We believe that Mr. Ronald McClurg is qualified to serve as a member of our Board based on his outstanding skills and unique experience in Finance domain with public companies.

Jainal Bhuiyan

Mr. Jainal is currently a Senior Managing Director in investment banking at Paulson Investment Company. Prior to Paulson he was a partner at HRA Capital, a boutique investment bank he co-founded in 2012.

Over the course of his 18 years of healthcare investment banking and capital markets experience, he has advised private and public healthcare companies from start-ups to commercially mature enterprises, totaling more than $3B in transactions. He holds FINRA Series 7, Series 63 and Series 79 licenses.

We believe that Mr. Jainal Bhuiyan is qualified to serve as a member of our Board based on his outstanding skills and unique experience in investment banking in healthcare sector.

Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of five (5) members, three (3) of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, as set forth below, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Director Independence

Our board of directors are composed of a majority of “independent directors” as defined under the rules of Nasdaq. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Under such definition, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that and Dave Rosa are all independent directors of the Company.

Board Committees

Our board of directors has established three standing committees, audit committee, compensation committee and nominating and corporate governance committee, each of which operate under a charter that has been approved by our board of directors. We have appointed persons to the board of directors and committees of the board of directors as required meeting the corporate governance requirements of the Nasdaq Listing Rules.

Audit Committee

We have established an audit committee consisting of Ronald McClurg, Jainal Bhuiyan and Dave Rosa. Mr. McClurg is the Chair of our audit committee. In addition, our Board has determined that Ronald McClurg is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Compensation Committee

We have established a compensation committee of the board of directors to consist of Dave Rosa, Ronald McClurg and Jainal Bhuiyan. Mr. Rosa is the Chair of the compensation committee. Each member of our compensation committee is also a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code. Dave Rosa is the chairman of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

●	administers our equity compensation plans;

●	reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans; and

●	establishes and reviews general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee consisting of Ronald McClurg and Jainal Bhuiyan. Mr. Bhuiyan is the Chair of the nominating and corporate governance committee. The committee’s duties, which are specified in our Nominating and Corporate Governance Committee Charter, include, but are not limited to:

●	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

●	evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate

●	evaluating nominations by stockholders of candidates for election to our board of directors; and

●	corporate governance matters

Code of Ethics

Our Board has adopted a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code is applicable to all of our directors, officers and employees and is available on our corporate website, www.applieduvinc.com. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules and exchange requirements.

Family Relationships

There are no family relationships among the officers and directors, nor are there any arrangements or understanding between any of the Directors or Officers of our Company or any other person pursuant to which any Officer or Director was or is to be selected as an officer or director.

Involvement in Certain Legal Proceedings

Except as set forth below, none of our other directors, executive officers, significant employees or control persons have been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

On December 16, 2022, the Securities and Exchange Board of India (“SEBI”), India’s federal securities regulator, issued an order (“Order”) that: (i) restrained SecureKloud Technologies Ltd. (“SecureKloud”), the majority owner of our Parent and our Chief Executive Officer, Mr. Suresh Venkatachari, from accessing the Indian securities market in any manner whatsoever, and further prohibited him from buying, selling or otherwise dealing in securities, directly or indirectly, in any manner, whatsoever, for a period of three years; (ii) prohibited Mr. Venkatachari from being associated with the securities market in any manner whatsoever, including as a director or “Key Managerial Personnel” (as defined in section 2(51) of the Indian Companies Act 2013) in a listed company or an intermediary registered with SEBI, for a period of one year; (iii) imposed a penalty on Mr. Venkatachari of 30,000,000 rupees (equal to approximately $361,597.47 at an exchange rate of one United States dollar to 82.9652 Indian rupees as of December 22, 2022); and (iv) imposed a penalty on SecureKloud of 40,000,000 rupees (or approximately $481,884.98). The Order came into effect on January 16, 2023.

SEBI’s investigation originated from a report to the Indian Ministry of Corporate Affairs by, and the resignation of, Deloitte, Haskins & Sells (“Deloitte”) as SecureKloud’s statutory auditors in 2019. Deloitte alleged irregularities in SecureKloud’s financial statements, inconsistencies in its revenue recognition policies with the applicable international financial reporting standards, and the existence and non-disclosure of related party transactions.

The Order resulted from an interim order-cum-show cause notice dated August 4, 2022 from the SEBI against SecureKloud and three other persons (Mr. Venkatachari and two individuals who are not directors, officers or employees of the Company). SecureKloud is a public listed company in India and the shares of SecureKloud are listed on the Bombay Stock Exchange and on the National Stock Exchange of India Ltd. Mr. Venkatachari, our Chairman and Chief Executive Officer was, at the time the Order was issued, a director and the Chief Executive Officer of SecureKloud and currently owns 42.1% of SecureKloud.

The imposition of the prohibitions and financial penalties resulted from a finding by the SEBI that SecureKloud and/or Mr. Venkatachari: (i) manipulated SecureKloud’s books of accounts or financial statements by, among other things, overstating revenues and receivables, expenses and payables, and fixed assets and consultancy charges; (ii) siphoned funds amounting to 38,300,000 rupees (approximately $461,530) from the company; and (iii) violations of related party disclosures, false quarterly disclosures and false submissions to the SEBI, and non-cooperation of SecureKloud in the investigation.

Mr. Venkatachari has informed the Board of Directors of Healthcare Triangle that he believes that the Order is wholly without merit and has, through his attorneys in India, appealed the ruling to the Securities Appellant Tribunal of the Ministry of Finance. Mr. Venkatachari further believes that he will succeed in having the Order overturned and negated.

In no instance was any allegation or finding by the SEBI related to Mr. Venkatachari’s role as the Chairman of the Board and Chief Executive Officer of the Company, nor is the Company the subject or target of the SEBI’s investigation or Order.

Consequently, at a meeting of the Board of Directors of the Company on December 23, 2022, the Board unanimously voted to suspend Mr. Venkatachari from his roles as the Company’s Chairman of the Board and Chief Executive Officer effective immediately and until further notice. Senior management of the Company has assumed Mr. Venkatachari’s duties during his suspension until an interim Chief Executive Officer can be appointed. Mr. Venkatachari has subsequently resigned from the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our outstanding shares of Common Stock (“Ten Percent Holders”) to file with the SEC reports of their share ownership and changes in their share ownership of our Common Stock. Directors, executive officers and Ten Percent Holders are also required to furnish us with copies of all ownership reports they file with the SEC. To our knowledge, none of our directors, executive officers and Ten Percent Holders failed to comply with any Section 16(a) filing requirements during fiscal 2022.

EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2023 and 2022

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Thyagarajan Ramachandran,	2023	208,500	50,000	-	27,803	286,303
Chief Financial Officer	2022	121,035	-	-	24,282	145,317

Lakshmanan Kannappan,	2023	198,000	10,000	-	8,484	216,484
Head of Strategic Partnership	2022	198,000	-	-	2,008	200,008

Shibu Kizhakevilayil	2023	229,884	-	-	8,484	238,368
Head of M&A	2022	229,884	25,000	-	2,008	256,892

(1)	The amounts reported in the “Salary” column represent the portion of each NEO’s base salary paid in cash.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

Outstanding Equity Awards at Fiscal Year-End

No executive officer named above had any unexercised options, stock that has not vested or equity incentive plan awards outstanding as of December 31, 2023.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unvested Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date
Thyagarajan Ramachandran	January 31, 2021	5,625	1,875	4.00	January 1, 2031
Thyagarajan Ramachandran	November 11, 2022	17,500	-	1.90	November 9, 2027
Thyagarajan Ramachandran	March 20, 2023	8,333	16,667	3.30	March 19, 2028
Lakshmanan Kannappan	January 31, 2021	3,750	1,250	4.00	January 1, 2031
Lakshmanan Kannappan	March 20, 2023	7,500	7,500	3.30	March 19, 2028
Shibu Kizhakevilayil	January 31, 2021	3,750	1,250	4.00	January 1, 2031
Shibu Kizhakevilayil	March 20, 2023	7,500	7,500	3.30	March 19, 2028

Director Compensation

The table below sets forth the compensation paid to our non-executive directors during the fiscal year ended December 31, 2023.

Name	Fees Earned / Paid in Cash ($)	Option Awards ($)	Other Compensation ($)	Total Compensation ($)
Dave Rosa	92,633	69,800	-	162,433
Lakshmanan Kannappan	-	-	-
Shibu Kizhakevilayil	-	-	-
Ronald McClurg	47,047	19,700	-	66,747
Jainal Bhuiyan	36,997	19,700	-	56,697

Equity Incentive Plan

On April 27, 2020, our board of directors adopted the 2020 Stock Incentive Plan, or the Plan, which was approved by our shareholders on April 27, 2020 and became effective on such date. The following is a summary of certain significant features of the Plan. The information which follows is subject to, and qualified in its entirety by reference to, the Plan document itself, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Purposes: The purpose of the Plan is to provide a means whereby employees, directors and consultants of our company, its subsidiaries and affiliates develop a sense of proprietorship and personal involvement in the development and financial success of our company, and to encourage them to devote their best efforts to the business of our company, thereby advancing the interests of our company and its shareholders. A further purpose of the Plan is to provide a means through which we may attract able individuals to provide services to or for the benefit of our company and to provide a means for such individuals to acquire and maintain share ownership in our company, thereby strengthening their concern for the welfare of our company.

Types of Awards: Awards that may be granted include incentive share options, non-qualified share options, share appreciation rights and restricted awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our Common Stock and the award holder’s continuing service with our company.

Eligible Recipients: Persons eligible to receive awards under the Plan will be those officers, employees, directors and consultants of our company and its subsidiaries who are selected by the administrator.

Administration: The Plan is administered by our compensation committee. Among other things, the administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The administrator has authority to establish, amend and rescind rules and regulations relating to the Plan.

Shares Available: The maximum number of Common Stocks that may be delivered to participants under the Plan is 873,375, subject to adjustment for certain corporate changes affecting the shares, such as share splits. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan.

Share Options:

General. Share options give the option holder the right to acquire from us a designated number of Common Stock at a purchase price that is fixed upon the grant of the option. Share options granted may be either tax-qualified share options (so-called “incentive share options”) or non-qualified share options. Subject to the provisions of the Plan, the administrator has the authority to determine all grants of share options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine.

Option Price. The exercise price for share options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive share option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive share option grants to any person owning more than 10% of our voting power must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made either: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the exercise price; (iii) a cashless exercise (broker-assisted exercise) through a “same day sale” commitment; (iv) by a combination of (i), (ii), and (iii); or (v) any other method approved or accepted by the administrator in its sole discretion.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting power, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive share option is an option that is intended to qualify under certain provisions of the Code for more favorable tax treatment than applies to non-qualified share options. Any option that does not qualify as an incentive share option will be a non-qualified share option. Under the Code, certain restrictions apply to incentive share options. For example, the exercise price for incentive share options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive share option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive share options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive share options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate fair market value in excess of $100,000, measured at the grant date.

Share Appreciation Rights:  Share appreciation rights, or SARs, which may be granted alone or in tandem with options, have an economic value similar to that of options. When an SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment - the appreciation value - either in cash or shares valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted Awards: Restricted awards are shares awarded to participants at no cost. Restricted awards can take the form of awards of restricted share, which represent issued and outstanding shares subject to vesting criteria, or restricted share units, which represent the right to receive shares subject to satisfaction of the vesting criteria. Restricted share awards are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded. These awards will be subject to such conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Performance Criteria: Under the Plan, one or more performance criteria will be used by the administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator deems appropriate.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to the capitalization of our company, such as share splits, share dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board of directors also has the authority, at any time, to discontinue the granting of awards. The board of directors also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our shareholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have engaged in the following related party transactions.

The Company entered into a Master Service Agreement, Shared Services Agreement and Rental Sublease Agreement with its Parent. As per the Master Services Agreement, Parent provides technical resources according to the statement of work from the Company. The initial term of the agreement is twenty-four months which is extendable based on mutual consent. The Parent charges for the services at cost. The Company received services amounting to $14,063 and $13,810 for the years ended December 31, 2022, and 2021 respectively. The Company has paid for these services during the year.

As per the terms of the Shared Services Agreement and Rental Sublease Agreement, the cost incurred by the Parent on behalf of the Company are settled at cost. The Shared Services Agreement includes development infrastructure, sales support, recruitment and immigration support, project coordination, HR and operations support, and management / advisory services. The Company received services amounting to $197 and $197 for the years ended December 31, 2022, and 2021 respectively. The Company has paid for these services during the year.

The Company does not have any signed lease agreement in its name and currently operates from two office locations leased by the Parent. The Company has entered into a sublease agreement with the Parent and paid rent of $180 and $180 for the year ended December 31, 2022, and 2021 respectively.

The Company has made $479 of sales to related parties for the year ended December 31, 2022, and $ 3,710 for the year ended December 31, 2021.

The Company has acquired intangibles of $3,279 from related parties for the year ended December 31, 2022, and $ 3,050 for the year ended December 31, 2021.

The balance receivable from related parties as of December 31, 2022 was $1,075 and as of December 31, 2021 was $816. The amount represents advance payment towards project-related services.

The balance in accounts receivable from related parties as of December 31, 2022 was $545 and as of December 31, 2021 was $1,936.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and our Series A Super Voting Preferred Stock, our only outstanding classes of capital stock having the right to vote, as of February 9, 2024 for (i) each person or entity known by us to be the beneficial owner of more than 5% of our voting securities; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of February 9, 2024 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person. The share ownership numbers after the offering for the beneficial owners indicated below exclude any potential purchases that may be made by such persons in this offering.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of Company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of February 9, 2024. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 4,308,822 shares of our common stock and 6,000 shares of our Series A Super Voting preferred stock issued and outstanding on February 9, 2024. As of February 9, 2024, there were 47 holders of our common stock and one holder of our Series A Super Voting preferred stock.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

	Number of Shares Beneficially Owned			Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Title	Common Stock		Series A Super Voting Preferred Stock(2)	Percent of Common Stock		Percent of Series A Super Voting Preferred Stock	Percent of Voting Stock(3)
Officers and Directors
Thyagarajan Ramachandran	Chief Financial Officer	45,281	(5)	—	1.0	%	—	0.4%

Lakshmanan Kannappan	Director	31,777	(6)	—	0.7	%	—	0.3%
Shibu Kizhakevilayil	Director	31,777	(7)	—	0.7	%	—	0.3%
Ronald McClurg	Director	—		—	*		—	*

Dave Rosa	Director	—		—	*		—	*
Jainal Bhuiyan	Director	—		—	*		—	*
Officers and Directors as a Group								—
		108,835				2.5%	N/A	1.0%
5% Stockholders
SecureKloud Technologies, Inc.(4)		2,550,000		—	59.2	%	N/A	24.7%
Suresh Venkatachari		136,523	(8)	6,000	3.1	%	100.0%	59.2%

*	Less than 1%.

(1)	The principal address of the named officers, directors and 5% stockholders of the Company is c/o Healthcare Triangle, Inc, 7901, Stoneridge Dr, Suite # 220, Pleasanton, California 94588.

(2)	Entitles the holder to 1,000 votes per share and votes with the Common Stock as a single class.

(3)	Represents total ownership percentage with respect to all shares of Common Stock and Series A Super Voting Preferred Stock, as a single class.

(4)	SecureKloud Technologies, Inc. is 60.71% owned by SecureKloud Technologies Limited which is a publicly traded company in India.
(5)	Includes 34,915 shares of our common stock underlying stock options that have vested or are exercisable within 60 days of February 9, 2024.
(6)	Includes 11,777 shares of our common stock underlying stock options that have vested or are exercisable within 60 days of February 9, 2024.
(7)	Includes 11,777 shares of our common stock underlying stock options that have vested or are exercisable within 60 days of February 9, 2024.
(8)	Includes 61,523 shares of our common stock underlying stock options that have vested or are exercisable within 60 days of February 9, 2024.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time of up to 12,183,612 shares of Common Stock of Healthcare Triangle, Inc. by the selling stockholder. The number of shares the selling stockholder may sell consists of up to 12,183,612 shares of Common Stock, consisting of (i) up to 11,111,112 shares of Common Stock that may be issued to the selling stockholder if they fully convert the First Tranche Note, which shares represent 300% of the maximum number of shares of common stock issuable upon conversion of the First Tranche Note; and (ii) up to 1,072,500 shares of Common Stock that may be issued to the selling stockholder if they fully exercise the First Tranche Warrants, which shares represent 300% of the maximum number of shares of common stock issuable upon exercise of the First Tranche Warrants. This number is calculated for this purpose using the greater of (A) the highest required minimum reserve under the Securities Purchase Agreement from the date of the first tranche closing to the date the registration statement of which this prospectus is a part is filed with the SEC, and (B) the floor price under the First Tranche Note. Such shares of Common Stock are issuable pursuant to the terms of the Securities Purchase Agreement. The shares of Common Stock covered by this prospectus will be issued in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

We are registering the shares of Common Stock to permit the selling stockholder to offer these shares for resale from time to time and to satisfy our obligations in connection with the Registration Rights Agreement. Except for ownership of the First Tranche Note and the First Tranche Warrants, the selling stockholder is an investor who has had no position, office, or other material relationship (other than as a purchaser of securities) with us or any of our affiliates within the past three years. Our knowledge is based on information provided by selling stockholder questionnaires in connection with the filing of this prospectus.

The table below lists the selling stockholder and information regarding the ownership of the shares of Common Stock held by such selling stockholder. The number of shares of our Common Stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act (“Rule 13d-3”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock options or warrants. The number of shares beneficially owned also assumes that such selling stockholder (1) has fully converted its First Tranche Note and fully exercised its First Tranche Warrants without regard to any limitations set forth therein, (2) sells all of the securities being offered by them in this prospectus; (3) does not dispose of any security of the Company other than the securities being offered in this prospectus; and (4) does not acquire any additional securities of the Company.

The third column in the table below lists the shares of common stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of a registration rights agreement with the selling stockholder, this prospectus generally covers the resale of 300% of the maximum number of shares of common stock issuable pursuant to the First Tranche Note and the First Tranche Warrants, determined as if the note and warrants were converted in full as of the trading day immediately preceding the date this registration statement was initially filed with the Commission, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Before the Offering	Maximum Shares Sold (2)	Number of Shares of Common Stock Owned After the Offering
L1 Capital Global Opportunities Master Fund(1)	0	12,183,612	0

(1)	David Feldman and Joel Arber are the directors of L1 Capital Global Opportunities Master Fund and have voting control and investment discretion over the securities held by L1 Capital Global Opportunities Master Fund. As such they may be deemed to be beneficial owners of such shares of Common Stock. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own these securities, Mr. Feldman and Mr. Arber disclaim beneficial ownership over the securities except to the extent of any pecuniary interest therein. L1 Capital Global Opportunities Master Fund’s principal business address is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands. Includes (i) up to 11,111,112 shares of Common Stock issuable upon conversion of all of the First Tranche Note, and (ii) up to 1,072,500 shares of Common Stock issuable upon the exercise of all of the First Tranche Warrants.

(2)	Beneficial ownership reflects shares of Common Stock which are convertible under the First Tranche Note, within the next 60 days, and excludes additional shares of Common Stock underlying the First Tranche Note, and the additional 357,500 shares of Common Stock underlying the First Tranche Warrants, subject to a beneficial ownership limitation (the “Beneficial Ownership Limitation”) on the selling stockholder’s ability to convert the First Tranche Note and exercise the First Tranche Warrants, to the extent any such conversion or exercise would cause the selling stockholder to beneficially own more than 4.99% of the outstanding shares of the Company, which may be increased to up to 9.99% with 61 days’ notice from the holder to the Company.

DESCRIPTION OF SECURITIES

General

The following description is a summary, does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, $0.00001 par value, of which 20,000 have been designated as Series A Super Voting Preferred Stock, $0.00001 par value (the “Series A Super Voting Preferred Stock”). As of February 8, 2024, there were 4,308,822 shares of our Common Stock outstanding and 6,000 shares of our Series A Super Voting Preferred Stock outstanding.

Common Stock

The holders of our Common Stock are entitled to the following rights:

Voting Rights. Our Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, all elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Dividends. The holders of our Common Stock are entitled to receive dividends if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution, or winding up, holders of our Common Stock will be entitled to share rateably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.

Rights and Preferences. Holders of our Common Stock have no pre-emptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock.

Fully Paid and Nonassessable. All of our outstanding shares of our Common Stock are, and the shares of our Common Stock to be issued in this offering will be, fully paid and nonassessable.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors or officers, which may discourage lawsuits against us or our directors or officers. Our Certificate of Incorporation also provides that this choice of forum provision does not apply to claims arising under federal securities laws.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our Series A Super Voting Preferred Stock.

As of February 9, 2024, we have designated 20,000 shares of preferred stock as Series A Super Voting Preferred Stock, of which 6,000 shares are issued and outstanding.

We will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our certificate of incorporation, as amended, that would affect the class or series of preferred stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Series A Super Voting Preferred Stock

The following is a summary of the terms of our Series A Super Voting Preferred Stock

Voting Rights. Each share of our Series A Super Voting Preferred Stock entitles its holder to 1,000 votes per share and votes with our Common Stock as a single class on all matters to be voted or consented upon by the stockholders.

Dividend Rights. The holders of our Series A Super Voting Preferred Stock are not entitled to any dividend rights.

Liquidation Rights. The holders of our Series A Super Voting Preferred Stock are not entitled to any liquidation preference.

Other Matters. The holders of our Series A Super Voting Preferred Stock have no subscription, redemption or conversion privileges and are not subject to redemption. Our Series A Super Voting Preferred Stock does not entitle its holders to pre-emptive rights. All of the outstanding shares of our Series A Super Voting Preferred Stock are fully paid and non-assessable.

Our Board also has the authority to issue up to 9,980,000 additional shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the Common Stock;

●	Diluting the voting power of the Common Stock;

●	Impairing the liquidation rights of the Common Stock; or

●	Delaying or preventing a change in control of the Company without consent of the stockholders

DESCRIPTION OF THE SENIOR SECURED 15% ORIGINAL ISSUE DISCOUNT CONVERTIBLE PROMISSORY NOTES

On December 28, 2023, the Company entered into the Securities Purchase Agreement with the Investor, pursuant to which the Company agreed to issue to the Investor, in the Private Placement, Senior Secured 15% Original Issue Discount Convertible Promissory Notes in the aggregate principal amount of up to $5,200,000 which will result in gross proceeds to the Company in the amount of up to $4,420,000 due to the original issue discount, and warrants to purchase a number of shares of the Company’s common stock equal to 50% of the face value of the Notes divided by the volume weighted average price, in three tranches. The Securities Purchase Agreement contains customary representations and warranties by the Company and, additional closings are subject to additional closing conditions detailed in the transaction documents.

The Notes have a collective original principal amount of $5,200,000 for which the Investor will give consideration of $4,420,000, reflecting an original issue discount of $780,000. The Notes will be issued in three tranches, consisting of principal amounts of $2,000,000, $1,000,000, and $2,200,000, and gross proceeds to the Company of $1,700,000, $850,000 and $1,870,000, respectively, due to the original issue discount. The obligation of Investor to invest in each Note is subject to various closing conditions. There can be no assurance that those conditions will be met or that the Investor will make each of the investments at the maximum principal amounts specified in the preceding sentence or at any amount.

The First Tranche Note, as issued, matures 18 months after its issuance on December 28, 2023, and does not bear any interest unless an event of default occurs, in which case the First Tranche Note will bear interest at an annual rate of 18%, and is convertible into shares of the Common Stock at an initial conversion price equal to $3.44688, provided that if an event of default has occurred and is continuing without cure, the conversion price will be the lesser of (i) $3.44688, (ii) 95% of the average of the three lowest daily volume weighted average prices of the common stock during the 20 trading days immediately preceding the notice of conversion of the First Tranche Note, and (iii) 80% of the lowest daily volume weighted average price in the 10 trading days immediately preceding the applicable conversion date, subject to adjustment as further specified in the First Tranche Note. The 11,111,112 Shares of Common Stock that we have registered here include and represent 300% of the maximum number of shares of common stock potentially issuable upon conversion of the First Tranche Note, which is based on and calculated on the basis of the floor price of $0.54, as governed by the First Tranche Note.

DESCRIPTION OF THE COMMON STOCK PURCHASE WARRANTS

As described above, the Private Placement consists of up to three tranches. For each tranche, the Investor will purchase warrants to purchase a number of shares of the Company’s common stock equal to 50% of the face value of the Notes divided by the volume weighted average price.

On December 28, 2023, the first tranche of funding closed and, in connection therewith, the Company issued Warrants to purchase up to an aggregate of 357,500 Warrant Shares (the “First Tranche Warrants”) to the Investor.

Set forth below is a description of the First Tranche Warrants. The terms of the Second Tranche Warrants and the terms of the Third Tranche Warrants will be substantially identical to the terms of the First Tranche Warrants.

First Tranche Warrants

Duration and Exercise Price

The First Tranche Warrants have an initial exercise price of $3.44688 per share. The First Tranche Warrants are immediately exercisable upon issuance and are exercisable for five years after the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock. Except for certain exceptions, the exercise price is also subject to adjustment in the event of subsequent equity sales by the Company at a price less than the then current exercise price of the First Tranche Warrant.

Exercisability

The First Tranche Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of the holder’s First Tranche Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of Common Stock after exercising the holder’s First Tranche Warrant up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the First Tranche Warrant.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the First Tranche Warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the First Tranche Warrant and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a First Tranche Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the First Tranche Warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, the First Tranche Warrant may be transferred at the option of the holder upon surrender of the First Tranche Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the First Tranche Warrant. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded down to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the First Tranche Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the First Tranche Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the First Tranche Warrant will be limited.

Rights as a Shareholder

Except as otherwise provided in the First Tranche Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of First Tranche Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such First Tranche Warrant holders exercise their warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is VStock Transfer, LLC. The address for VStock Transfer, LLC is 18 Lafayette Pl, Woodmere, NY 11598, and the telephone number is (212) 828-8436.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations related to the ownership and disposition of shares of our Common Stock by a Non-U.S. holder (as defined below) and applies only to Common Stock that is held as a capital asset for U.S. federal income tax purposes (generally property held for investment). This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to Non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain net investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or governmental organizations;

●	tax-qualified retirement plans;

●	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

●	dealers in securities or foreign currencies;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	persons subject to the alternative minimum tax;

●	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●	persons that acquired our Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

●	persons whose functional currency is not the U.S. dollar;

●	real estate investment trusts;

●	regulated investment companies;

●	certain former citizens or long-term residents of the United States; and

●	persons that hold our Common Stock as part of a straddle (including as a result of holding our CVRs in addition to our Common Stock), appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of shares of our Common Stock that is not for U.S. federal income tax purposes a partnership or any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (B) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Common Stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Common Stock by such partnership.

Distributions on Our Common Stock.

In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any such dividends generally will be subject to withholding tax at the rate of 30% of the gross amount of the dividend unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of Common Stock, which will be treated as described under “—Gain on Sale or Other Taxable Disposition of Our Common Stock” below.

Dividends we pay to a Non-U.S. holder that are effectively connected with such Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) will not be subject to United States withholding tax, provided such Non-U.S. holder complies with certain certification and disclosure requirements including by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. holder is a corporation for U.S. federal income tax purposes, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale or Other Taxable Disposition of Our Common Stock.

Subject to the discussion below under “—Information Reporting and Backup Withholding,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

●	the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and is attributable to a U.S. permanent establishment if an applicable treaty so provides); or

●	our Common Stock constitutes a United States real property interest due to our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. holder in the United States.

A Non-U.S. holder described in the first bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A Non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the Non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as shares of our Common Stock continue to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a Non-U.S. holder who owns, or owned, actually or constructively, at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. holder’s holding period for the Common Stock, more than 5% of our Common Stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition thereof as a result of our status as a USRPHC. If our Common Stock were not considered to be regularly traded on an established securities market, such Non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on the disposition of our Common Stock (as described in the preceding paragraph), and withholding at a rate of 15% would apply to the gross proceeds received. It is unclear how a holder’s ownership of any CVRs or warrants will affect the determination of whether such holder owns more than 5% of our Common Stock. In addition, special rules may apply in the case of a disposition of CVRs or warrants if our Common Stock is considered to be regularly traded, but such other securities are not considered to be regularly traded. We can provide no assurance as to our future status as a USRPHC or as to whether our Common Stock, CVRs, or warrants will be treated as regularly traded.

Non-U.S. holders should consult their tax advisors regarding the tax consequences related to ownership in a USRPHC.

Information Reporting and Backup Withholding.

Any dividends paid to a Non-U.S. holder must be reported annually to the IRS and to the Non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. holder resides or is established. Payments of dividends to a Non-U.S. holder generally will not be subject to backup withholding if the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a Non-U.S. holder of our Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. holder is not a United States person and certain other conditions are met, or the Non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Common Stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other disposition of shares of our Common Stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our Common Stock paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our Common Stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

PLAN OF DISTRIBUTION

The selling stockholder, or their pledgees, donees (including charitable organizations), transferees or other successors-in-interest, may from time to time, sell any or all of the shares of Common Stock offered by this prospectus either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The selling stockholder may use any one or more of the following methods when selling shares of our Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	any exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners or stockholders;

●	settlement of short sales entered into after the effective date of the registration statement of which the prospectus will form a part;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares of Common Stock at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of Common Stock under Rule 144 under the Securities Act, if available, or otherwise as permitted pursuant to applicable law, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of the shares of Common Stock under this prospectus, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to the prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority Rule 2121 (“Rule 2121”), and, in the case of a principal transaction a markup or markdown in compliance with Rule 2121.

In connection with sales of the Common Stock under this prospectus or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell the Common Stock short and deliver them to close their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell them. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholder have been advised that they may not use the Common Stock registered on the registration statement of which this prospectus forms a part to cover short sales of our Common Stock made prior to the date the registration statement has been declared effective by the SEC.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the Common Stock owned by them, and the pledgees or secured parties will, upon foreclosure in the event of default, be deemed to be selling stockholder. As and when the selling stockholder takes such actions, the number of securities under this prospectus on behalf of the selling stockholder will decrease. The selling stockholder may also transfer and donate the Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

A selling stockholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus.

Under the securities laws of some states, the Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We are not selling any shares of our Common Stock in this offering, and we will not receive any of the proceeds from the sale of shares of our Common Stock by the selling stockholder. The selling stockholder will receive all of the proceeds from any sales of the shares of our Common Stock offered hereby. There can be no assurances that the selling stockholder will sell any or all of the securities offered under this prospectus.

The selling stockholder will pay all selling commissions, underwriting discounts, other broker-dealer fees, finder’s fees and stock transfer taxes applicable to the Common Stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other persons retained by the Company.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Once sold under the registration statement, of which this prospectus forms a part, the Common Stock offered hereby will be freely tradable in the hands of persons who purchase such shares, other than our affiliates.

LEGAL MATTERS

Certain legal matters relating to the validity of our Common Stock covered by this registration statement will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of Healthcare Triangle, Inc. as of and for the years ended December 31, 2022 and 2021 have been incorporated by reference in this prospectus in reliance upon the report of BF Borgers CPA PC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us or our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC at www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at https://www.healthcaretriangle.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

HEALTHCARE TRIANGLE, INC.

Unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2023 and 2022
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2023, and December 31, 2022	F-31
Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2023, and 2022	F-32
Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the Three and Nine Months Ended September 30, 2023, and 2022	F-33
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2023, and 2022	F-34
Notes to Unaudited Condensed Consolidated Financial Statements	F-35

HEALTHCARE TRIANGLE, INC.

Consolidated Financial Statements

December 31, 2022 and 2021

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Healthcare Triangle, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Healthcare Triangle, Inc. (the “Company”) as of December 31, 2022, the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC
BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2023

Lakewood, CO
March 23, 2023

HEALTHCARE TRIANGLE INC

Consolidated Balance Sheets

	December 31,
	2022	2021
	(In thousands)
Assets
Current assets
Cash and cash equivalents	$1,341	$1,770
Accounts receivable	5,592	9,672
Other current assets	816	362
Total current assets	7,749	11,804
Property and equipment, net	80	74
Operating lease right-of-use assets	—	172
Goodwill	1,289	1,289
Intangible assets, net	10,570	10,458
Due from affiliates	1,075	816
Total assets	$20,763	$24,613

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,481	$1,873
Warrant Liability	55	55
Payroll protection program loan	—	1,069
Short term borrowing	2,412	2,209
Operating lease liabilities	—	176
Other current liabilities	2,200	869
Total current liabilities	6,148	6,251
Long-term liabilities
Contingent Consideration	2,227	2,227
Total current and long-term liabilities	8,375	8,478

Stockholders’ equity
Preferred stock, par value $0.00001; 10,000,000 authorized	—	—
Series A, Super Voting Preferred Stock - 6,000 shares (1,000 votes per share)	0	0
Common stock, par value $0.00001; 100,000,000 authorized 41,709,531 and 35,260,834 shares issued and outstanding as of December 31, 2022 and December 31, 2021 respectively	0	0
Additional paid-in capital	24,956	18,799
Retained earnings	(12,568)	(2,664)
Total stockholders’ equity	12,478	16,135
Total liabilities and stockholders’ equity	$20,763	$24,613

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE TRIANGLE INC

Consolidated Statements of Operations

	Years Ended December 31,
	2022	2021
	(In thousands)
Net revenue	$45,886	$35,270

Cost of revenue (exclusive of depreciation and amortization shown separately below)	34,591	24,748
Operating expenses
Research and Development	5,953	5,257
Sales and Marketing	6,808	4,761
General and Administrative	5,575	4,440
Depreciation and Amortization	3,374	1,422
Total operating expenses	21,711	15,880
Loss from operation	(10,416)	(5,358)
Other income (PPP loan forgiveness)	1,081	—
Interest expense	(212)	(567)
Loss before income tax	(9,547)	(5,925)
Provision for Income tax	(63)	(24)
Net loss	$(9,610)	$(5,949)
Net loss per common share—basic and diluted	$(0.262)	$(0.202)

Weighted average shares outstanding used in per common share computations:
Basic and diluted	36,740,650	29,427,863

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE TRIANGLE INC

Consolidated Statements of Changes in Stockholders’ Equity

					Additional		Total
	Preferred Stock		Common stock		paid-in	Retained	stockholders’
	Shares	Amount	Shares	Amount	capital	earnings	equity
					(in thousands)
Balance at December 31, 2020	—	—	27,900,000	$0	$1,042	$3,286	$4,328
Net loss		—	—	—	—	(5,949)	(5,949)
Shares issued for services to promoter		—	250,000	0	114	—	114
Shares issued for services			1,861,829	0	1,030	—	1,030
Series A Super Voting Preferred Stock	6,000	0					0
Issue of Options (ISO/NSO)			—	—	52	—	52
IPO Proceeds			3,262,500	0	11,796	—	11,796
Note Conversion			1,693,492	0	4,064	—	4,064
Shares Issued towards Devcool Acquisition			293,013	0	700	—	700
Balance at December 31, 2021	6,000	$0	35,260,834	$0	$18,798	$(2,663)	$16,135
Net loss		—	—	—	—	(9,610)	(9,609)
Shares issued for services			225,000	0	125	—	125
Issue of Options (ISO/NSO)			—	—	257	—	257
Issuance of common stock in connection with private placement			3,930,000	0	3,580	—	3,580
Issuance of warrants in connection with private placement			2,167,561	0	2,308	—	2,308
Common stock repurchased					(142)	—	(142)
Cash collected on common stock options			126,136		29	—	29
Prior Period adjustment						(296)	(296)
Balance at December 31, 2022	6,000	$0	41,709,531	$0	$24,955	$(12,569)	$12,387

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE TRIANGLE INC

Consolidated Statements of Cash Flows

	Years Ended December 31
	2022	2021
	(in thousands)
Cash flows from operating activities
Net income (loss)	$(9,609)	$(5,950)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	3,374	1,422
Common stock issued for services	124	1,144
Income from payroll protection program	(1,069)
Interest on lease payment/payroll protection program	17	13
Stock compensation expenses	257	52
Warrant fair valuation expenses	—	55
Non cash expenses on acquisition	—	102
Changes in operating assets and liabilities:
Accounts receivable	4,081	(3,276)
Other current assets	(454)	(133)
Due from related party	(259)	(371)
Accounts payable and accrued expenses	(392)	(2,477)
Other current liabilities	1,330	80
Contingent consideration	—	2,227
Net cash provided by/(used in) operating activities	(2,600)	(7,112)

Cash flows from investing activities
(Purchase)/sale of property and equipment	(40)	(79)
Increase in intangible assets	(3,279)	(3,050)
Investment in subsidiary	—	(4,500)
Net cash provided by/(used in) investing activities	(3,319)	(7,629)

Cash flows from financing activities
Increase in capital		0
Stock options exercised	29	—
Increase / (decrease) in short term borrowing	203	—
Taxes paid	(294)	—
Principal payment on finance leases	(194)	(181)
Proceeds from sale of common stock	5,888	14,220
Repurchases of common stock	(142)
Increase in paycheck protection program loan	—	1,069
Net cash provided by/(used in) financing activities	5,490	15,108
Net increase (decrease) in cash and cash equivalents	(429)	367

Cash and cash equivalents
Cash and cash equivalents at the beginning of the period	1,770	1,403
Cash and cash equivalents at the end of the period	$1,341	$1,770

Supplementary disclosure of cash flows information
Interest	$212	$567
Income taxes	63	24

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE TRIANGLE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands except share and per share data)

1) Organization and Description of Business

Healthcare Triangle Inc. (“the Company”) was incorporated under the laws of the State of Nevada on October 29, 2019, and then converted into a Delaware corporation on April 24, 2020, to provide IT and data services to the Healthcare and Life Sciences (‘HCLS”) industry. On January 1, 2020, the Company acquired the Life Sciences Business of SecureKloud Technologies Inc. (Parent) and on May 8, 2020, the Company acquired Cornerstone Advisors Group LLC (Healthcare Business) from its Parent.

Healthcare Triangle, Inc. (HTI) reinforces healthcare progress through breakthrough technology and extensive industry know-how. HTI support healthcare providers and payors, hospitals and Pharma/Life Sciences organizations in their effort to improve health outcomes by enabling the adoption of new technologies, data enlightenment, business agility and accelerate responding to immediate business needs and competitive threats. The highly regulated HCLS industry turn to HTI for expertise in digital transformation on the cloud, security and compliance, develops, data lifecycle management, healthcare interoperability, clinical and business performance optimization.

HTI will concentrate on accelerating value to three healthcare sectors:

1.	Pharmaceutical companies, which require improved efficiencies in the clinical trial process. HTI modernizes their IT infrastructure to advance the clinical trial process to drug discovery and delivery.

2.	Hospitals and health systems, which face interoperability challenges as mergers, acquisitions and partnerships drive increasing need for integrated healthcare infrastructures. HTI’s health IT expertise optimizes providers’ enterprise digital structure needs connecting disparate systems and applying analytics capabilities.

3.	Life sciences, payers and all healthcare organizations must protect and secure personal health information (PHI), a regulatory compliance mandate that HTI addresses and manages for its customers.

As an organization with the deep-rooted cloud expertise, HTI’s technology significantly relies on Big Data, Analytics, DevOps, Security/Compliance, Identity Access Management (IAM), Machine Learning (ML), Artificial Intelligence (AI), Internet of Things (IoT) and Blockchain.

Devcool Inc

Devcool Inc. was incorporated under the laws of the State of California on September 25, 2016. The Company solves complex technology problems and delivers innovation to healthcare industry. The Company has successfully implemented projects for top Healthcare insurance companies and hospitals across United States of America. On December 10, 2021, Healthcare Triangle, Inc (HTI) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Devcool, Go To Assistance Inc., a California corporation (“Seller”), and Mr. Sandeep Deokule, current Chief Executive Officer of Devcool (“SD”). Pursuant to the Share Purchase Agreement, the Company will acquire 5,000,000 shares of Devcool’s Class B Common Stock, par value $0.0001, which represents all the issued and outstanding capital stock of Devcool (the “Acquisition”). The closing of the Acquisition occurred on December 10, 2021 (the “Closing Date”). The Company exercised control by virtue of taking over the operations from November 01, 2021 (effective date) and the financials have been consolidated from this date.

Impact of the COVID-19 Pandemic

COVID-19 has created uncertainty for our employees, members, and customers. We consider the impact of the pandemic on our business by evaluating the health of our operations, any changes to our revenue outlook, and the degree to which interest in Company’s solutions have evolved during these unprecedented times. We measure our performance through several key metrics; and as gauged these performance metrics, service levels have been high, and customer engagement and satisfaction have remained strong through these tough times. While the COVID-19 pandemic has not had a material adverse impact on our financial condition and results of operations to date, the future impact of the COVID-19 outbreak on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our marketing efforts, and any reduction in spending by our customers, all of which are uncertain and cannot be predicted. We have a diverse set of customers, while some have faced headwinds, others have experienced growth. Because of COVID-19, Healthcare and Life Sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the Healthcare and Life Sciences industry at a rapid pace and our proprietary platforms and solutions addresses these challenges. Our business is focused on providing digital platform solutions to healthcare organizations and it is our mission to adequately address COVID-19 challenges for the benefit of our customers and society in general. As a result, consumers have better personal care, convenience, and value. COVID-19 is expected to drive increased utilization of technology during and after the pandemic, and such shift to a virtual approach creates a unique opportunity for our business to shape the new virtual-oriented experiences of businesses through our cloud technology and services and our value proposition resonates with a broader audience of companies as they turn their focus to safely reopening their workplaces and managing the ongoing health and well-being of employees and their families.

2) Summary of Significant Accounting Policies

Basis of consolidated financial statements

The accompanying condensed consolidated financial statements include the accounts of Healthcare Triangle and its wholly owned subsidiary. The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All intercompany balances and transactions have been eliminated in consolidation.

The accompanying statements of operations include expenses for certain functions historically performed by the Parent company, including general corporate services, such as legal, accounting, treasury, information technology, human resources and administration. These expenses are based primarily on direct usage when identifiable, direct capital expenditures or other relevant allocations during the respective periods. We believe the assumptions underlying the accompanying condensed consolidated financial statements, including the assumptions regarding these expenses from this related party, are reasonable. Actual results may differ from these expenses, assumptions and estimates. The amounts recorded in the accompanying condensed consolidated financial statements are not necessarily indicative of the actual amount of such indirect expenses that would have been recorded had we been a separate independent entity.

Accounting Policies

Use of Estimates

The preparation of financial statements is in conformity with GAAP which requires us to make estimates, judgments and assumptions that affect the financial statements and the notes thereto. These estimates are based on information available as of the date of the financial statements. On a regular basis, management evaluates these estimates and assumptions. Items subject to such estimates and assumptions include, but are not limited to:

●	the standalone selling price for each distinct performance obligation

●	the determination of the period of benefit for amortization of deferred costs

●	the fair value of assets acquired, and liabilities assumed for business combinations.

●	Share based compensation including warrants

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (i) December 21, 2026 (the last day of the fiscal year following the fifth anniversary of our IPO), (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the last day of the first fiscal year in which we are deemed to be a “large accelerated filer”, as defined in the rules under the Exchange Act, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and any reference herein to “emerging growth company” has the meaning ascribed to it in the JOBS Act.

We have elected to take advantage of certain of the reduced disclosure obligations in this Annual Report on Form 10-K and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our stockholders may be different from the information you might receive from other public reporting companies in which you hold equity interests. In particular, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the Securities Act) for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, so long as we remain an emerging growth company, we will not be subject to the same implementation timing of new or revised accounting standards as other public companies that are not emerging growth companies until these standards apply to private companies unless we elect to early adopt as permitted by the relevant guidance for private companies.

Segment Information

The management has chosen to organize the Company around differences in products and services and segregated the reporting segments as Software Services, Managed Services and Support, and Platform Services.

Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company defines the term ‘chief operating decision maker’ to be the Chief Executive Officer. The Chief Executive Officer along with the management team reviews the financial information presented on a consolidated basis for purposes of allocating resources and evaluating our financial performance. Accordingly, the Company has determined that it operates in three distinct reportable operating segments, and all required financial segments information can be found in the consolidated financial statements.

Expenses included in segment operating profit consist principally of direct selling, delivery costs and research and development expenses. Certain Sales and Marketing expenses, General and Administrative expenses, depreciation, and amortization are not allocated to individual segments in internal management reports used by the chief operating decision maker. Accordingly, such expenses are excluded from segment operating profit and are included below as “unallocated costs” and adjusted against our total income from operations. Additionally, management has determined that it is not practical to allocate identifiable assets by segment, since such assets are used interchangeably among the segments.

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Software Services	$23,883	$12,430	$13,454	108%
Managed Services and Support	15,178	19,003	(3,825)	(20)%
Platform Services	4,825	3,837	988	26%
Revenue	$45,886	$35,270	$10,616	30%

Operating profit by Operating Segment

	Twelve Months Ended December 31,		Changes
	(In thousands)
	2022	2021	Amount	%
Software Services	$(1,381)	$1,769	$(3,150)	(178)%
Managed Services and Support	4,481	4,909	(428)	(9)%
Platform Services	(4,489)	(3,043)	(1,446)	(48)%
Total segment operating profit (loss)	(1,389)	3,635	(5,024)	(138)%
Less: unallocated costs	9,025	8,993	32	(0)%
Income from operations	(10,414)	(5,358)	(5,056)	(94)%
Other Income	1,081	-	1,081	100%
Interest expense	211	567	(356)	63%
Net (loss) before income tax	$(9,546)	$(5,925)	$3,621	(61)%

Revenue from top 5 customers

Twelve Months Ended December 31,

2022

Customer	Amount (In thousands)	% of Revenue
Customer 1	$17,768	39%
Customer 2	5,598	12%
Customer 3	4,676	10%
Customer 4	3,698	8%
Customer 5	$1,585	3%

2021

Customer	Amount (In thousands)	% of Revenue
Customer 1	$12,678	36%
Customer 2	3,214	9%
Customer 3	2,907	8%
Customer 4	2,675	8%
Customer 5	$1,799	5%

Revenue Recognition

We recognize revenues as we transfer control of deliverables (services, solutions, and platform) to our clients in an amount reflecting the consideration to which we expect to be entitled. To recognize revenues, we apply the following five step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenues when a performance obligation is satisfied. We account for a contract when it has approval and commitment from all parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. We apply judgment in determining the customer’s ability and intention to pay based on a variety of factors including the customer’s historical payment experience.

For performance obligations where control is transferred over time, revenues are recognized based on the extent of progress towards completion of the performance obligation. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the deliverables to be provided.

Software Services

The Company enters into contractual obligations with the customers to perform (i) Strategic advisory services which include assessment of the enterprise network, applications environment and advise on the design and tools; (ii) Implementation services which include deployment, upgrades, enhancements, migration, training, documentation and maintenance of various electronic health record systems and (iii) Development services which include customization of network and applications in the public cloud environment.

Revenue from Strategic advisory, Implementation and Development services are distinct performance obligation and is recognized on time-and-material or fixed-price project basis. Revenues related to time-and-material are recognized over the period the services are provided using labor hours. Revenues related to fixed-price contracts are recognized as the service is performed using the cost-to-cost method, under which the total value of revenues is recognized based on the percentage that each contract’s total labor cost to date bears to the total expected labor costs. The cost-to-cost method requires estimation of future costs, which is updated as the project progresses to reflect the latest available information; such estimates and changes in estimates involve the use of judgment. The cumulative impact of any revision in estimates is reflected in the financial reporting period in which the change in estimate becomes known and any anticipated losses on contracts are recognized immediately, where appropriate.

We may enter into contracts that consist of multiple performance obligations. Such contracts may include any combination of our deliverables. To the extent a contract includes multiple promised deliverables, we apply judgment to determine whether promised deliverables are capable of being distinct and are distinct in the context of the contract. If these criteria are not met, the promised deliverables are accounted for as a combined performance obligation. For contracts with multiple distinct performance obligations, we allocate consideration among the performance obligations based on their relative standalone selling price. Standalone selling price is the price at which we would sell a promised good or service separately to the customer. When not directly observable, we estimate standalone selling price by using the expected cost plus a margin approach. We establish a standalone selling price range for our deliverables, which is reassessed on a periodic basis or when facts and circumstances change.

Managed Services and Support

The Company has standard contracts for its Managed Services and Support, however the statement of work contained in such contracts is unique for each customer. A typical Managed Services and Support contract would provide for some or all of the following types of services being provided to the customer: Cloud hosting, Continuous monitoring of applications, security and compliance and support.

Revenue from Managed services and support is a distinct performance obligation and recognized based on SSP (standalone selling price), rateably on a straight-line basis over the period in which the services are rendered. Contract with customers includes subcontractor services or third-party cloud infrastructure services in certain integrated services arrangements. In these types of arrangements, revenue is recognized net of costs when the Company is acting as an agent between the customer and the vendor, and gross when the Company is the principal for the transaction. In doing so, the Company first evaluates whether it controls the platform or service before it is transferred to the customer. The Company considers whether it has the primary obligation to fulfil the contract, pricing discretion and other factors to determine whether it controls the platform or service and therefore is acting as a principal or an agent. Payment for managed services and support is due monthly.

Platform Services

The Company has standard contracts for its Platform Services, however the statement of work contained in such contracts is unique for each customer. A typical Platform Services contract would provide for some or all of the following types of services being provided to the customer: Data Analytics, Backup and Recovery, through our Platform.

The revenue from Platform services is a distinct performance obligation and recognized based on SSP. During the periods presented the Company generated revenue from Platform services on a fixed-price solutions delivery model. Revenues related to fixed-price contracts are recognized as the service is performed using the cost-to-cost method, under which the total value of revenues is recognized based on the percentage that each contract’s total labor cost to date bears to the total expected labor costs. The cost-to-cost method requires estimation of future costs, which is updated as the project progresses to reflect the latest available information; such estimates and changes in estimates involve the use of judgment. The cumulative impact of any revision in estimates is reflected in the financial reporting period in which the change in estimate becomes known and any anticipated losses on contracts are recognized immediately, where appropriate.

Our contractual terms and conditions for Software services, Managed Services and Support and Platform services mandate that our services are documented and subject to inspection, testing at the time of delivery to customer. In addition, the Company needs to integrate seamlessly into the customers’ systems. Also, the customer has a right to cancel all, or part of the services rendered if it is not in accordance with statement of work and within the stipulated time.

Contract Balances

The timing of revenue recognition, billings, and cash collections results in billed accounts receivable, unbilled receivables (contract assets), and customer advances and deferred revenue (contract liabilities) on the Consolidated Balance Sheet. Amounts are billed as work progresses in accordance with agreed-upon contractual terms, generally monthly upon achievement of contractual milestones. Generally, billing occurs after revenue recognition, resulting in contract assets. However, we sometimes receive advances or deposits from our customers, particularly on our international contracts, before revenue is recognized, resulting in contract liabilities. These deposits are liquidated when revenue is recognized.

The beginning and ending contract balances were as follows:

	December 31, 2022	December 31, 2021
	(In thousands)
Accounts Receivable	$5,592	$9,672

Cash and Cash Equivalents

The Company considers all highly liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents. The Company maintains cash balances, which may exceed federally insured limits. The Company does not believe that this results in any significant credit risk.

Accounts Receivable

The Company extends credit to clients based upon management’s assessment of their creditworthiness on an unsecured basis. The Company provides an allowance for uncollectible accounts based on historical experience and management evaluation of trend analysis. The Company includes any balances that are determined to be uncollectible in its allowance for doubtful accounts. For the year ended December 31, 2022, the company has provided $222 as allowance for doubtful debts and for year ended December 31, 2021 the Company did not provide allowances for uncollectible accounts. Based on the information available, management believes the Company’s accounts receivable are collectible.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements. The Company charges repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred.

Intangible Assets

We capitalize certain costs incurred for the platform development when it is determined that it is probable that the platform will be completed and will be used as intended. Costs related to preliminary project activities, post-implementation activities, training, and maintenance are expensed as incurred. Customer relationship and platform development are amortized based on finite lives using either the straight-line method or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Goodwill

Goodwill is the excess of the cost of an acquired entity over the net amounts assigned to tangible and intangible assets acquired and liabilities assumed. Goodwill is not amortized but is subject to an annual impairment test.

The Company performs its annual goodwill impairment test on an annual basis in the fourth quarter of each fiscal year or more frequently if changes in circumstances or the occurrence of events suggest that an impairment exists. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of the reporting unit’s goodwill is less than the carrying value of the reporting unit’s goodwill.

The Company’s annual goodwill impairment test resulted in no impairment for the years ended December 31, 2022 and 2021.

Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The collectability of trade receivable balances is regularly evaluated based on a combination of factors such as customer creditworthiness, past transaction history with the customer, current economic industry trends and changes in customer payment pattern. Additionally, if it is determined that a customer will be unable to fully meet its financial obligation, such as in the case of a bankruptcy filing or other material event impacting its business, a specific allowance for doubtful accounts may be recorded to reduce the related receivable to the amount expected to be recovered.

Although we believe that our approach to estimates and judgments regarding our allowance for doubtful accounts is reasonable, actual results could differ and we may be exposed to increases or decreases in required allowances that could be material.

Business Combinations

As per ASC 805-50 a common-control transaction does not meet the definition of a business combination because there is no change in control over the net assets. The accounting for these transactions are addressed in the “Transactions Between Entities Under Common Control”. The net assets are derecognized by the transferring entity and recognized by the receiving entity at the historical cost of the parent of the entities under common control. Any difference between the proceeds transferred or received and the carrying amounts of the net assets is recognized in equity in the transferring and receiving entities’ separate financial statements and eliminated in consolidation. The change in accounting principle is applied retroactively for all periods presented.

We account for business combinations using the acquisition method, which requires the identification of the acquirer, the determination of the acquisition date and the allocation of the purchase price paid by the acquirer to the identifiable tangible and intangible assets acquired, the liabilities assumed, including any contingent consideration and any non-controlling interest in the acquiree at their acquisition date fair values. Goodwill represents the excess of the purchase price over the fair value of net assets acquired, including the amount assigned to identifiable intangible assets. Identifiable intangible assets with finite lives are amortized over their useful lives. Acquisition-related costs are expensed in the periods in which the costs are incurred. The results of operations of acquired businesses are included in our consolidated financial statements from the date of effective control.

Valuation of Contingent Earn-out Consideration.

Acquisitions may include contingent consideration payments based on the achievement of certain future financial performance measures of the acquired company. Contingent consideration is required to be recognized at fair value as of the acquisition date. We estimate the fair value of these liabilities based on financial projections of the acquired companies and estimated probabilities of achievement. We believe our estimates and assumptions are reasonable, however, there is significant judgment involved. We evaluate, on a routine, periodic basis, the estimated fair value of the contingent consideration and changes in estimated fair value, subsequent to the initial fair value estimate at the time of the acquisition, will be reflected in income or expense in the consolidated statements of operations. Changes in the fair value of contingent consideration obligations may result from changes in discount periods and rates, changes in the timing and amount of revenue and/or earnings estimates and changes in probability assumptions with respect to the likelihood of achieving the various earn-out criteria. Any changes in the estimated fair value of contingent consideration may have a material impact on our operating results.

Earnings (Loss) Per Share.

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Fair Value Measurements

The Company measures its financial assets at fair value each reporting period using a fair value hierarchy that prioritizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1  — Inputs are observable and reflect quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2  — Inputs other than quoted prices included within Level 1 that are observable, either directly or indirectly.

Level 3  — Inputs that are unobservable

Money market funds and U.S. treasury securities are classified within Level 1 because they are valued using quoted market prices or alternative pricing sources and models utilizing market observable inputs. Other debt securities and investments are classified within Level 2 if the investments are valued using model driven valuations which use observable inputs such as quoted market prices, benchmark yields, reported trades, broker/dealer quotes or alternative pricing sources with reasonable levels of price transparency. Available-for-sale debt securities are held by custodians who obtain investment prices from a third-party pricing provider that incorporates standard inputs in various asset price models. In connection with the acquisition of Devcool, Inc., the Company recognized a liability on the acquisition date for the estimated fair value of the contingent consideration based on the probability of achieving certain milestones pursuant to the acquisition agreement. The fair value measurement of the contingent consideration is based on significant unobservable inputs and management judgment; therefore, it is categorized under Level 3 at the balance sheet date in the table below.

	December 31, 2022
	Fair Value Measured Using
	(In thousands)
	Level 1	Level 2	Level 3	Total
Financial liabilities:
Warrant liabilities			$55	$55
Acquisition-related contingent consideration	—	—	$2,227	$2,227

Stock-Based Compensation

The Company accounts for stock-based awards to employees and consultants in accordance with applicable accounting principles, which requires compensation expense related to share-based transactions, including employee stock options, to be measured and recognized in the financial statements based on a determination of the fair value of the stock options over the instruments vesting period. Options awarded to purchase shares of common stock issued to non-employees do not need to be remeasured as per ASU 2018-07 principles.

The Company adopted the “2020 Stock Incentive Plan” (Plan). The Company has reserved 6,000,000 shares of the Company’s Common stock.

Income taxes

The provision for income taxes was determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the period. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates applicable in the years in which they are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax law is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company expenses advertising cost as incurred. Advertising expense for the quarters ended December 31, 2022 and 2021 were $0.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. Credit risks associated with trade receivables is minimal due to the Company’s customer base which consist of large customer base and ongoing procedures, which monitor the credit worthiness of its customers. For the year ended December 31, 2022 and 2021 sales to five major customers accounted for approximately 72% and 66% of total revenue respectively. For the year ended December 31, 2022 and year ended December 31, 2021 accounts receivable from five major customers accounted for approximately 72% and 73% of the total accounts receivables.

The Company maintains cash balances in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation up to $250,000 (valid through December 31, 2022) per institution.

As of December 31, 2022, and 2021, The Company had $652 and $719, respectively, of uninsured cash balances. the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

4) Property and Equipment

Property and equipment consisted of the following at,

	December 31, 2022	December 31, 2021
	(In thousands)
Furniture and Equipment	$119	$80
Less: Accumulated depreciation	(39)	(6)
Net Fixed Assets	$80	$74

Depreciation expenses for the year ended December 31, 2022, and December 31, 2021, were $35 and $20, respectively.

5) Intangible Assets

The Company’s intangible assets consist primarily of intellectual property and customer relationship it acquired through various acquisitions. We capitalize certain costs incurred for the platform development when it is determined that it is probable that the platform will be completed and will be used as intended. We amortize our intangible assets that have finite lives using either the straight-line method or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized.

Intangible assets consist of the following:

	December 31, 2022				December 31, 2021
	Weighted average Remaining Useful life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(In thousands)				(In thousands)
Customer relationships	2.97	$8,667	$3,523	$5,144	$8,667	$1,790	$6,877
Intellectual property	4.39	7,329	2,013	5,316	4,050	803	3,247
Product development	0.5	477	367	110	477	143	334
Total Intangible Assets		$16,473	$5,903	$10,570	$13,194	$2,736	$10,458

Amortization expense for the year ended December 31, 2022, and 2021 were $3,167 and $1,229 respectively. This relates amortization of internally developed software, intellectual property, and customer relationships.

Nature of Intangibles	Useful Life
Customer relationships	5 years
Intellectual property	5 years
Product development	5 years

Estimated annual amortization expense (including amortization expense associated with capitalized software costs) for each of the next six years are as follows:

December 31,

(In thousands)
2023	$2,108
2024	2,114
2025	2,114
2026	2,114
2027	2,114
2028	6
Total	$10,570

6) Leases

The Company determines if an arrangement contains a lease at inception. Right of use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

The Company is currently operating from two office locations leased by its Parent. The Company does not have any signed lease agreement in its name. The Company’s principal facility is located in Pleasanton, CA and has another facility in East Brunswick, NJ. The lease expires in 2022. Rent expenses were $180 and $180 for the twelve months ended December 31, 2022 and December 31, 2021, respectively.

The Company utilized a portfolio approach in determining the discount rate. The portfolio approach takes into consideration the range of the term, the range of the lease payments, the category of the underlying asset and the Company’s estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. The Company also considered its recent debt issuances as well as publicly available data for instruments with similar characteristics when calculating the incremental borrowing rates.

Leases with a term of 12 months or less are not recorded on the balance sheet, per the election of the practical expedient noted above. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company recognizes variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

The components of lease expenses were as follows.

Particulars	December 31, 2022	December 31, 2021
	(In thousands)
Opening Balance	$176	$—
Additions		344
Finance cost accrued during the year	4	13
Payment of lease liability	180	181
Closing Balance	$—	$176

Supplemental balance sheet information related to leases was as follows:

Year Ended December 31, 2022
Leases
ROU assets	$—
lease liabilities, included in current liabilities	—
lease liabilities, included in long-term liabilities	—
Total lease liabilities	$—

Supplemental cash flow and other information related to leases was as follows:

Year Ended December 31, 2022
(In thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Cash flows from leases	$180
ROU assets obtained in exchange for lease liabilities:	344
Leases
Weighted average remaining lease term (in months):	12
Weighted average discount rate:	4.75%

Total future minimum payments required under the lease obligations as of December 31, 2022 are as follows:

2023	$—
Total Lease payments	—
Less: Amount Representing Interest	—
Total lease obligation	$—

7) Due from Related Party

SecureKloud Technologies Inc, (Parent) is a Nevada based corporation, focusing on digital transformation for Avionics, Technology and Manufacturing Industry. As a pioneer in enabling cloud transformation for global enterprises, SecureKloud Technologies Inc is building on foundation of cloud capabilities by creating innovative platforms that are time-tested and designed to drive success in its digital transformation journey. HTI uses the capabilities and resources of the parent for the execution of the projects for its customers.

SecureKloud Technologies Inc owns 61.14% of Healthcare Triangle Inc as of December 31, 2022.

The Company entered into a Master Service Agreement, Shared Services Agreement and Rental Sublease Agreement with its parent. As per the Master Services Agreement, parent provides technical resources according to the statement of work from the Company. The initial term of the agreement is twenty-four months, which is extendable based on mutual consent. The parent charges for the services at cost. The Company received services amounting to $14,063 and $13,810 for the year ended December 31, 2022, and 2021 respectively. The Company has paid for these services during the year.

As per the terms of the Shared Services and Rental Sublease Agreement, the cost incurred by the parent on behalf of the Company are settled at cost. The Shared Services Agreement includes Development infrastructure, Sales support, Recruitment and Immigration support, Project coordination, HR and Operation support, Management /Advisory services. The Company received services amounting to $197 and $197 for the year ended December 31, 2022, and 2021 respectively. The Company has paid for these services during the year.

The Company does not have any signed lease agreement on its name and currently operates from two office locations leased by the Parent. The Company has entered into a sublease agreement with the Parent and paid rent of $180 and $180 for the year ended December 31, 2022, and 2021 respectively.

The Company has made $479 of sale from related parties for the year ended December 31, 2022, and $3,710 for the year ended December 31, 2021.

The Company has acquired intangibles of $3,279 from related parties for the year ended December 31, 2022, and $ 3,050 for the year ended December 31, 2021.

The balance receivable from related parties as of December 31, 2022, was $1,075 and for the year ended December 31, 2021 was $816. The amount represents advance payment towards project related services.

The balance in Accounts receivable from related parties as of December 31, 2022, was $545 and for the year ended December 31, 2021 was $1,936.

8) Business Combination

Acquisition of Devcool Inc

On December 10, 2021, Healthcare Triangle, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Devcool, Inc., a California corporation (“Devcool”), Go To Assistance Inc., a California corporation (“Seller”), and Mr. Sandeep Deokule, current Chief Executive Officer of Devcool (“SD”). Pursuant to the Share Purchase Agreement, the Company will acquire 5,000,000 shares of Devcool’s Class B Common Stock, par value $0.0001, which represents all of the issued and outstanding capital stock of Devcool (the “Acquisition”). The closing of the Acquisition occurred on December 10, 2021 (the “Closing Date”). The Company exercised control by virtue of taking over the operation from November 01, 2021 (effective date) and the financials have been consolidated from this date.

The aggregate purchase price for the acquisition of Devcool Inc was $7,773 consisting of;

1.	$4,500 payable to the Seller in cash on the Closing Date;

2.	$700 worth of equity of the Company’s common stock (the “Common Stock”) whereby the number of shares of common stock issuable to Mr. Deokule will be calculated by dividing $700 by the volume weighted average price of the Company’s common stock as reported by Bloomberg Financial Markets or if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation (“VWAP”) for the 20 trading days immediately prior to the closing date of the Transaction. Such shares of common stock were issued as follows:

a)	209,295 shares of unvested Common Stock were issued to the Seller, which shall vest upon Devcool meeting one of two gross revenue targets set forth in the Share Purchase Agreement; and

b)	83,718 shares of unvested Common Stock were issued as retention bonus to certain key personnel of Devcool to be retained by Devcool post-Closing (the “Retention Personnel”), subject to the Retention Personnel continuing to perform services to Devcool (or its affiliates) up to and through the second anniversary of the closing date, which shares shall vest equally monthly on the corresponding day of the closing date over a period of 24 successive months; and

3.	A sum of up to $2,500 as post-closing earnout payment (the “Earnout”), subject to Devcool’s achievement of the applicable yearly earnout targets set forth in the Share Purchase Agreement, which Earnout shall be payable as follows:

a)	up to $250 worth of Common Stock (calculated based on the average of the VWAPs for the 20 trading days immediately prior to December 31, 2022) issuable to SD or the Seller as SD’s nominee for achievement of the Year 1 Equity Earnout (as defined in Annexure B to the Share Purchase Agreement);

b)	up to $1,000 payable to the Seller or its nominees in cash upon achieving the Year 1 Cash Earnout; and

c)	up to $250 worth of Common Stock (calculated based on the average of the VWAPs for the 20 trading days immediately prior to December 31, 2023) issuable to SD or the Seller as SD’s nominee for achievement of the Year 2 Equity Earnout (as defined in Annexure B to the Share Purchase Agreement).

d)	up to $1,000 payable to the Seller or its nominees in cash upon achieving the Year 2 Cash Earnout; and

4.	The Company also issued the Seller a secured non-interest-bearing promissory note in the principal amount of $2,209 that matures on March 31, 2022 (the “Note”) that reflects an amount owed to the Seller by the Company equal to the difference between the amount of accrued and outstanding accounts receivable on the Closing Date less the amount of accrued and outstanding accounts payable on the Closing Date.

Based on the preliminary purchase price allocation, we recorded $1,289 of goodwill which is not tax deductible.

Presented below is the summary of the foregoing acquisitions

Allocation of purchase price

Asset Component	December 31, 2022
(In thousands)
Intangible Assets	$6,018
Goodwill	1,289
Working Capital	—
Current Assets
Cash	970
Accounts Receivables	3,142
Other Current Assets
11,419
Current Liabilities
Accounts Payable	758
Short term borrowing	2,209
Other Current liabilities	679
3,646
Net Working Capital Acquired	7,773
Total Purchase price	$7,773

9) Equity Transactions

The company has made a private placement of 3,930,000 shares of its common stock, a Pre-Funded Warrant to purchase 2,167,561 shares of the Company’s common Stock and Preferred Investment Options to purchase up to an aggregate of 6,097,561 shares of common stock pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of July 10, 2022. The Purchaser paid $1.066 for each Share and $1.065 for each Warrant Share.

The Purchaser also received the Preferred Investment Options. The aggregate gross proceeds to the Company from the Private Placement were approximately $6,500, before deducting placement agent fees and other offering expenses. The net proceeds from the private placement amounts to $5,888.

The Company repurchased its common shares in the following months as part of share repurchase program announced on June 21, 2022.

Month	Shares purchased	Average cost per share	Amount
July, 2022	54,174	$0.80	$43
August, 2022	28,919	0.52	15
September, 2022	63,365	0.50	32
October, 2022	58,993	0.34	20
November, 2022	171,371	0.19	31
December, 2022	—	—	—
Total	376,822	$0.62	$141

10) Debt Securities

A. Convertible Note

The Company during the period commencing December 29, 2020, and ending on February 10, 2021, entered into several Securities Purchase Agreements with certain investors pursuant to which we issued $4,244 of convertible notes (“Convertible Notes”) bearing interest at 10% per annum and warrants to purchase our common stock (“Warrants”). All of the Convertible Notes have been either repaid or converted into equity prior to December 31, 2021. Interest expenses on convertible note for the year ended December 31, 2022, 0 and $318 for December 31, 2021.

B. Common Stock Warrants

In connection with the issuance of Convertible Notes, the Company also issued Warrants to each holder of Convertible Notes which entitles the holder thereof to purchase a number of shares of our common stock equal to 50% of the number of shares that Convertible Note issued with such Warrant is convertible into at a price equal to $2.88 per share.

The warrants are subject to certain customary adjustments in the event of stock dividends and splits, issuance of options, subsequent rights offerings, and pro rata distributions.

Warrant holders have “piggyback” registration rights as set forth therein and a breach of such rights with respect to any Warrant would result in an increase by 25% of the shares of our common stock underlying such Warrant.

As of December 31, 2022, none of the warrants have been exercised by the note holders and hence no proceeds have been received towards any of the warrants. The Warrants have been valued using the Black-Scholes-Merton Option (“BSM”) pricing model that is based on the individual characteristics of the warrants on the valuation date, which include the Company’s stock fair value and assumptions for expected volatility, expected life and risk-free interest rate, as well as the present value of the minimum cash payment component of the instrument for the warrants, when applicable. Changes in the assumptions used could have a material impact on the resulting fair value of each warrant. The primary inputs affecting the value of the warrant liability are the Company’s stock price and volatility in the Company’s stock price, as well as assumptions about the probability and timing of certain events, such as a change in control or future equity offerings. Increases in the fair value of the underlying stock or increases in the volatility of the stock price generally result in a corresponding increase in the fair value of the warrant liability; conversely, decreases in the fair value of the underlying stock or decreases in the volatility of the stock price generally result in a corresponding decrease in the fair value of the warrant liability.

Warrants	Number of Warrants	Weighted Average Exercise price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic value
Outstanding on January 1, 2021	841,848	$2.94	—	—
Granted	67,407	$1.06	—	—
Excised	—		—	—
Forfeited or expired	—		—	—
Outstanding on December 31, 2022	909,225	$2.80	—	—
Exercisable on December 31, 2022	909,225	$2.80	—	—

The following table summarizes the activities for our unvested warrants for the year ended December 31, 2022

	Number of Warrants	Weighted average Grant Date Fair Value Per warrant
Unvested on December 31, 2021	—
Granted	67,407	$1.06
Vested	(67,407)	$1.06
Forfeited	—
Unvested on December 31, 2022	—

The Company has recognized cost of $0 for the year ended December 31, 2022, and $0 for the year ended December 31, 2021.

C. Warrant Liability

The Company has allocated the proceeds from Convertible note between promissory notes and warrants; as of December 31, 2022, the Company has reported a Warrant liability of $55 at fair value, with subsequent changes in their respective fair values recognized in the consolidated statement of operations at each reporting date.

The fair value of the warrant liabilities was measured using a binomial lattice model. Significant inputs into the model at the inception and reporting period measurement dates are as follows:

Fair value assumptions	December 31, 2022
Estimated fair value of common stock warrant	$0.18
Exercise price	$0.40
Expected volatility	45%-52%
Expected terms (in years)	2
Risk-free interest rate	1.48%-2.18%
Dividend Yield	0%

D. Payroll protection program loan

The company received payroll protection program loan (PPP) 2nd tranche on February 9, 2021. The Company has obtained approval for waiver from the lender and recognized an amount of $1,087 as other income for the year ended December 31, 2022.

E. Short Term borrowing

The Company has obtained a credit facility from Seacoast business funding (SBF) a division of Seacoast National Bank during the year ended December 31, 2022. The funding is against the accounts receivables of the company and its subsidiary. The SBF facility charges an interest of prime rate plus 1% on a floating basis. The balance as of December 31,2022, is $2,414 and $0 for the period ended December 31, 2021.

The Company also issued the Seller a secured non-interest-bearing promissory note in the principal amount of $2,209 that matures on April 30, 2022 (the “Note”) that reflects an amount owed to the Seller by the Company equal to the difference between the amount of accrued and outstanding accounts receivable on the Closing Date less the amount of accrued and outstanding accounts payable on the Closing Date. The Company has repaid $2,209 during the year ended December 31, 2022 the balance amount outstanding as of December 31, 2022 is $0.

11) Provision for Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Management evaluates all available evidence about future taxable income and other possible sources of realization of deferred tax assets. A valuation allowance is established to reduce deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized. To the extent the Company establishes a valuation allowance or increased the allowance in any given period, an expense is recognized within the provision for income taxes in the statement of income.

The Company recognizes the tax benefit from uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters as other expense in the statement of income. Based on management’s evaluations, there are no uncertain tax positions requiring recognition as of the date of these financial statements.

The components of the Company’s net deferred tax assets as of December 31, 2022 and 2021, were as follows (in thousands):

	December 31, 2022	December 31, 2021
	(In thousands)
Deferred tax assets:
Net Operating loss carry forward	$2,578	1,445
Stock-based compensation	(27)	(18)
Other income (PPP loan forgiveness)	292
Fair Value of Warrant		(15)
Total Deferred tax asset	2,843	1,412
Less: Valuation allowance	$(2,843)	$(1,412)
Deferred tax asset. net of valuation allowance	—	—
Deferred tax liabilities	—	—
Net Deferred tax asset	—	—

Income tax expense (benefit) was computed as follows:

	December 31, 2022	December 31, 2021
	(In thousands)
Federal income tax	$—	$—
State income tax	63	24
Total Income taxes ,Current provision	63	24
Deferred Income taxes (benefit)	—	—
Total Income expenses/ (benefit)	$63	$24

The Company’s effective tax rate is 1% for the year ended December 31, 2022 and 0% and for the year ended December 31, 2021 The future effective income tax rate depends on various factors, such as the Company’s income / (loss) before taxes, tax legislation and the geographic composition of pre-tax income.

The Company files a consolidated federal tax return with its parent and records its share of the consolidated federal tax expense on a separate return basis. The Company’s current tax expense is $0. There is no liability in 2021 on account of losses.

The Company’s federal and state income tax returns are generally subject to possible examination by the taxing authorities until the expiration of the related statute of limitations on those tax returns which is generally three years from the original filing deadline. The Company regularly reviews its deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing taxable temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.

12 A) New Accounting Pronouncements implemented

I.	ASU 2021-08—Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption of the amendments is permitted, including adoption in an interim period. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements.

II.	ASU 2021-10—Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance. The amendments in this Update are effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021. Early application of the amendments is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements.

13) Legal Matters

The Company is not involved in any action, arbitration and / or other legal proceedings that it expects to have a material adverse effect on the business, financial condition, results of operations or liquidity of the Company. All legal cost is expensed as incurred.

14) Share Based Compensation

We estimate the fair value of our stock options using the Black-Scholes option pricing model. This requires the input of subjective assumptions, including the fair value of our underlying common stock, the expected term of stock options, the expected volatility of the price of our common stock, risk-free interest rates, and the expected dividend yield of our common stock, the most critical of which, prior to our IPO, was the estimated fair value of common stock. The assumptions used in our option pricing model represent our best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, our stock-based compensation expense could be materially different in the future. The resulting fair value, net of actual forfeitures, is recognized on a straight-line basis over the period during which an employee is required to provide service in exchange for the award.

These assumptions used in the Black-Scholes option pricing model, other than the fair value of our common stock, are estimated as follows:

●	Expected volatility. Since a public market for our common stock did not exist prior to our IPO in July 2020 and, therefore, we do not have an extensive trading history of our common stock, we estimated the expected volatility based on the volatility of similar publicly-held entities (guideline companies) over a period equivalent to the expected term of the awards. In evaluating the similarity of guideline companies to us, we considered factors such as industry, stage of life cycle, size, and financial leverage. We intend to continue to consistently apply this process using the same or similar guideline companies to estimate the expected volatility until sufficient historical information regarding the volatility of the share price of our common stock becomes available.

●	Expected term. We estimate the expected term using the simplified method, as we do not have sufficient historical exercise activity to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The simplified method calculates the average period the stock options are expected to remain outstanding as the midpoint between the vesting date and the contractual expiration date of the award.

●	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for maturities corresponding with the expected term of the option.

●	Expected dividend yield. We have never declared or paid any dividends and do not presently plan to pay dividends in the foreseeable future. Consequently, we use an expected dividend yield of zero.

We are required to estimate the fair value of the common stock underlying our stock-based awards when performing fair value calculations

Historically for all periods prior to our IPO, given the absence of a public trading market for our common stock, and in accordance with the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately-Held Company Equity Securities Issued as Compensation, we exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of our common stock including:

●	contemporaneous valuations performed at periodic intervals by unrelated third-party specialists

●	contemporaneous valuations performed at periodic intervals by unrelated third-party specialists

●	our actual operating and financial performance.

●	relevant precedent transactions involving our capital stock;

●	likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given prevailing market conditions and the nature and history of our business;

●	market multiples of comparable companies in our industry;

●	stage of development.

●	industry information such as market size and growth;

●	illiquidity of stock-based awards involving securities in a private company; and

●	macroeconomic conditions.

In valuing our common stock prior to our IPO, our board of directors determined the enterprise value of our company using both the income approach and market approach valuation methods. The income approach estimates value based on the expectation of future cash flows that a company will generate. These future cash flows are discounted to their present values using a discount rate based on the cost of capital at a company’s stage of development. The market approach estimates value based on a comparison of the subject company to comparable public companies in a similar line of business. From the comparable companies, a representative market value multiple is determined and then applied to the subject company’s financial results to estimate the enterprise value of the subject company.

A summary of option activity under the employee share option plan as of December 31, 2022, and changes during the year then ended is presented below.

	Options		Shares of Stock
	No. of Options	Weighted Average Price	No. of Shares	Weighted Average Price	Total
Balance available under the plan on December 31, 2021	2,186,500	—	—	—	2,186,500
Incentive Stock Options (ISO)	449,701	$0.28			449,701
Non-Qualified Stock Options (NSO)	255,000	$0.19			255,000
Cancelled/expired	603,337				603,337
Balance outstanding on December 31, 2022	1,914,864				1,914,864
Balance available under the plan on December 31,2022	2,085,136				2,085,136

The following table summarizes the activities for our unvested options for the year ended December 31, 2022

	Number of Shares	Weighted average Grant Date Fair Value Per Share
Unvested on December 31, 2021	1,562,500	0.49
Granted	704,701	0.29
Vested	(944,000)	0.38
Forfeited	(627,201)	0.42
Unvested on December 31,2022	696,000	0.53

The weighted-average grant date fair value of options granted in the years ended December 31, 2022 and 2021 was $0.29 and $0.40, respectively. The fair value as of the respective vesting dates of options that vested during the years ended December 31, 2022, 2021, was $257 and $66, respectively.

As of December 31, 2022, there was $121 of unrecognized share-based compensation expense related to unvested options. This unrecognized compensation expense is expected to be recognized over a weighted-average period of approximately two years based on vesting under the award service conditions.

The company issued and valued options using the Black-Scholes model for all 2022 and 2021 issuances with the following significant assumptions

Fair value assumptions	2022	2021
Expected volatility	45%-52%	45%-52%
Expected terms (in years)	3	4
Risk-free interest rate	1.48%-2.18%	1.48%-2.18%
Dividend Yield	0%	0%

The Company recognized compensation expenses related to stock options of $257 during the year ended December 31, 2022 and $66 for the year ended December 31, 2021.

15) Net Income per share

The Company presents basic and diluted earnings per share (“EPS”) data for its common stock. Basic EPS is calculated by dividing the net income attributable to stockholders of the Company by the weighted average number of shares of common stock outstanding during the period. Diluted EPS is determined by adjusting the net income attributable to stockholders of the Company and the weighted average number of shares of common stock outstanding during the period for the effects of all dilutive potential common shares, including awards under stock-based compensation arrangements.

The Company’s unvested restricted stock awards are considered participating securities under FASB Codification topic, Earnings Per Share, because they entitle holders to non-forfeitable rights to dividends until the awards vest or are forfeited. When a company has a security that qualifies as a “participating security,” the Codification requires the use of the two-class method when computing basic EPS. The two-class method is an earnings allocation formula that determines EPS for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. In determining the amount of net income to allocate to common stockholders, income is allocated to both common stock and participating securities based on their respective weighted average shares outstanding for the period, with net income attributable to common stockholders ultimately equaling net income less net income attributable to participating securities. Diluted EPS for the Company’s common stock is computed using the more dilutive of the two-class method or the treasury stock method.

The company has 909,255 warranties that are excisable at weighted average price of $2.80 on December 31, 2022, and 841,848 warrant that are excisable at weighted average price of $2.94 at December 31,2021.

The company has 1,195,500 options that are vested and excisable on December 31,2022 and none on December 31,2021.

Schedule of earning per share

	Twelve Months Ended December 31,
	2022	2021
	(In thousands)
Net income attributable to common stockholders	$(9,609)	$(5,949)
Weighted average shares outstanding used in basic per common share computations	36,740,650	29,427,863
Basic / Dilutive EPS	$(0.26)	$(0.20)

16) Subsequent Events

The following subsequent events have occurred

I.	On January 25, 2023, the Board of Directors (“Board”) of Healthcare Triangle, Inc. (the “Company” or “HTI”) engaged BF Borgers CPA PC (“Borgers”) as the Company’s independent certified public accountant to audit the Company’s financial statements for the year ended December 31, 2022.

II.	On January 25, 2023, the Board of Directors appointed Ronald McClurg, Paige Heaphy and Jainal Bhuiyan as directors to the Company’s Board of Directors. The Board believes that each of Mr. McClurg, Ms. Heaphy and Mr. Bhuiyan are “independent directors” as such term is defined by Nasdaq Rule 5605(a)(2).

Unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2023 and 2022
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2023, and December 31, 2022	F-31
Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2023, and 2022	F-32
Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the Three and Nine Months Ended September 30, 2023, and 2022	F-33
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2023, and 2022	F-34
Notes to Unaudited Condensed Consolidated Financial Statements	F-35

HEALTHCARE TRIANGLE, INC.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2023	2022
	(Unaudited)	(Audited)
	(In thousands)
Assets
Current assets
Cash and cash equivalents	$75	$1,341
Accounts receivable	4,196	5,592
Other current assets	622	816
Total current assets	4,893	7,749
Property and equipment, net	49	80
Intangible assets, net	8,220	10,570
Goodwill	1,289	1,289
Due from affiliates	15	1,075
Total assets	$14,466	$20,763

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,161	$1,481
Warrant liability	795	55
Short term borrowing	3,479	2,412
Other current liabilities	1,417	2,200
Total current liabilities	6,852	6,148

Long-term liabilities
Contingent consideration	1,487	2,227
Total current and long-term liabilities	8,339	8,375

Stockholders’ equity
Preferred stock, par value $0.00001; 10,000,000 authorized	—	—
Series A, Super Voting Preferred Stock - 6,000 shares (1,000 votes per share)	0	0
Common stock, par value $0.00001; 100,000,000 authorized 4,277,572 and 4,170,953 shares issued and outstanding as of September 30, 2023 and December 31, 2022 respectively	0	0
Additional paid-in capital	25,703	24,956
Retained earnings/(deficit)	(19,576)	(12,568)
Total stockholders’ equity	6,127	12,388
Total liabilities and stockholders’ equity	$14,466	$20,763

The accompanying notes are an integral part of these condensed consolidated financial statements.

HEALTHCARE TRIANGLE, INC.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)		(In thousands)
Net revenue	$7,779	$11,950	$26,143	$34,594
Cost of revenue (exclusive of depreciation and amortization shown separately below)	6,072	8,522	20,896	25,113
Operating expenses
Research and development	54	1,471	695	3,183
Sales and marketing	1,101	1,815	3,888	5,206
General and administrative	1,364	1,480	4,604	4,282
Depreciation and amortization	712	909	2,388	2,464
Total operating expenses	3,231	5,675	11,575	15,135
Loss from operations	(1,524)	(2,247)	(6,328)	(5,464)
Other income			12	1,087
Interest expense	(415)	(55)	(663)	(129)
Loss before income tax	(1,939)	(2,302)	(6,979)	(4,696)
Provision for income tax	(4)	(37)	(28)	(51)
Net loss	$(1,943)	$(2,339)	$(7,007)	$(4,747)
Net loss per common share—basic and diluted	(0.46)	(0.64)	(1.66)	(1.31)
Weighted average shares outstanding used in per common share computations:
Basic and diluted	4,228,340	3,602,289	4,228,340	3,602,289

The accompanying notes are an integral part of these condensed consolidated financial statements.

HEALTHCARE TRIANGLE, INC.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

	Preferred stock		Common stock		Additional paid-in	Retained	Total stockholders’
	Shares	Amount	Shares	Amount	capital	earnings	equity
					(In thousands)
Three Months Ended September 30, 2023 and 2022
Balance at June 30, 2023	6,000	$1	4,277,863	$0	$25,683	$(17,632)	$8,051
Net loss						$(1,943)	$(1,943)
Preferential issue		—	—	$0	$—	—	$—
Issue of stock options (ISO/NSO)				—	$20	—	$20
Shares issued for services		—	—	$—	—	—	$0
Adjustment		—	(291)		—	—	—
Balance at September 30, 2023	6,000	$1	4,277,572	$0	$25,703	$(19,575)	$6,127

Nine Months Ended September 30, 2023 and 2022
Balance at December 31, 2022	6,000	$1	4,170,940	$0	$24,956	$(12,568)	$12,388
Issue of stock options (ISO/NSO)					197		$197
Preferential issue		—	76,923	$0	$499		$499
Shares issued for services		—	30,000	0	$51		$51
Net loss		—	—	—	—	$(7,007)	$(7,007)
Adjustments		—	(291)	—	—	—	—
Balance at September 30, 2023	6,000	$1	4,277,572	0	25,703	(19,575)	6,127

Three Months Ended September 30, 2022
Balance at June 30, 2022	6,000	$1	3,553,667	$0	$19,186	$(5,080)	$14,106
Stock compensation expenses					13		13
Net loss						(2,339)	(2,339)
Issuance of common stock in connection with private placement		—	393,000	—	3,580		3,580
Issuance of warrants in connection with private placement					2,308		2,308
Common stock repurchased					(91)		$(91)
Balance at September 30, 2022	6,000	$1	3,946,667	$0	$24,996	$(7,419)	$17,577

Nine Months Ended September 30, 2022
Balance at December 31, 2021	6,000	$1	3,526,083	$0	$18,799	$(2,664)	$16,135
Stock compensation expenses					40	(8)	$32
Cash collected on common stock options		—	2,614	$0	10		$10
Shares issued for services		—	24,970	$0	350		$350
Net loss						(4,747)	$(4,747)
Issuance of common stock in connection with private placement		—	393,000	$0	3,580		$3,580
Common stock repurchased					(91)		$(91)
Issuance of warrants in connection with private placement					2,308		2,308
Balance at September 30, 2022	6,000	$1	3,946,667	$0	$24,996	$(7,419)	$17,577

The accompanying notes are an integral part of these condensed consolidated financial statements.

HEALTHCARE TRIANGLE, INC.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2023	2022
	(In thousands)
Cash flows from operating activities
Net income (loss)	$(7,007)	$(4,747)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	2,388	2,464
Common stock issued for services	51	350
Income from PPP	—	(1,069)
Stock compensation expenses	194	40
Changes in operating assets and liabilities:
(Increase)/ decrease in:
Accounts receivable	1,396	2,970
Other current assets	195	129
Due from related party	1,060	(134)
Increase/ (decrease) in:
Accounts payable and accrued expenses	(320)	(405)
Other current liabilities	(783)	176
Payment of lease liability	—	(146)
Net cash provided by/ (used in) operating activities	(2,826)	(372)
Cash flows from investing activities
(Purchase)/sale of property and equipment	(7)	(26)
Increase in intangible assets	—	(3,279)
Net cash provided by/ (used in) investing activities	(7)	(3,305)
Cash flows from financing activities
Employee stock options exercised	—	10
Increase/(decrease) in short term borrowing	1,067	244
Repurchases of common stock	—	(91)
Increase in additional paid-up capital	500	5,888
Net cash provided by/ (used in) financing activities	1,567	6,051

Net increase (decrease) in cash and cash equivalents	(1,266)	2,374
Cash and cash equivalents
Cash and cash equivalents at the beginning of the period	$1,341	$1,770
Cash and cash equivalents at the end of the period	$75	$4,144

Supplementary disclosure of cash flows information
Interest	663	129
Income taxes	28	51

The accompanying notes are an integral part of these condensed consolidated financial statements.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

1) Organization and Description of Business

Healthcare Triangle Inc. (“the Company”) was incorporated under the laws of the State of Nevada on October 29, 2019, and then converted into a Delaware corporation on April 24, 2020, to provide IT and data services to the Healthcare and Life Sciences (‘HCLS”) industry. On January 1, 2020, the Company acquired the Life Sciences Business of SecureKloud Technologies Inc. (“Parent”) and on May 8, 2020, the Company acquired Cornerstone Advisors Group LLC (Healthcare Business) from its Parent.

Company  reinforces healthcare progress through breakthrough technology and extensive industry know-how. Company support healthcare providers and payors, hospitals and pharma/life sciences organizations in their effort to improve health outcomes by enabling the adoption of new technologies, data enlightenment, business agility and accelerate responding to immediate business needs and competitive threats. The highly regulated HCLS industry turn to Company for expertise in digital transformation on the cloud, security and compliance, develops, data lifecycle management, healthcare interoperability, clinical and business performance optimization.

Company concentrates on accelerating value to the three healthcare sectors:

1.	Pharmaceutical companies, which require improved efficiencies in the clinical trial process. Company modernizes their IT infrastructure to advance the clinical trial process to drug discovery and delivery.

2.	Hospitals and health systems, which face interoperability challenges as mergers, acquisitions and partnerships drive increasing need for integrated healthcare infrastructures. Company’s health IT expertise optimizes providers’ enterprise digital structure needs connecting disparate systems and applying analytics capabilities.

3.	Life sciences, payers and all healthcare organizations must protect and secure personal health information (PHI), a regulatory compliance mandate that Company addresses and manages for its customers.

As an organization with the deep-rooted cloud expertise, Company’s technology significantly relies on Big Data, Analytics, DevOps, Security/Compliance, Identity Access Management (IAM), Machine Learning (ML), Artificial Intelligence (AI), Internet of Things (IoT) and Blockchain.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Devcool Inc

Devcool Inc (“the Company”) was incorporated under the laws of the State of California on September 25, 2016. The Company solves complex technology problems and delivers innovation to healthcare industry. The Company has successfully implemented projects for top Healthcare insurance companies and hospitals across United States of America. On December 10, 2021, Healthcare Triangle, Inc (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Devcool, Inc., a California corporation (“Devcool”), Go To Assistance Inc., a California corporation (“Seller”), and Mr. Sandeep Deokule, current Chief Executive Officer of Devcool (“SD”). Pursuant to the Share Purchase Agreement, the Company will acquire 5,000,000 shares of Devcool’s Class B Common Stock, par value $0.00001, which represents all of the issued and outstanding capital stock of Devcool (the “Acquisition”). The closing of the Acquisition occurred on December 10, 2021 (the “Closing Date”). The Company exercised control by virtue of taking over the operations from November 01, 2021 (effective date) and the financials have been consolidated from this date.

Impact of the COVID-19 Pandemic

COVID-19 has created uncertainty for our employees, members, and customers. We consider the impact of the pandemic on our business by evaluating the health of our operations, any changes to our revenue outlook, and the degree to which interest in Company’s solutions have evolved during these unprecedented times. We measure our performance through several key metrics; and as gauged these performance metrics, service levels have been high, and customer engagement and satisfaction have remained strong through these tough times. While the COVID-19 pandemic has not had a material adverse impact on our financial condition and results of operations to date, the future impact of the COVID-19 outbreak on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our marketing efforts, and any reduction in spending by our customers, all of which are uncertain and cannot be predicted. We have a diverse set of customers, while some have faced headwinds, others have experienced growth. Because of COVID-19, Healthcare and Life Sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the Healthcare and Life Sciences industry at a rapid pace and our proprietary platforms and solutions addresses these challenges. Our business is focused on providing digital platform solutions to healthcare organizations and it is our mission to adequately address COVID-19 challenges for the benefit of our customers and society in general. As a result, consumers have better personal care, convenience, and value. COVID-19 is expected to drive increased utilization of technology during and after the pandemic, and such shift to a virtual approach creates a unique opportunity for our business to shape the new virtual-oriented experiences of businesses through our cloud technology and services and our value proposition resonates with a broader audience of companies as they turn their focus to safely reopening their workplaces and managing the ongoing health and well-being of employees and their families.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

2) Summary of Significant Accounting Policies

Basis of consolidated financial statements

The accompanying condensed consolidated financial statements include the accounts of Healthcare Triangle and its wholly owned subsidiary. The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All intercompany balances and transactions have been eliminated in consolidation.

The accompanying statements of operations include expenses for certain functions historically performed by the Parent company, including general corporate services, such as legal, accounting, treasury, information technology, human resources and administration. These expenses are based primarily on direct usage when identifiable, direct capital expenditures or other relevant allocations during the respective periods. We believe the assumptions underlying the accompanying condensed consolidated financial statements, including the assumptions regarding these expenses from this related party, are reasonable. Actual results may differ from these expenses, assumptions and estimates. The amounts recorded in the accompanying condensed consolidated financial statements are not necessarily indicative of the actual amount of such indirect expenses that would have been recorded had we been a separate independent entity.

Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated financial statements and the related footnote disclosures have been prepared by us in accordance with GAAP for interim financial reporting and as required by Rule 10-01 of Regulation S-X. Accordingly, the unaudited condensed consolidated financial statements may not include all of the information and notes required by GAAP for audited financial statements. The year-end December 31, 2022 condensed consolidated balance sheet data included herein was derived from audited financial statements but does not include all disclosures required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of items of a normal and recurring nature, necessary to present fairly our financial position as of September 30, 2023, the results of operations, comprehensive income (loss), stockholders’ deficit, and cash flows for the three months ended September 30, 2023 and 2022. The results of operations for the three months ended September 30, 2023 and 2022 are not necessarily indicative of the results to be expected for the full year. The information contained herein should be read in conjunction with the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC. Management considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through the date of issuance of these financial statements.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Accounting Policies

Use of Estimates

The preparation of financial statements is in conformity with GAAP which requires us to make estimates, judgments and assumptions that affect the financial statements and the notes thereto. These estimates are based on information available as of the date of the financial statements. On a regular basis, management evaluates these estimates and assumptions. Items subject to such estimates and assumptions include, but are not limited to:

●	the standalone selling price for each distinct performance obligation

●	the determination of the period of benefit for amortization of deferred costs.

●	the fair value of assets acquired, and liabilities assumed for business combinations.

●	Share based compensation including warrants

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (i) December 21, 2026 (the last day of the fiscal year following the fifth anniversary of our IPO), (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the last day of the first fiscal year in which we are deemed to be a “large accelerated filer”, as defined in the rules under the Exchange Act, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and any reference herein to “emerging growth company” has the meaning ascribed to it in the JOBS Act.

We have elected to take advantage of certain of the reduced disclosure obligations in this Annual Report on Form 10-K and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our stockholders may be different from the information you might receive from other public reporting companies in which you hold equity interests. In particular, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the Securities Act) for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, so long as we remain an emerging growth company, we will not be subject to the same implementation timing of new or revised accounting standards as other public companies that are not emerging growth companies until these standards apply to private companies unless we elect to early adopt as permitted by the relevant guidance for private companies.

Segment Information

The management has chosen to organize the Company around differences in products and services and segregated the reporting segments as Software Services, Managed Services and Support, and Platform Services.

Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company defines the term ‘chief operating decision maker’ to be the Chief Financial Officer. The Chief Financial Officer along with the management team reviews the financial information presented on a consolidated basis for purposes of allocating resources and evaluating our financial performance. Accordingly, the Company has determined that it operates in three distinct reportable operating segments, and all required financial segments information can be found in the condensed consolidated financial statements.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Expenses included in segment operating profit consist principally of direct selling, delivery costs and research and development expenses. Certain Sales and Marketing expenses, General and Administrative expenses, depreciation, and amortization are not allocated to individual segments in internal management reports used by the chief operating decision maker. Accordingly, such expenses are excluded from segment operating profit and are included below as “unallocated costs” and adjusted against our total income from operations. Additionally, management has determined that it is not practical to allocate identifiable assets by segment, since such assets are used interchangeably among the segments.

Schedule of operating segment

	Three months Ended September 30,		Changes
	(In thousands)
	2023	2022	Amount	%
Software services	$4,918	$6,177	$(1,259)	(20)%
Managed services and support	2,456	3,708	(1,252)	(34)%
Platform services	405	2,065	(1,660)	(80)%
Revenue	$7,779	$11,950	$(4,171)	(35)%

	Nine months Ended September 30,		Changes
	(In thousands)
	2023	2022	Amount	%
Software Services	$16,561	$18,218	$(1,657)	(9)%
Managed Services and Support	8,362	11,879	(3,517)	(30)%
Platform Services	1,220	4,497	(3,277)	(73)%
Revenue	$26,143	$34,594	$(8,451)	(24)%

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Operating profit by Operating Segment

	Three months Ended September 30,		Changes
	(In thousands)
	2023	2022	Amount	%
Software services	$(703)	$(145)	$(558)	(385)%
Managed services and support	709	1,397	(688)	(49)%
Platform services	102	(992)	1,094	110%
Total segment operating (loss) profit	108	260	(152)	(58)%
Less: unallocated costs	1,632	2,507	(875)	(35)%
Income (loss) from operations	(1,524)	(2,247)	723	32%
Other income	—	—	—	0%
Interest expense	(415)	(55)	(360)	(655)%
Net income (loss) before income tax expenses	$(1,939)	$(2,302)	$363	16%

	Nine months Ended September 30,		Changes
	(In thousands)
	2023	2022	Amount	%
Software services	$(2,482)	$(665)	$(1,817)	(273)%
Managed services and support	2,083	3,935	(1,852)	(47)%
Platform services	(277)	(1,777)	1,500	84%
Total segment operating (loss) profit	(676)	1,493	(2,169)	(145)%
Less: unallocated costs	5,652	7,147	(1,495)	(21)%
Income (loss) from operations	(6,328)	(5,654)	(674)	(12)%
Other income	12	1,087	(1,075)	(99)%
Interest expense	(663)	(129)	(534)	(414)%
Net income (loss) before income tax expenses	$(6,979)	$(4,696)	$(2,283)	(49)%

Revenue from top 5 customers

Three Months Ended September 30,  2023

Schedule of concentration

Customer	Amount (In thousands)	% of Revenue
Customer 1	$4,168	54%
Customer 2	714	9%
Customer 3	492	6%
Customer 4	427	5%
Customer 5	$339	4%

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Three Months Ended September 30,  2022

Schedule of concentration

Customer	Amount (In thousands)	% of Revenue
Customer 1	$4,562	38%
Customer 2	1,840	15%
Customer 3	1,218	10%
Customer 4	1,063	9%
Customer 5	$534	4%

Nine Months Ended September 30, 2023

Schedule of concentration

Customer	Amount (In thousands)	% of Revenue
Customer 1	$13,617	52%
Customer 2	2,485	10%
Customer 3	1,822	7%
Customer 4	1,411	5%
Customer 5	$956	4%

Nine Months Ended September 30, 2022

Schedule of concentration

Customer	Amount (In thousands)	% of Revenue
Customer 1	$12,912	37%
Customer 2	4,770	14%
Customer 3	3,726	11%
Customer 4	2,963	9%
Customer 5	$1,181	3%

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Revenue Recognition

We recognize revenues as we transfer control of deliverables (services, solutions, and platform) to our clients in an amount reflecting the consideration to which we expect to be entitled. To recognize revenues, we apply the following five step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenues when a performance obligation is satisfied. We account for a contract when it has approval and commitment from all parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. We apply judgment in determining the customer’s ability and intention to pay based on a variety of factors including the customer’s historical payment experience.

For performance obligations where control is transferred over time, revenues are recognized based on the extent of progress towards completion of the performance obligation. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the deliverables to be provided.

Software Services

The Company enters into contractual obligations with the customers to perform (i) Strategic advisory services which include assessment of the enterprise network, applications environment and advise on the design and tools; (ii) Implementation services which include deployment, upgrades, enhancements, migration, training, documentation and maintenance of various electronic health record systems and (iii) Development services which include customization of network and applications in the public cloud environment.

Revenue from Strategic advisory, Implementation and Development services are distinct performance obligation and is recognized on time-and-material or fixed-price project basis. Revenues related to time-and-material are recognized over the period the services are provided using labor hours. Revenues related to fixed-price contracts are recognized as the service is performed using the cost-to-cost method, under which the total value of revenues is recognized based on the percentage that each contract’s total labor cost to date bears to the total expected labor costs. The cost-to-cost method requires estimation of future costs, which is updated as the project progresses to reflect the latest available information; such estimates and changes in estimates involve the use of judgment. The cumulative impact of any revision in estimates is reflected in the financial reporting period in which the change in estimate becomes known and any anticipated losses on contracts are recognized immediately, where appropriate.

We may enter into contracts that consist of multiple performance obligations. Such contracts may include any combination of our deliverables. To the extent a contract includes multiple promised deliverables, we apply judgment to determine whether promised deliverables are capable of being distinct and are distinct in the context of the contract. If these criteria are not met, the promised deliverables are accounted for as a combined performance obligation. For contracts with multiple distinct performance obligations, we allocate consideration among the performance obligations based on their relative standalone selling price. Standalone selling price is the price at which we would sell a promised good or service separately to the customer. When not directly observable, we estimate standalone selling price by using the expected cost plus a margin approach. We establish a standalone selling price range for our deliverables, which is reassessed on a periodic basis or when facts and circumstances change.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Managed Services and Support

The Company has standard contracts for its Managed Services and Support, however the statement of work contained in such contracts is unique for each customer. A typical Managed Services and Support contract would provide for some or all of the following types of services being provided to the customer: Cloud hosting, Continuous monitoring of applications, security and compliance and support.

Revenue from Managed services and support is a distinct performance obligation and recognized based on SSP (standalone selling price), rateably on a straight-line basis over the period in which the services are rendered. Contract with customers includes subcontractor services or third-party cloud infrastructure services in certain integrated services arrangements. In these types of arrangements, revenue is recognized net of costs when the Company is acting as an agent between the customer and the vendor, and gross when the Company is the principal for the transaction. In doing so, the Company first evaluates whether it controls the platform or service before it is transferred to the customer. The Company considers whether it has the primary obligation to fulfil the contract, pricing discretion and other factors to determine whether it controls the platform or service and therefore is acting as a principal or an agent. Payment for managed services and support is due monthly.

Platform Services

The Company has standard contracts for its Platform Services, however the statement of work contained in such contracts is unique for each customer. A typical Platform Services contract would provide for some or all of the following types of services being provided to the customer: Data Analytics, Backup and Recovery, through our Platform.

The revenue from Platform services is a distinct performance obligation and recognized based on SSP. During the periods presented the Company generated revenue from Platform services on a fixed-price solutions delivery model. Revenues related to fixed-price contracts are recognized as the service is performed using the cost-to-cost method, under which the total value of revenues is recognized based on the percentage that each contract’s total labor cost to date bears to the total expected labor costs. The cost-to-cost method requires estimation of future costs, which is updated as the project progresses to reflect the latest available information; such estimates and changes in estimates involve the use of judgment. The cumulative impact of any revision in estimates is reflected in the financial reporting period in which the change in estimate becomes known and any anticipated losses on contracts are recognized immediately, where appropriate.

Our contractual terms and conditions for Software services, Managed Services and Support and Platform services mandate that our services are documented and subject to inspection, testing at the time of delivery to customer. In addition, the Company needs to integrate seamlessly into the customers’ systems. Also, the customer has a right to cancel all, or part of the services rendered if it is not in accordance with statement of work and within the stipulated time.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Contract Balances

The timing of revenue recognition, billings, and cash collections results in billed accounts receivable, unbilled receivables (contract assets), and customer advances and deferred revenue (contract liabilities) on the Consolidated Balance Sheet. Amounts are billed as work progresses in accordance with agreed-upon contractual terms, generally monthly upon achievement of contractual milestones. Generally, billing occurs after revenue recognition, resulting in contract assets. However, we sometimes receive advances or deposits from our customers, particularly on our international contracts, before revenue is recognized, resulting in contract liabilities. These deposits are liquidated when revenue is recognized

The beginning and ending contract balances were as follows:

Schedule of receivables and contract liabilities

	September 30, 2023	December 31, 2022
	(In thousands)
Accounts Receivable	4,196	5,592

Cash and Cash Equivalents

The Company considers all highly liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents. The Company maintains cash balances, which may exceed federally insured limits. The Company does not believe that this results in any significant credit risk.

Accounts Receivable

The Company extends credit to clients based upon the management’s assessment of their creditworthiness on an unsecured basis. The Company provides an allowance for uncollectible accounts based on historical experience and management evaluation of trend analysis. The Company includes any balances that are determined to be uncollectible in its allowance for doubtful accounts. For the quarter ended September 30, 2023 the Company did not provided an allowance for uncollectible accounts and year ended December 31, 2022 the Company provided $222 as allowances for uncollectible accounts. Based on the information available, management believes the Company’s accounts receivable are collectible.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements. The Company charges repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred.

Intangible Assets

We capitalize certain costs incurred for the platform development when it is determined that it is probable that the platform will be completed and will be used as intended. Costs related to preliminary project activities, post-implementation activities, training, and maintenance are expensed as incurred. Customer relationship and platform development are amortized based on finite lives using either the straight-line method or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Goodwill

Goodwill is the excess of the cost of an acquired entity over the net amounts assigned to tangible and intangible assets acquired and liabilities assumed. Goodwill is not amortized but is subject to an annual impairment test.

The Company performs its annual goodwill impairment test on an annual basis in the fourth quarter of each fiscal year or more frequently if changes in circumstances or the occurrence of events suggest that an impairment exists. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of the reporting unit’s goodwill is less than the carrying value of the reporting unit’s goodwill.

The Company’s quarterly goodwill impairment test resulted in no impairment charges in the quarter ended September 30, 2023 and 2022.

Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The collectability of trade receivable balances is regularly evaluated based on a combination of factors such as customer creditworthiness, past transaction history with the customer, current economic industry trends and changes in customer payment pattern. Additionally, if it is determined that a customer will be unable to fully meet its financial obligation, such as in the case of a bankruptcy filing or other material event impacting its business, a specific allowance for doubtful accounts may be recorded to reduce the related receivable to the amount expected to be recovered.

Although we believe that our approach to estimates and judgments regarding our allowance for doubtful accounts is reasonable, actual results could differ and we may be exposed to increases or decreases in required allowances that could be material.

Business Combinations

As per ASC 805-50 a common-control transaction does not meet the definition of a business combination because there is no change in control over the net assets. The accounting for these transactions are addressed in the “Transactions Between Entities Under Common Control”. The net assets are derecognized by the transferring entity and recognized by the receiving entity at the historical cost of the parent of the entities under common control. Any difference between the proceeds transferred or received and the carrying amounts of the net assets is recognized in equity in the transferring and receiving entities’ separate financial statements and eliminated in consolidation. The change in accounting principle is applied retroactively for all periods presented.

We account for business combinations using the acquisition method, which requires the identification of the acquirer, the determination of the acquisition date and the allocation of the purchase price paid by the acquirer to the identifiable tangible and intangible assets acquired, the liabilities assumed, including any contingent consideration and any non-controlling interest in the acquiree at their acquisition date fair values.

Goodwill represents the excess of the purchase price over the fair value of net assets acquired, including the amount assigned to identifiable intangible assets. Identifiable intangible assets with finite lives are amortized over their useful lives. Acquisition-related costs are expensed in the periods in which the costs are incurred. The results of operations of acquired businesses are included in our condensed consolidated financial statements from the date of effective control.

Valuation of Contingent Earn-out Consideration.

Acquisitions may include contingent consideration payments based on the achievement of certain future financial performance measures of the acquired company. Contingent consideration is required to be recognized at fair value as of the acquisition date. We estimate the fair value of these liabilities based on financial projections of the acquired companies and estimated probabilities of achievement. We believe our estimates and assumptions are reasonable, however, there is significant judgment involved. We evaluate, on a routine, periodic basis, the estimated fair value of the contingent consideration and changes in estimated fair value, subsequent to the initial fair value estimate at the time of the acquisition, will be reflected in income or expense in the consolidated statements of operations. Changes in the fair value of contingent consideration obligations may result from changes in discount periods and rates, changes in the timing and amount of revenue and/or earnings estimates and changes in probability assumptions with respect to the likelihood of achieving the various earn-out criteria. Any changes in the estimated fair value of contingent consideration may have a material impact on our operating results.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Earnings (Loss) Per Share.

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Fair Value Measurements

The Company measures its financial assets at fair value each reporting period using a fair value hierarchy that prioritizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1— Inputs are observable and reflect quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2— Inputs other than quoted prices included within Level 1 that are observable, either directly or indirectly.

Level 3— Inputs that are unobservable

Money market funds and U.S. treasury securities are classified within Level 1 because they are valued using quoted market prices or alternative pricing sources and models utilizing market observable inputs. Other debt securities and investments are classified within Level 2 if the investments are valued using model driven valuations which use observable inputs such as quoted market prices, benchmark yields, reported trades, broker/dealer quotes or alternative pricing sources with reasonable levels of price transparency. Available-for-sale debt securities are held by custodians who obtain investment prices from a third-party pricing provider that incorporates standard inputs in various asset price models. In connection with the acquisition of Devcool, Inc., the Company recognized a liability on the acquisition date for the estimated fair value of the contingent consideration based on the probability of achieving certain milestones pursuant to the acquisition agreement. The fair value measurement of the contingent consideration is based on significant unobservable inputs and management judgment; therefore, it is categorized under Level 3 at the balance sheet date in the table below.

Schedule of balance sheet

	September 30, 2023
	Fair Value Measured Using
	(In thousands)
	Level 1	Level 2	Level 3	Total
Financial liabilities:
Warrant Liabilities			$795	$795
Acquisition-related contingent consideration	—	—	$1,487	$1,487

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Stock-Based Compensation

The Company accounts for stock-based awards to employees and consultants in accordance with applicable accounting principles, which requires compensation expense related to share-based transactions, including employee stock options, to be measured and recognized in the financial statements based on a determination of the fair value of the stock options over the instruments vesting period. Options awarded to purchase shares of common stock issued to non-employees do not need to be remeasured as per ASU 2018-07 principles.

The Company adopted the “2020 Stock Incentive Plan” (Plan). The Company has reserved 600,000 shares of the Company’s Common stock.

Income taxes

The provision for income taxes was determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the period. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates applicable in the years in which they are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax law is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company expenses advertising cost as incurred. Advertising expense for the quarters ended September 30, 2023 and 2022 were Nil.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. Credit risks associated with trade receivables is minimal due to the Company’s customer base which consist of large customer base and ongoing procedures, which monitor the credit worthiness of its customers. For the quarter ended September 30, 2023 and 2022 revenue from the top five customers accounted for approximately 78% and 76% of total revenue respectively. For the quarter ended September 30, 2023 and year ended December 31, 2022 accounts receivable from five major customers accounted for approximately 79% and 72% of the total accounts receivables.

The Company maintains cash balances in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation up to $250,000 (valid through September 30, 2023) per institution.

As of September 30, 2023 and December 31, 2022, the Company had Nil and $816 respectively, of uninsured cash balances. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

4) Property and Equipment

Property and equipment consisted of the following:

Schedule of property and equipment

	September 30, 2023	December 31, 2022
	(In thousands)
Furniture and equipment	$126	$119
Less: Accumulated depreciation	(77)	(39)
Net fixed assets	$49	$80

Depreciation expenses for the quarter ended September 30, 2023, and September 30, 2022 were $10 and $8 respectively.

5) Intangible Assets

The Company’s intangible assets consist primarily of intellectual property and customer relationship it acquired through various acquisitions. We capitalize certain costs incurred for the platform development when it is determined that it is probable that the platform will be completed and will be used as intended. We amortize our intangible assets that have finite lives using either the straight-line method or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized

Intangible assets consist of the following:

Schedule of intangible assets

	September 30, 2023				December 31, 2022
	Weighted average Remaining Useful life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(In thousands)				(In thousands)
Customer relationships	2.97	$8,667	$4,755	$3,912	$8,667	$3,523	$5,144
Intellectual property	4.39	7,329	3,021	4,308	7,329	2,013	5,316
Product development	0.5	477	477	0	477	367	110
Total intangible assets		$16,473	$8,253	$8,220	$16,473	$5,903	$10,570

Amortization expense for the quarter ended September 30, 2023 and September 30, 2022 were $701 and $857 respectively. This amortization expense relates to capitalized software expenses, intellectual property, and customer lists.

Schedule of intangibles asset useful life

Nature of Intangibles	Useful Life
Customer relationships	5 years
Intellectual property	5 years
Product development	5 years

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

Estimated annual amortization expense (including amortization expense associated with capitalized software costs) for each of the next four years are as follows:

Schedule of amortization expense

September 30,
2023	$636
2024	2,547
2025	2,547
2026	2,489
Total	$8,220

6) Due from Related Party

SecureKloud Technologies Inc, (Parent) is a Nevada based corporation, focusing on digital transformation for Avionics, Technology and Manufacturing Industry. As a pioneer in enabling cloud transformation for global enterprises, SecureKloud Technologies Inc is building on foundation of cloud capabilities by creating innovative platforms that are time-tested and designed to drive success in its digital transformation journey. HTI uses the capabilities and resources of the parent for the execution of the projects for its customers.

SecureKloud Technologies Inc owns 59.61% of Healthcare Triangle Inc as of September 30, 2023.

The Company entered into a Master Service Agreement, Shared Services Agreement and Rental Sublease Agreement with its parent. As per the Master Services Agreement, parent provides technical resources according to the statement of work from the Company. The initial term of the agreement is twenty-four months, which is extendable based on mutual consent. The parent charges for the services at cost. The Company received services amounting to $946 and $334 for the quarter ended September 30, 2023, and 2022 respectively. The Company has paid for these services during the year.

As per the terms of the Shared Services and Rental Sublease Agreement, the cost incurred by the parent on behalf of the Company are settled at cost. The Shared Services Agreement includes Development infrastructure, Sales support, Recruitment and Immigration support, Project coordination, HR and Operation support, Management /Advisory services. The Company received services amounting to $78 and $48 for the quarter ended September 30, 2023, and 2022 respectively. The Company has paid for these services during the year.

The Company does not have any signed lease agreement on its name and currently operates from two office locations leased by the Parent. The Company has entered into a sublease agreement with the Parent and paid rent of $67 and $49 for the quarter ended September 30, 2023, and 2022 respectively.

The Company has earned $9 from sale to related parties for the quarter ended September 30, 2023, and Nil0 for the quarter ended September 30, 2022.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

7) Business Combination

Effective May 8, 2020, the Company acquired the entire equity of Cornerstone Advisory Services LLC in exchange for a promissory note. In accordance with the terms of the Equity Purchase Agreement dated May 8, 2020, the Company acquired 100% of the equity of Cornerstone Advisory Services LLC for a total consideration of $7,000. The total purchase price of $7,000 was allocated to net working capital of $4,700 and intangibles of $2,300, taking into consideration projected revenue from the acquired list of Subsidiary’s customers over a period of five years.

Acquisition of Devcool, Inc.

On December 10, 2021, Healthcare Triangle, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Devcool, Inc., a California corporation (“Devcool”), Go To Assistance Inc., a California corporation (“Seller”), and Mr. Sandeep Deokule, current Chief Executive Officer of Devcool (“SD”). Pursuant to the Share Purchase Agreement, the Company will acquire 5,000,000 shares of Devcool’s Class B Common Stock, par value $0.0001, which represents all of the issued and outstanding capital stock of Devcool (the “Acquisition”). The closing of the Acquisition occurred on December 10, 2021 (the “Closing Date”). The Company exercised control by virtue of taking over the operation from November 01, 2021 (effective date) and the financials have been consolidated from this date.

The aggregate purchase price for the acquisition of Devcool Inc was $7,773 consisting of;

1.	$4,500 payable to the Seller in cash on the Closing Date;

2.	$700 worth of equity of the Company’s common stock (the “Common Stock”) whereby the number of shares of common stock issuable to Mr. Deokule will be calculated by dividing $700 by the volume weighted average price of the Company’s common stock as reported by Bloomberg Financial Markets or if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation (“VWAP”) for the 20 trading days immediately prior to the closing date of the Transaction. Such shares of common stock were issued as follows:

a)	20,930 shares of unvested Common Stock were issued to the Seller, which shall vest upon Devcool meeting one of two gross revenue targets set forth in the Share Purchase Agreement; and

b)	8,372 shares of unvested Common Stock were issued as retention bonus to certain key personnel of Devcool to be retained by Devcool post-Closing (the “Retention Personnel”), subject to the Retention Personnel continuing to perform services to Devcool (or its affiliates) up to and through the second anniversary of the closing date, which shares shall vest equally monthly on the corresponding day of the closing date over a period of 24 successive months; and

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

3.	A sum of up to $2,500 as post-closing earnout payment (the “Earnout”), subject to Devcool’s achievement of the applicable yearly earnout targets set forth in the Share Purchase Agreement, which Earnout shall be payable as follows:

a)	up to $250 worth of Common Stock (calculated based on the average of the VWAPs for the 20 trading days immediately prior to December 31, 2022) issuable to SD or the Seller as SD’s nominee for achievement of the Year 1 Equity Earnout (as defined in Annexure B to the Share Purchase Agreement);

b)	up to $1,000 payable to the Seller or its nominees in cash upon achieving the Year 1 Cash Earnout; and

c)	up to $250 worth of Common Stock (calculated based on the average of the VWAPs for the 20 trading days immediately prior to December 31, 2023) issuable to SD or the Seller as SD’s nominee for achievement of the Year 2 Equity Earnout (as defined in Annexure B to the Share Purchase Agreement).

d)	up to $1,000 payable to the Seller or its nominees in cash upon achieving the Year 2 Cash Earnout; and

4.	The Company also issued the Seller a secured non-interest-bearing promissory note in the principal amount of $2,209 that matures on April 30, 2022 (the “Note”) that reflects an amount owed to the Seller by the Company equal to the difference between the amount of accrued and outstanding accounts receivable on the Closing Date less the amount of accrued and outstanding accounts payable on the Closing Date.

Based on the purchase price allocation, we recorded $1,289 of goodwill which is not tax deductible.

Presented below is the summary of the foregoing acquisitions

Allocation of purchase price

Schedule of allocation of purchase price

Asset Component	Amount
Intangible assets	$6,018
Goodwill	1,289
Working capital	—
Current assets
Cash	970
Accounts receivables	3,142
Other current assets
Other Current Assets	11,419
Current liabilities
Accounts payable	758
Short term borrowing	2,209
Other current liabilities	679
Current liabilities	3,646
Net working capital acquired	7,773
Total purchase price	$7,773

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

8) Debt Securities

A. Common Stock Warrants

In connection with the issuance of Convertible Notes, the Company also issued Warrants to each holder of Convertible Notes which entitles the holder thereof to purchase a number of shares of our common stock equal to 50% of the number of shares that Convertible Note issued with such Warrant is convertible into at a price equal to $10.66 per share.

The warrants are subject to certain customary adjustments in the event of stock dividends and splits, issuance of options, subsequent rights offerings, and pro rata distributions.

Warrant holders have “piggyback” registration rights as set forth therein and a breach of such rights with respect to any Warrant would result in an increase by 25% of the shares of our common stock underlying such Warrant.

As of September 30, 2023, none of the warrants have been exercised by the note holders and hence no proceeds have been received towards any of the warrants.

The Warrants have been valued using the Black-Scholes-Merton Option (“BSM”) pricing model that is based on the individual characteristics of the warrants on the valuation date, which include the Company’s stock fair value and assumptions for expected volatility, expected life and risk-free interest rate, as well as the present value of the minimum cash payment component of the instrument for the warrants, when applicable. Changes in the assumptions used could have a material impact on the resulting fair value of each warrant. The primary inputs affecting the value of the warrant liability are the Company’s stock price and volatility in the Company’s stock price, as well as assumptions about the probability and timing of certain events, such as a change in control or future equity offerings. Increases in the fair value of the underlying stock or increases in the volatility of the stock price generally result in a corresponding increase in the fair value of the warrant liability; conversely, decreases in the fair value of the underlying stock or decreases in the volatility of the stock price generally result in a corresponding decrease in the fair value of the warrant liability.

Schedule of common stock warrants

Warrants	Number of Warrants	Weighted Average Exercise price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic value
Outstanding on January 1, 2023	683,935	$12.71	4	2,386
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited or expired	(74,149)	—	—	—
Outstanding on September 30, 2023	609,756	$10.66	4	2,386
Exercisable on September 30, 2023	609,756	$10.66	—	—

The following table summarizes the activities for our unvested warrants for the quarter ended September 30, 2023

Schedule of unvested warrants

	Number of Warrants	Weighted average Grant Date Fair Value Per warrant
Unvested on January 1, 2023	548,780	$5.22
Granted	—
Vested	(30,488)	$5.64
Forfeited	—
Unvested on March 31, 2023	518,292	$5.22
Granted	—
Vested	(30,488)	$5.64
Forfeited	—
Unvested on June 30, 2023	487,804	$5.22
Granted	—
Vested	(30,488)	$5.64
Forfeited	—
Unvested on September 30, 2023	457,316	$5.22

The Company has recognized cost of nil for the quarter ended September 30, 2023, and nil for the quarter ended September 30, 2022.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

B. Warrant Liability

The Company has allocated the proceeds from convertible note between promissory notes and warrants; as of September 30, 2023, the Company has reported a Warrant liability of $795 at fair value, with subsequent changes in their respective fair values recognized in the consolidated statement of operations at each reporting date.

The fair value of the warrant liabilities was measured using a binomial lattice model. Significant inputs into the model at the inception and reporting period measurement dates are as follows:

Schedule of fair value of warrant liabilities

Fair value assumptions	September 30, 2023
Estimated fair value of common stock warrant	$5.22
Exercise price	$10.66
Expected volatility	45%-52%
Expected terms (in years)	5
Risk-free interest rate	4.60%-5.46%
Dividend yield	0%

C. Short Term borrowing

The Company has obtained a credit facility from Seacoast business funding (SBF) a division of Seacoast National Bank . The funding is against the accounts receivables of the company and its subsidiary. The SBF facility charges an interest of prime rate plus 1% on a floating basis. The balance as of September 30, 2023, is $2,997 and $3,212 for the period ended December 31, 2022.

The Company has obtained a credit facility from Agile Lending LLC in the month of May 2023. The balance as of September 30, 2023, is $482.

9) Provision for Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Management evaluates all available evidence about future taxable income and other possible sources of realization of deferred tax assets. A valuation allowance is established to reduce deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized. To the extent the Company establishes a valuation allowance or increased the allowance in any given period, an expense is recognized within the provision for income taxes in the statement of income.

The Company recognizes the tax benefit from uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters as other expense in the statement of income. Based on management’s evaluations, there are no uncertain tax positions requiring recognition as of the date of these financial statements.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

The components of the Company’s net deferred tax assets as of September 30, 2023 and December 31, 2022, were as follows (in thousands):

Schedule of deferred tax assets

	September 30, 2023	December 31, 2022
Deferred tax assets:
Net Operating loss carry forward	$1,884	$2,578
Stock-based compensation	(58)	(27)
Other income (PPP loan forgiveness)	—	292
Total deferred tax asset	1,826	2,843
Less: Valuation allowance	$(1,826)	$(2,843)
Deferred tax asset. net of valuation allowance	—	—
Deferred tax liabilities	—	—
Net Deferred tax asset	—	—

Income tax expense (benefit) was computed as follows:

Schedule of income tax expense benefit

	September 30, 2023	September 30, 2022
Federal income tax	$—	$—
State income tax	4	37
Total income taxes, current provision	4	37
Deferred Income taxes (benefit)	—	—
Total Income expenses (benefit)	$4	$37

The Company’s effective tax rate is 0% for the quarter ended September 30, 2023 and 0% and for the quarter ended September 30, 2022 The future effective income tax rate depends on various factors, such as the Company’s income (loss) before taxes, tax legislation and the geographic composition of pre-tax income.

The Company files a consolidated federal tax return with its parent and records its share of the consolidated federal tax expense on a separate return basis. The Company’s current tax expense is nil. There is no liability in 2022 on account of losses.

The Company’s federal and state income tax returns are generally subject to possible examination by the taxing authorities until the expiration of the related statute of limitations on those tax returns which is generally three years from the original filing deadline. The Company regularly reviews its deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing taxable temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

10) New Accounting Pronouncements

i)	ASU 2021-08—Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption of the amendments is permitted, including adoption in an interim period. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements.

(ii)	ASU 2021-10—Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance. The amendments in this Update are effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021. Early application of the amendments is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements.

11) Legal Matters

The Company is not involved in any action, arbitration and/or other legal proceedings that it expects to have a material adverse effect on the business, financial condition, results of operations or liquidity of the Company. All legal cost is expensed as incurred.

12) Share Based Compensation

We estimate the fair value of our stock options using the Black-Scholes option pricing model. This requires the input of subjective assumptions, including the fair value of our underlying common stock, the expected term of stock options, the expected volatility of the price of our common stock, risk-free interest rates, and the expected dividend yield of our common stock, the most critical of which, prior to our IPO, was the estimated fair value of common stock. The assumptions used in our option pricing model represent our best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, our stock-based compensation expense could be materially different in the future. The resulting fair value, net of actual forfeitures, is recognized on a straight-line basis over the period during which an employee is required to provide service in exchange for the award

These assumptions used in the Black-Scholes option pricing model, other than the fair value of our common stock, are estimated as follows:

●	Expected volatility. Since a public market for our common stock did not exist prior to our IPO in October 2021 and, therefore, we do not have an extensive trading history of our common stock, we estimated the expected volatility based on the volatility of similar publicly-held entities (guideline companies) over a period equivalent to the expected term of the awards. In evaluating the similarity of guideline companies to us, we considered factors such as industry, stage of life cycle, size, and financial leverage. We intend to continue to consistently apply this process using the same or similar guideline companies to estimate the expected volatility until sufficient historical information regarding the volatility of the share price of our common stock becomes available.

●	Expected term. We estimate the expected term using the simplified method, as we do not have sufficient historical exercise activity to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The simplified method calculates the average period the stock options are expected to remain outstanding as the midpoint between the vesting date and the contractual expiration date of the award.

●	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for maturities corresponding with the expected term of the option.

●	Expected dividend yield. We have never declared or paid any dividends and do not presently plan to pay dividends in the foreseeable future. Consequently, we use an expected dividend yield of zero.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

We are required to estimate the fair value of the common stock underlying our stock-based awards when performing fair value calculations

Historically for all periods prior to our IPO, given the absence of a public trading market for our common stock, and in accordance with the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately-Held Company Equity Securities Issued as Compensation, we exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of our common stock including:

●	contemporaneous valuations performed at periodic intervals by unrelated third-party specialists

●	our actual operating and financial performance.

●	relevant precedent transactions involving our capital stock;

●	likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given prevailing market conditions and the nature and history of our business;

●	market multiples of comparable companies in our industry;

●	stage of development.

●	industry information such as market size and growth;

●	illiquidity of stock-based awards involving securities in a private company; and

In valuing our common stock prior to our IPO, our board of directors determined the enterprise value of our company using both the income approach and market approach valuation methods. The income approach estimates value based on the expectation of future cash flows that a company will generate. These future cash flows are discounted to their present values using a discount rate based on the cost of capital at a company’s stage of development. The market approach estimates value based on a comparison of the subject company to comparable public companies in a similar line of business. From the comparable companies, a representative market value multiple is determined and then applied to the subject company’s financial results to estimate the enterprise value of the subject company.

A summary of option activity under the employee share option plan as of December 31, 2022, and changes during the year then period is presented below.

Schedule of stock option activity

	Options		Shares of Stock
	No. of Options	Weighted Average Price	No. of Shares	Weighted Average Price	Total
Balance available under the plan as at December 31, 2022	208,514	—	—	—	208,514
Additions to the plan	200,000				200,000
Incentive Stock Options (ISO)		—	—	—
Non-Qualified Stock Options (NSO)	88,076	3.6	—	—	88,076
Cancelled/expired/exercised	12,386	4.0	—	—	12,386
Balance available under the plan as of March 31, 2023	332,824	—	—	—	332,824
Cancelled/expired/exercised	11,226	3.6	—	—	11,226
Issued	70,000	3.9	—	—	70,000
Balance available under the plan as of June 30, 2023	274,050	—			274,050
Cancelled/expired/exercised	125,956	4.3	—	—	4,786
Issued	25,000	4.6	—	—	25,000
Balance available under the plan as of September 30, 2023	375,006	—	—	—	375,006

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

The following table summarizes the activities for our unvested options for the quarter ended September 30, 2023

Schedule of unvested options

	Number of options	Weighted average Grant Date Fair Value Per Option
Unvested on December 31, 2022	69,600	5.3
Granted	88,076	3.6
Vested	(54,663)	5.1
Forfeited	—	—
Unvested on March 31, 2023	103,013	4.0
Granted	—	—
Vested	(18,657)	6.4
Forfeited	—	—
Unvested on June 30, 2023	84,356	3.7
Granted	52,042	3.9
Vested	—	—
Forfeited	—	—
Unvested on September 30, 2023	136,398	4.0

The weighted-average grant date fair value of options granted during the quarter ended September 30, 2023 was $3.9 and $3.6 during the quarter ended September 30, 2022. The fair value as of the respective vesting dates of options that vested during the quarter ended September 30, 2023, was $0 and $278 during the quarter ended September 30, 2022.

As of September 30, 2023, there was $546 of unrecognized share-based compensation expense related to unvested options. This unrecognized compensation expense is expected to be recognized over a weighted-average period of approximately two years based on vesting under the award service conditions.

Schedule of assumptions

Fair value assumptions	2023	2022
Expected volatility	45%-52%	45%-52%
Expected terms (in years)	4	3
Risk-free interest rate	4.60%-5.46%	1.48%-2.18%
Dividend yield	0%	0%

13) Net Income per share

The Company presents basic and diluted earnings per share (“EPS”) data for its common stock. Basic EPS is calculated by dividing the net income attributable to stockholders of the Company by the weighted average number of shares of common stock outstanding during the period. Diluted EPS is determined by adjusting the net income attributable to stockholders of the Company and the weighted average number of shares of common stock outstanding during the period for the effects of all dilutive potential common shares, including awards under stock-based compensation arrangements.

HEALTHCARE TRIANGLE, INC.

Notes To Condensed Consolidated Financial Statements

(Unaudited)

(In thousands except share and per share data)

The Company’s unvested restricted stock awards are considered participating securities under FASB Codification topic, Earnings Per Share, because they entitle holders to non-forfeitable rights to dividends until the awards vest or are forfeited. When a company has a security that qualifies as a “participating security,” the Codification requires the use of the two-class method when computing basic EPS. The two-class method is an earnings allocation formula that determines EPS for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. In determining the amount of net income to allocate to common stockholders, income is allocated to both common stock and participating securities based on their respective weighted average shares outstanding for the period, with net income attributable to common stockholders ultimately equaling net income less net income attributable to participating securities. Diluted EPS for the Company’s common stock is computed using the more dilutive of the two-class method or the treasury stock method.

The company has 609,756 warrants that are exercisable at weighted average price of $5.22 on September 30, 2023, and 683,935 warrants that are exercisable at weighted average price of $5.64 at September 30, 2022.

The company has 185,434 options that are vested and exercisable on September 30,2023.

Schedule of earning per share

	Three Months Ended September 30,
	2023	2022
Net income attributable to common stockholders	$(1,943)	$(2,339)
Weighted average shares outstanding used in basic per common share computations	4,228,340	3,602,289
Basic /Diluted EPS	$(0.46)	$(0.64)

14) Subsequent Events

For the quarter ended September 30, 2023, the Company has evaluated subsequent events through November 13, 2023 the date, which the financial statements were available to be issued. No reportable subsequent events have occurred through November 13, 2023, which would have a significant effect on the financial statements as of September 30, 2023.

Up to 12,183,612 Shares of Common Stock

HEALTHCARE TRIANGLE, INC.

PROSPECTUS

, 2024

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common shares being registered. All amounts, other than the SEC registration fee and FINRA filing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$5,358.93
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$77,500.00
Transfer agent fees and expenses	$2,000.00
Miscellaneous fees and expenses	$141.07
Total	$90,000.00

Item 14. Indemnification of Directors and Officers

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company, by reason of his acting as a director or officer of the Company or any of its subsidiaries (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Company has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers, and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

Private Placement in December 2023

On December 28, 2023, the Company entered into the Securities Purchase Agreement with the selling stockholder, pursuant to which the Company agreed to issue to the selling stockholder, in a private placement (the “Private Placement”), Senior Secured 15% Original Issue Discount Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of up to $5,200,000 which will result in gross proceeds to the Company in the amount of up to $4,420,000 due to the original issue discount, and warrants (the “Warrants”) to purchase a number of shares of the Company’s common stock (the “Warrant Shares”) equal to 50% of the face value of the Notes divided by the volume weighted average price, in three tranches.

Under the first tranche of funding, which closed upon signing of the Securities Purchase Agreement on December 28, 2023, the Company issued a Note to the Investor in the principal amount of $2,000,000 which resulted in gross proceeds to the Company of $1,700,000 (the “First Tranche Note”) and Warrants to purchase up to an aggregate of 357,500 Warrant Shares (the “First Tranche Warrants”).

Each Note matures 18 months after issuance, does not bear any interest unless an event of default occurs, in which case the Note will bear interest at an annual rate of 18%, and is convertible into shares of the Company’s Common Stock (the “Conversion Shares”) at an initial conversion price equal to $3.44688, provided that if an event of default has occurred and is continuing without cure, the conversion price will be the lesser of (i) $3.44688, (ii) 95% of the average of the three lowest daily volume weighted average prices of the Common Stock during the 20 trading days immediately preceding the notice of conversion of the Note, and (iii) 80% of the lowest daily volume weighted average price in the 10 trading days immediately preceding the applicable conversion date, subject to adjustment as further specified in the Note. Each Note is fully repayable in cash upon maturity. In addition, the Investor has the option of requiring prepayment of up to 25% of the issuance amount of a subsequent financing.

The Warrants are exercisable at an initial exercise price of $3.44688 per share, subject to adjustment. The Warrants carry a 5-year term and, if not exercised, will terminate on December 28, 2028.

The securities were issued and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder since, among other things, the issuance was made without any public solicitation to a limited number of accredited investors and/or qualified institutional buyers and were acquired for investment purposes only.

Issuances of Common Stock

From December 1, 2020 to February 1, 2021, we issued 151,875 shares of common stock to various consultants and vendors for services rendered at an agreed upon price of $4.00 per share.

We issued 393,000 shares of common stock (the “Shares”), a Pre-Funded Warrant (the “Pre-Funded Warrant”) to purchase up to an aggregate of 216,756 shares of the Company’s common stock (the “Warrant Shares”) and Preferred Investment Options (the “Preferred Investment Options”) to purchase up to an aggregate of 609,756 shares of common stock (the “PIO Shares” and together with the Shares, Pre-Funded Warrant and the Warrant Shares, the “Securities”) pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of July 10, 2022, between us and a single purchaser. In addition to this, in connection with this offering, we also issued to the Placement Agent, or its designees, Placement Agent Preferred Investment Options to purchase up to an aggregate of 42,683 shares of the Company’s common stock.

The issuance of the common stock listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities was made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Issuances of Warrants

From December 29, 2020, to February 10, 2021, we issued warrants to purchase 80,755 shares of the Company’s common stock at a per share exercise price equal to $32.40.

The issuance of the warrants listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Option Grants

On January 1, 2021, we issued 80,750 incentive stock options to 56 of our employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan. All of the Employee Stock Options are exercisable at a per share exercise price of $4.00 and vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

In July of 2021, we issued 32,400 incentive stock options to 6 of our employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan (the “Plan”) at an exercise price of $4.00. Out of these granted incentive stock options, 26,250 have vested and 3,750 vest over a one-year period. All the other Employee Stock Options vest over a four-year period. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

In January of 2021, we issued 45,200 non-qualified stock options to various employees of the Parent and consultants for services rendered (“Non-Employee Stock Options”) at an exercise price of $4.00 per option. The Non-Employee Stock Options vest over a four-year period. The Non-Employee Stock Options issued to employees of the Parent terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant. The Non-Employee Stock Options issued to consultants terminate on the earlier of 90 days after the applicable consultant’s termination and 10 years after the date of the grant.

In January of 2021, three of our then directors, Vivek Prakash, Lakshmanan Kannappan and Shibu Kizhakevilayil, were each granted 5,000 non-qualified stock options (“Director Stock Option”) that are exercisable for $4.00 per option. The Director Stock Options vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Director Stock Options terminate on the earlier of 90 days after the applicable director’s termination from the board and 10 years after the date of the grant.

The issuance of the options listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Issuances of Notes

During the period commencing December 29, 2020, and ending on February 10, 2021, we entered into several securities purchase agreements with certain accredited investors pursuant to which we issued 10% Convertible Promissory Notes in the aggregate principal amount of $4,244,940.

The issuance of the Notes listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Issuance of Series A Super Voting Preferred Stock

On July 12, 2021, we issued 6,000 shares of its Series A Super Voting Preferred Stock to Mr. Suresh Venkatachari pursuant to the terms of his employment agreement. Each share of Series A Super Voting Preferred Stock is entitled to 1,000 votes per share.

The issuance of the Series A Super Voting Preferred Stock was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to the Company’s Chief Executive Officer who is an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 16. Exhibits.

(a)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company(1)
3.2	Bylaws of the Company(1)
3.3	Amendment to Certificate of Incorporation of the Company(1)
3.4	Series A Super Voting Preferred Stock Certificate of Designation(1)
3.5	Series A Super Voting Preferred Stock Amended and Restated Certificate of Designations(1)
4.1	Form of Representative’s Warrant(1)
4.2	Form of Common Stock Purchase Warrant(4)
4.3	Form of Senior Secured 15% Original Issue Discount Convertible Promissory Note(4)
5.1	Opinion of Sichenzia Ross Ference Carmel LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 filed on January 12, 2024)
10.1	Asset Transfer Agreement, dated January 1, 2020 between the Company and SecureKloud Technologies, Inc(1)
10.2	Equity Purchase Agreement, dated May 8, 2020 between the Company and SecureKloud Technologies, Inc. (1)
10.3	Form of Common Stock Securities Purchase Agreement(1)
10.4	Form of 10% Convertible Promissory Note issued pursuant to the Securities Purchase Agreement(1)
10.5	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement(1)
10.6	The Company’s 2020 Stock Incentive Plan(1)
10.7	Form of Grant(1)

10.8	Master Services Agreement dated January 1, 2020 between the Company and SecureKloud Technologies, Inc.(1)
10.9	Shared Services Agreement dated January 1, 2020 between the Company and SecureKloud Technologies, Inc.(1)
10.10	Rental Sublease Agreement dated January 4, 2020 between SecureKloud Technologies, Inc. and the Company(1)
10.11	IT Master Services Agreement effective as of May 1, 2017 between F. Hoffmann-La Roche Ltd and the Company(1)
10.12	Form of Statement of Work under Master Services Agreement between F. Hoffmann-La Roche Ltd and the Company(1)
10.13	Form of Common Stock Purchase Warrant to be issued to the Placement Agent for the Note and Warrant Private Offering(1)
10.14	Share Purchase Agreement, dated December 10, 2021, among Healthcare Triangle, Inc., Devcool, Inc., Go To Assistance Inc., and Mr. Sandeep Deokule(2)
10.15	Convertible Promissory Note, dated December 10, 2021 made to Go To Assistance Inc(3)
10.16	Consulting Agreement dated December 10, 2021 between the Company and Sandeep Deokule(3)
10.17	Form of Securities Purchase Agreement, dated as of December 28, 2023, by and between the Company and the Investor(4)
10.18	Form of Registration Rights Agreement, dated as of December 28, 2023, by and between the Company and the Investor(4)
10.19	Security Agreement, dated as of December 28, 2023, by and between the Company, Devcool, and the Investor(4)
10.20	Pledge Agreement, dated as of December 28, 2023, by and between the Company and the Investor(4)
10.21	Subsidiary Guarantee, dated as of December 28, 2023, by and between the Company, Devcool, and the Investor(4)
10.22	Intercreditor Agreement, dated as of December 28, 2023, by and between Seacoast National Bank and the Investor(4)
10.23*	Supplier Master Services Agreement, dated as of August 10, 2021, by and between Guidant Global, Inc., and Devcool, Inc.
10.24	Termination Letter, dated as of January 30, 2024(5)
21.1	List of Subsidiaries of the Company(1)
23.1*	Consent of BF Borgers CPA PC
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
107	Exhibit Filing Fees
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith
(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-259180), filed with the SEC on October 8, 2021.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2021.
(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 28, 2023, as amended.
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 2, 2024, as amended.

(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 2, 2024, as amended.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 9, 2024.

Healthcare Triangle, Inc.

By:	/s/ Dave Rosa
Dave Rosa
Chairman of the Board and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Dave Rosa	Chairman of the Board and Director	February 9, 2024
Dave Rosa

/s/ Thyagarajan Ramachandran	Chief Financial Officer	February 9, 2024
Thyagarajan Ramachandran	(principal financial and accounting officer)

/s/ Shibu Kizhakevilayil	Head of M&A and Director	February 9, 2024
Shibu Kizhakevilayil

/s/ Ronald McClurg	Director	February 9, 2024
Ronald McClurg

/s/ Jainal Bhuiyan	Director	February 9, 2024
Jainal Bhuiyan